Filed Pursuant to Rule 424(b)(5)
File No. 333-282816
PROSPECTUS SUPPLEMENT
(To Prospectus dated October 24, 2024)
$725,000,000

Veralto Corporation
4.850% Senior Notes due 2032

We are offering $725,000,000 aggregate principal amount of 4.850% senior notes due 2032 (the “notes”).
The notes will bear interest at the rate of 4.850% per annum and mature on January 15, 2032. The notes will pay interest semi-annually in cash in arrears on January 15 and July 15 of each year, beginning on January 15, 2027. The notes will be issued only in minimum denominations of $2,000 and integral multiples of $1,000 in excess thereof.
We may redeem the notes, in whole or in part, at any time and from time to time prior to their maturity at the applicable redemption price described herein under the caption “Description of Notes—Optional Redemption.” If a change of control triggering event (as defined herein) occurs, we may be required to repurchase some or all of the notes from their holders at a purchase price equal to 101% of the aggregate principal amount thereof, plus accrued and unpaid interest to, but excluding, the repurchase date. See “Description of Notes—Change of Control Triggering Event.” There will be no sinking fund for the notes.
The notes will be our unsecured, unsubordinated obligations and will rank equally in right of payment with all of our existing and future unsecured, unsubordinated indebtedness, and will rank senior to any subordinated indebtedness that we may incur. The notes will be effectively subordinated to all of our existing and any future secured indebtedness to the extent of the value of the assets securing such indebtedness, and structurally subordinated to all existing and any future indebtedness and other liabilities of our subsidiaries.
Investing in the notes involves risks. You should read this prospectus supplement and the accompanying prospectus carefully before you make your investment decision. See “Risk Factors” beginning on page S-10 of this prospectus supplement, as well as documents we file with the Securities and Exchange Commission (the “SEC”) that are incorporated by reference herein for more information.

	Public Offering Price(1)	Underwriting Discount	Proceeds, Before Expenses, to Us
Per note	99.996%	0.600%	99.396%
Total	$724,971,000	$4,350,000	$720,621,000

(1)	Plus accrued interest, if any, from the date of original issuance.
Neither the SEC nor any state securities commission has approved or disapproved of these securities, or determined if this prospectus supplement or the accompanying prospectus is truthful or complete. Any representation to the contrary is a criminal offense.
The notes are a new issue of securities with no established trading market. We do not intend to apply for the notes to be listed on any securities exchange or to arrange for the notes to be quoted on any quotation system.
The notes will be ready for delivery in book-entry form only through the facilities of The Depository Trust Company (“DTC”) for the accounts of its participants, including Euroclear Bank SA/NV, as operator of the Euroclear System (“Euroclear”), and Clearstream Banking S.A. (“Clearstream”), on or about June 1, 2026.
Joint Book-Running Managers

BofA Securities	Citigroup	J.P. Morgan

Deutsche Bank Securities	HSBC	RBC Capital Markets

Co-Managers

Barclays	BNP PARIBAS	Scotiabank	US Bancorp	Wells Fargo Securities

The date of this prospectus supplement is May 27, 2026.

Prospectus Supplement
Prospectus
S-i

ABOUT THIS PROSPECTUS SUPPLEMENT
This document is in two parts. The first part is this prospectus supplement, which describes the specific terms of the offering of the notes and other matters relating to us and our financial condition. The second part is the accompanying base prospectus, which gives more general information about securities we may offer from time to time, some of which does not apply to the notes we are offering. Generally, when we refer to the prospectus, we are referring to both parts of this document combined. To the extent there is a conflict between the information contained in this prospectus supplement and the information contained in the accompanying prospectus or any document incorporated by reference therein filed prior to the date of this prospectus supplement, you should rely on the information in this prospectus supplement; provided that if any statement in one of these documents is inconsistent with a statement in another document having a later date—for example, a document incorporated by reference in the accompanying prospectus—the statement in the document having the later date modifies or supersedes the earlier statement. You should read this prospectus supplement, any related free writing prospectus that we provide to you and the accompanying prospectus, together with the additional information described under the headings “Where You Can Find More Information” and “Incorporation by Reference” elsewhere in this prospectus supplement.
Except as the context otherwise requires, or as otherwise specified or used in this prospectus supplement or the accompanying prospectus, the terms “we,” “our,” “us,” “the Company,” and “Veralto” refer to Veralto Corporation and its consolidated subsidiaries.
References in this prospectus supplement to “U.S. dollars,” “U.S. $” or “$” are to the currency of the United States of America.
This prospectus supplement, any related free writing prospectus that we provide to you and the accompanying prospectus may be used only for the purpose for which they have been prepared. No one is authorized to give information other than that contained in or incorporated by reference into this prospectus supplement, any related free writing prospectus that we provide to you and the accompanying prospectus. We have not, and the underwriters have not, authorized any other person to provide you with different information. Neither we nor any of the underwriters or their affiliates take any responsibility for, nor can we or any of the underwriters or their affiliates provide any assurance as to the reliability of, any information that others may give you.
You should assume that the information appearing in this prospectus supplement, any related free writing prospectus that we provide to you, the accompanying prospectus and the documents incorporated by reference are accurate only as of their respective dates. Our business, financial condition, results of operations and prospects may have changed since those dates. Neither this prospectus supplement, any related free writing prospectus that we provide to you nor the accompanying prospectus constitutes an offer, or a solicitation on our behalf or on behalf of the underwriters, to subscribe for and purchase any of the notes and may not be used for or in connection with an offer or solicitation by anyone in any jurisdiction in which such an offer or solicitation is not authorized or to any person to whom it is unlawful to make such an offer or solicitation.
You should not consider any information in this prospectus supplement, any related free writing prospectus or the accompanying prospectus to be investment, legal or tax advice. You should consult your own counsel, accountant and other advisors for legal, tax, business, financial and related advice regarding the purchase of the notes. We are not making any representation to you regarding the legality of an investment in the notes by you under applicable investment or similar laws.
The notes are offered globally for sale only in those jurisdictions in the United States, Europe, Asia and elsewhere where it is lawful to make such offers. The distribution of this prospectus supplement and the accompanying prospectus and the offering or sale of the notes in some jurisdictions may be restricted by law. Persons outside the United States who receive this prospectus supplement and the accompanying prospectus should inform themselves about and observe any applicable restrictions. This prospectus supplement and the accompanying prospectus may not be used for or in connection with an offer or solicitation by any person in any jurisdiction in which that offer or solicitation is not authorized or to any person to whom it is unlawful to make that offer or solicitation.

CAUTIONARY STATEMENT CONCERNING FORWARD-LOOKING STATEMENTS
Certain statements included or incorporated by reference in this prospectus supplement are “forward-looking statements” within the meaning of the United States federal securities laws. All statements other than historical factual information are forward-looking statements, including, without limitation, statements regarding: projections of revenue, expenses, profit, profit margins, asset values, pricing, tax rates, tax provisions, cash flows, pension and benefit obligations and funding requirements, our liquidity position or other projected financial measures; management’s plans and strategies for future operations, including statements relating to anticipated operating performance, customer demand, cost reductions, restructuring activities, new product and service developments, competitive strengths or market position, acquisitions and the integration thereof, divestitures, spin-offs, split-offs, initial public offerings, other securities offerings or other distributions, strategic opportunities, stock repurchases, dividends and executive compensation; growth, declines and other trends in markets we sell into; the impact of global trade policies, tariffs, restrictions on imports, related countermeasures and reciprocal tariffs; future new or modified laws, regulations, accounting pronouncements or public policy changes; future regulatory approvals and the timing and conditionality thereof; outstanding claims, legal proceedings, tax audits and assessments and other contingent liabilities; future foreign currency exchange rates and fluctuations in those rates; results of operations and/or financial condition; general economic and capital markets conditions; the anticipated timing of any of the foregoing; assumptions underlying any of the foregoing; and any other statements that address events or developments that we intend or believe will or may occur in the future. Terminology such as “believe,” “anticipate,” “assume,” “continue,” “should,” “could,” “intend,” “will,” “plan,” “aim,” “expect,” “estimate,” “project,” “target,” “can,” “may,” “possible,” “potential,” “upcoming,” “forecast” and “positioned” and similar references to future periods are intended to identify forward-looking statements, although not all forward-looking statements are accompanied by such words. Forward-looking statements are based on assumptions and assessments made by our management in light of their experience and perceptions of historical trends, current conditions, expected future developments and other factors they believe to be appropriate.
Important factors that could cause actual results to differ materially from those envisaged in the forward-looking statements include the following:
Business and Strategic Risks
•
Conditions in the global economy, including the current conflict in the Middle East and changes in trade and tariff policies, the particular markets we serve and the financial markets can adversely affect our business and financial statements.

•
The U.S. government has imposed and may continue to impose significant tariffs or other restrictions on foreign imports, and such trade restrictions or related countermeasures taken by impacted foreign countries could adversely affect our business and financial statements.

•
We face intense competition and if we are unable to compete effectively, we may experience decreased demand and decreased market share. Even if we compete effectively, we may be required to reduce the prices we charge.

•	Our growth depends on the timely development and commercialization, and customer acceptance, of new and enhanced products and services based on technological innovation.
•	Uncertainties with respect to the development, deployment, and use of artificial intelligence in our business and products may adversely affect our business and financial statements.
•	Non-U.S. economic, political, legal, compliance, social and business factors can adversely affect our business and financial statements.
•	Our growth can also suffer if the markets into which we sell our products and services decline, do not grow as anticipated or experience cyclicality.
Acquisitions, Divestitures and Investment Risks
•
Any inability to consummate acquisitions at our historical rate and appropriate prices, and to make appropriate investments that support our long-term strategy, could negatively impact our business. Our acquisition of businesses, investments, or other strategic relationships could also negatively impact our business and financial statements and our indemnification or insurance rights may not fully protect us from liabilities related thereto.

•	Divestitures or other dispositions could adversely affect our business and financial statements.

Operational Risks
•	Significant disruptions in, or breaches in security of, our information technology (“IT”) systems or data or violations of data privacy laws can adversely affect our business and financial statements.
•	Defects and unanticipated use or inadequate disclosure with respect to our products or services, or allegations thereof, can adversely affect our business and financial statements.
•	If we suffer loss to our facilities, supply chains, distribution systems or information technology systems due to catastrophe or other events, our operations could be seriously harmed.
•
Climate change and sustainability matters, legal or regulatory measures to address climate change and sustainability matters, and any inability on our part to address related stakeholder expectations may negatively affect us.

•	Our financial results are subject to fluctuations in the cost and availability of the supplies that we use in, and the labor we need for, our operations.
•	Our success depends on our ability to recruit, retain and motivate talented employees representing diverse backgrounds, experiences and skill sets.
•	Our restructuring actions could result in unexpected costs, may not achieve the anticipated benefits and can have long-term adverse effects on our business and financial statements.
Intellectual Property Risks
•
If we are unable to adequately protect our intellectual property, or if third parties infringe our intellectual property rights, we may suffer competitive injury or expend significant resources enforcing our rights. These risks are particularly pronounced in countries in which we do business that do not have levels of protection of intellectual property comparable to the United States.

•
Third parties from time to time claim that we are infringing or misappropriating their intellectual property rights and we could suffer significant litigation expenses, losses or licensing expenses or be prevented from selling products or services.

Financial and Tax Risks
•
Our existing and future indebtedness may limit our operations and our use of our cash flow and negatively impact our credit ratings; and any failure to comply with the covenants that apply to our indebtedness could adversely affect our business and financial statements.

•	We may be required to recognize impairment charges for our goodwill and other intangible assets.
•	Foreign currency exchange rates can adversely affect our financial statements.
•
Changes in our tax rates or exposure to additional income tax liabilities or assessments could affect our earnings. In addition, challenges to tax positions taken through audits by tax authorities could result in additional tax payments for prior periods.

•	Changes in tax law relating to multinational corporations could adversely affect our tax position.
Legal, Regulatory, Compliance and Reputational Risks
•	Our businesses are subject to extensive regulation, and failure to comply with those regulations could adversely affect our business and financial statements.
•
We are subject to or otherwise responsible for a variety of litigation and other legal and regulatory proceedings in the course of our business that can adversely affect our business and financial statements.

•	Our operations, products and services expose us to the risk of environmental, health and safety liabilities, costs and violations that could adversely affect our business and financial statements.
•	Certain provisions in our certificate of incorporation and bylaws, and of Delaware law, may prevent or delay an acquisition of us, which could decrease the trading price of our common stock.

•	The forum selection provisions under our certificate of incorporation could discourage lawsuits against us and our directors, officers, employees and stockholders.
•
If we are unable to maintain effective internal control over financial reporting in the future, investors may lose confidence in the accuracy and completeness of our financial reports and the market price of our common stock may be negatively affected.

Forward-looking statements are not guarantees of future performance and actual results may differ materially from the results, developments and business decisions contemplated by our forward-looking statements. Accordingly, you should not place undue reliance on any such forward-looking statements.
See the risk factors included in this prospectus supplement and in our periodic reports filed with the SEC under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), which are incorporated by reference in this prospectus supplement for a further discussion regarding reasons that actual results may differ materially from the results, developments and business decisions contemplated by our forward-looking statements. Forward-looking statements speak only as of the date of the report, document, or other communication in which they are made. Except to the extent required by applicable law, we do not assume any obligation to update or revise any forward-looking statement, whether as a result of new information, future events and developments or otherwise.

SUMMARY
This summary highlights information contained elsewhere in this prospectus supplement, the accompanying prospectus and the documents incorporated by reference herein or therein. This summary is not complete and does not contain all of the information that you should consider before deciding whether or not to invest in the notes. You should read carefully this entire prospectus supplement, the accompanying prospectus and the documents incorporated by reference herein and therein.
Our Company
Veralto’s unifying purpose is Safeguarding the World’s Most Vital ResourcesTM. Our diverse group of leading operating companies provide essential technology solutions that monitor, enhance and protect key resources around the globe. We are committed to the advancement of public health and safety and believe we are positioned to support our customers as they address large global challenges including environmental resource sustainability, water scarcity, management of severe weather events, food and pharmaceutical security, and the impact of an aging workforce. For decades, we have used our scientific expertise and innovative technologies to address complex challenges our customers face across regulated industries – including municipal utilities, food and beverage, pharmaceutical and industrials – where the consequence of failure is high. Through our core offerings in water analytics, water treatment, marking and coding, and packaging and color, customers look to our solutions to help ensure the safety, quality, efficiency and reliability of their products, processes and people globally. Veralto is headquartered in Waltham, Massachusetts, with a workforce of approximately 17,000 employees as of December 31, 2025, strategically located in approximately 50 countries.
Veralto operates through two segments - Water Quality (“WQ”) and Product Quality & Innovation (“PQI”). Our businesses within these segments have strong globally recognized brands as a result of our leadership in served markets over several decades. Our WQ segment provides innovative products and services that improve the quality and reliability of water with leading brands including Hach, Trojan Technologies and ChemTreat. Our PQI segment enables our customers to promote consumer trust in their products and help enable product innovation with leading brands including Videojet, Linx, Esko, X-Rite and Pantone. We believe our leading positions result from the strength of our commercial organizations, our legacy of innovation, and our close and long-term connectivity to our customers and knowledge of their workflows, underpinned by our culture of continuous improvement. This has resulted in a large installed base of instruments that drive ongoing consumables and software sales to support our customers. As a result, our business generates recurring sales which represented approximately 62 % of total sales during the three months ended April 3, 2026. Our business model also supports a strong margin profile with limited capital expenditure requirements and has generated attractive cash flows. We believe these attributes allow us to deliver financial performance that is resilient across economic cycles.
As a result of our geographic and industry diversity, Veralto faces a variety of opportunities and challenges, including rapid technological development in most of our served markets, the expansion and evolution of high-growth markets, trends and costs associated with a global labor force, consolidation of our competitors and increasing regulation. Veralto operates in a highly competitive business environment in most markets, and our long-term growth and profitability will depend in particular on our ability to identify, consummate and integrate appropriate acquisitions and identify and consummate appropriate investments and strategic partnerships, develop innovative and differentiated new products and services with higher gross profit margins, expand and improve the effectiveness of our sales force, continue to reduce costs and improve operating efficiency and quality, effectively address the demands of an increasingly regulated global environment and expand our business in high-growth geographies and high-growth market segments. We are making significant investments, organically and through acquisitions and investments, to address the rapid pace of technological change in our served markets and to globalize our manufacturing, research and development and customer-facing resources to be responsive to our customers throughout the world and improve the efficiency of our operations. We define high-growth markets as developing markets of the world which include Asia (with the exception of Japan, Australia and New Zealand), Latin America (including Mexico), the Middle East, Eastern Europe and Africa. We define developed markets as all markets of the world that are not high-growth markets.

We also believe that the Veralto Enterprise System (“VES”) provides us with a strong foundation for competitive differentiation. VES is a business management system that consists of a philosophy, processes and tools that guide what Veralto does and measure how well Veralto executes, grounded in a culture of continuous improvement. VES processes and tools are organized around the areas of Operational Excellence, Growth and Leadership, and are rooted in foundational tools known as the VES Fundamentals, which are relevant to every associate and business function. The VES Fundamentals are focused on core competencies such as using visual representations of processes to identify inefficiencies, creating standard work, defining and solving problems in a structured way, and continuously improving processes to drive long-term impact. Veralto uses VES tools to improve our profitability and cash flows, which support our ability to expand our addressable market and improve our market position through investments in areas such as our commercial organization and research and development (“R&D”), including software and digital solutions. Our cash flows also support acquisitions to enhance our product capabilities and expansion into new and attractive markets, which we have successfully done through the acquisition of over 85 businesses over more than two decades.
Corporate Information
Veralto Corporation is a Delaware corporation and was incorporated in 2023 in connection with the separation of Veralto from Danaher Corporation on September 30, 2023 as an independent, publicly traded company, listed on the New York Stock Exchange. The address of Veralto’s principal executive offices is 225 Wyman St., Suite 250, Waltham, Massachusetts 02451. Veralto’s telephone number is 781-755-3655.
Veralto maintains an Internet site at www.veralto.com. Veralto’s website, and the information contained therein, or connected thereto, is not incorporated by reference into this prospectus supplement.

The Offering
The following is a brief summary of some of the terms of this offering. This summary is not intended to be complete. For a more complete description of the terms of the notes, see “Description of Notes” in this prospectus supplement.
Issuer
Veralto Corporation, a Delaware corporation.
Securities Offered
$725,000,000 aggregate principal amount of 4.850% senior notes due 2032.
Maturity
The notes will mature on January 15, 2032.
Interest Rate
The notes will bear interest at a rate of 4.850% per year.
Interest Payment Dates
January 15 and July 15 of each year, commencing on January 15, 2027. Interest will accrue from June 1, 2026.
Ranking
The notes will:
•	be our unsecured, unsubordinated obligations;
•	rank equally in right of payment with all of our existing and future unsecured, unsubordinated indebtedness, liabilities and other obligations;
•	rank senior in right of payment to all of our future indebtedness that is subordinated to the notes;
•	be effectively subordinated in right of payment to all of our existing and future secured indebtedness, to the extent of the value of the assets securing such indebtedness; and
•	be structurally subordinated in right of payment to all existing and future indebtedness, liabilities and other obligations of each of our subsidiaries.
As of April 3, 2026, we had approximately $2.66 billion in outstanding indebtedness. In addition, we have the ability to incur approximately $1.50 billion of additional indebtedness under a revolving credit agreement, and in the future we may incur additional indebtedness.
Use of Proceeds
The net proceeds of this offering will be approximately $718.8 million after deducting the underwriting discount and estimated offering expenses. We intend to use the net proceeds of this offering for general corporate purposes, which may include, without limitation and in our sole discretion, refinancing of outstanding indebtedness, working capital, capital expenditures and satisfaction of other obligations. See “Use of Proceeds.”
Optional Redemption
We may redeem the notes, in whole or in part, at any time and from time to time prior to December 15, 2031, at a price equal to 100% of the principal amount of the notes, plus a “make-whole” premium, which is described under “Description of Notes—Optional Redemption,” plus accrued and unpaid interest to, but excluding, the redemption date.
On or after December 15, 2031, we may redeem all or any part of the notes, at any time or from time to time, at a redemption price equal to 100% of the principal amount of the notes to be redeemed, plus accrued and unpaid interest thereon to, but excluding, the redemption date. See “Description of Notes—Optional Redemption.”
Change of Control
If a change of control triggering event occurs, each holder of notes may require us to repurchase some or all of its notes at a purchase price equal to 101% of the aggregate principal amount of the notes, plus accrued and unpaid interest to, but excluding, the repurchase date. A change of control triggering event means the occurrence of both a change of control and a rating event. See “Description of Notes—Change of Control Triggering Event.”
Certain Covenants
The indenture governing the notes will restrict our ability and the ability of our subsidiaries to, among other things:
•	incur certain debt secured by liens;
•	engage in sale and leaseback transactions; and
•	consolidate with, sell, lease, convey or otherwise transfer all or substantially all of our assets to, or merge with or into, any other person or entity;
These covenants will be subject to a number of important qualifications and limitations. See “Description of Notes—Certain Covenants.”
Listing and Trading
The notes are a new issue of securities with no established trading market. We do not intend to apply to list the notes on any securities exchange.
Additional Notes
We may from time to time, without notice to, or the consent of, the holders of the notes, create and issue additional notes of the series offered hereby ranking equally and ratably with the notes and having the same terms and conditions in all respects (or in all respects except for the issue date, issue price and, to the extent applicable, the payment of interest accruing prior to the issue date of such additional notes or the first payment of interest following the issue date of such additional notes), so that such additional notes will be consolidated and form a single series with the notes offered hereby and will have the same terms as to status, redemption or otherwise as the notes offered hereby, provided that if such additional notes are not fungible with the original notes for U.S. federal income tax purposes, such additional notes will have separate CUSIP and ISIN numbers.

Risk Factors
An investment in the notes involves risk. You should carefully consider the information set forth in the section of this prospectus supplement entitled “Risk Factors” beginning on page S-10, as well as other information included or incorporated by reference in this prospectus supplement and the accompanying prospectus, before deciding whether to invest in the notes.
Governing Law
The indenture and the notes will be governed by laws of the State of New York.
Trustee
Deutsche Bank Trust Company Americas.

RISK FACTORS
In addition to the other information in this prospectus supplement, you should carefully consider the following factors, as well as the risk factors in the documents and reports filed with the SEC that are incorporated by reference herein, such as the risk factors under the heading “Risk Factors” in our Annual Report on Form 10-K for the year ended December 31, 2025, before buying the notes. The risks described below are not the only risks we face. Additional risks not presently known to us or that we currently deem immaterial may also impair our business operations, financial results and cash flows. Any of these risks could cause actual results to differ materially from those indicated by forward-looking statements made in this prospectus supplement and presented elsewhere by management from time to time.
Risks Related to the Notes
We are a holding company and conduct substantially all of our operations through our subsidiaries. We will depend on our subsidiaries for funds to meet our obligations under the notes.
We are a holding company and conduct substantially all of our operations through our subsidiaries. Our principal source of funds, including funds to make payments pursuant to the notes, are dividends, distributions, loans or other payments from our subsidiaries. None of our subsidiaries will be under any direct obligation to pay or otherwise fund amounts due on the notes, whether in the form of dividends, distributions, loans or other payments to us. In addition, there may be statutory and regulatory limitations on the payment of dividends from certain of our subsidiaries. If sufficient funds are not able to be transferred to us from our subsidiaries, or sufficient cash or liquidity is not otherwise available, we may not be able to make principal or interest payments on outstanding debt, including under the notes. In addition, our subsidiaries will be permitted under the terms of the indenture governing the notes to incur additional indebtedness that may restrict or prohibit the making of distributions, the payment of dividends or the making of loans by such subsidiaries to us. Our credit facility restricts, and any debt agreements we may enter into in the future may restrict, our ability to raise additional debt or equity capital, and, as a result, we may not be able to meet our obligations under the notes. We cannot assure you that the agreements governing the current and future indebtedness of our subsidiaries will permit such subsidiaries to provide us with sufficient dividends, distributions or loans to fund payments on the notes when due.
To service our indebtedness, we will require a significant amount of cash. Our ability to generate and access cash depends on many factors beyond our control.
Our ability to make payments on, and to refinance, our indebtedness, including the notes, and to fund planned capital expenditures will depend on our ability to generate cash in the future. This is subject to general economic, financial, competitive, legislative, regulatory and other factors, many of which are beyond our control. Our business may not generate sufficient cash flow from operations, and we may not have available to us future borrowings in an amount sufficient to enable us to pay our indebtedness, including the notes, or to fund our other liquidity needs. In these circumstances, we may need to refinance all or a portion of our indebtedness, including the notes, on or before maturity. Any refinancing of our debt could be at higher interest rates and may require us to comply with more onerous covenants, which could further restrict our business operations. Our ability to refinance our indebtedness or obtain additional financing depends on, among other things:
•	our financial condition at the time;
•	restrictions in the agreements governing our indebtedness, including the indenture governing the Notes; and
•	the condition of the financial markets and the industry in which we operate.
As a result, we may not be able to refinance any of our indebtedness, including the notes, on commercially reasonable terms or at all. Without this financing, we could be forced to sell assets to make up for any shortfall in our payment obligations under unfavorable circumstances. In addition, we may not be able to sell assets quickly enough or for sufficient amounts to enable us to meet our obligations, including our obligations under the notes.

We have incurred a significant amount of debt, and our debt may continue to increase. Our existing and future indebtedness may limit our operations and our use of our cash flow and negatively impact our credit ratings; and any failure to comply with the covenants that apply to our indebtedness could adversely affect our business and financial statements.
As of April 3, 2026, we had approximately $2.66 billion in outstanding indebtedness. In addition, we had the ability to incur approximately $1.50 billion of additional indebtedness under a revolving credit agreement, and in the future we may incur additional indebtedness. As of the date of this prospectus supplement, after giving effect to this offering, we would have had approximately $3.39 billion in outstanding indebtedness and the ability to incur approximately $1.50 billion of additional indebtedness in direct borrowings. Our debt level and related debt service obligations can have negative consequences, including (1) requiring us to dedicate significant cash flow from operations to the payment of principal and interest on our debt, which reduces the funds we have available for other purposes such as acquisitions and other investments; (2) reducing our flexibility in planning for or reacting to changes in our business and market conditions; and (3) exposing us to interest rate risk on any variable rate debt we may issue. If our credit ratings are downgraded or put on watch for a potential downgrade, we may not be able to sell additional debt securities or borrow money in the amounts, at the times or interest rates or upon the more favorable terms and conditions that might be available if our current credit ratings were maintained.
Our credit facilities and long-term debt obligations also impose certain restrictions on us, including certain restrictions on our ability to incur liens on our assets, and a requirement under our credit facilities to maintain a consolidated net leverage ratio (the ratio of consolidated net indebtedness to consolidated EBITDA) of 3.75 to 1.0 or less. The maximum consolidated net leverage ratio will be increased to 4.25 to 1.00 for the four consecutive full fiscal quarters immediately following the consummation of any material acquisition (as defined by the credit facilities) by us. If we breach any of these restrictions and cannot obtain a waiver from the lenders on favorable terms, subject to applicable cure periods, the outstanding indebtedness (and any other indebtedness with cross-default provisions) could be declared immediately due and payable, which would adversely affect our business and financial statements (including our liquidity). If we add new debt in the future, the risks described above would increase.
The notes will not be guaranteed by any of our subsidiaries and will be structurally subordinated to the debt and other liabilities of our subsidiaries.
The notes will be our obligations only and will not be guaranteed by any of our subsidiaries. As a result, the notes will be structurally subordinated to all indebtedness and other liabilities (including liabilities to trade creditors) of our subsidiaries which means that creditors of our subsidiaries will have priority with respect to the assets of such subsidiaries over our claims (and therefore the claims of our creditors, including holders of the notes).
The notes will be unsecured and therefore will be effectively subordinated to all of our future secured debt.
The notes will not be secured. As of the date of this prospectus supplement, we did not have any secured indebtedness outstanding. However, if we incur secured indebtedness in the future, the notes will be effectively subordinated to such secured indebtedness to the extent of the value of the assets securing such indebtedness. In the event of our bankruptcy, liquidation, reorganization or other winding up, the assets that secure such indebtedness will be available to pay obligations on the notes only after the secured indebtedness has been repaid in full from these assets. There may not be sufficient assets remaining to pay amounts due on some or all of the notes then outstanding. In addition, if we or our subsidiaries fail to meet payment or other obligations under any such secured indebtedness, the holders of that secured indebtedness would be entitled to foreclose on our assets securing that secured debt and liquidate those assets. Accordingly, we may not have sufficient funds to pay amounts due on the notes. As a result, you may lose a portion of or the entire value of your investment in the notes.
We may not be able to repurchase all of the notes upon a change of control triggering event.
As described under “Description of Notes—Change of Control Triggering Event,” we may be required to offer to repurchase the notes upon the occurrence of a change of control triggering event. We may not have sufficient funds to repurchase the notes in cash at that time or have the ability to arrange necessary financing on acceptable terms. In addition, the terms of our other debt agreements or applicable law may limit our ability to repurchase the notes for cash. The occurrence of a change of control could also constitute an event of default under our credit facility and under our other indebtedness. Our bank lenders may have the right to prohibit a repurchase upon a change of control triggering event, in which event we would seek to obtain waivers from the required lenders under our credit facility, but we may not be successful in obtaining such waivers. Failure to repurchase the notes as required under the indenture governing the notes would result in a default under the indenture, which could have material adverse consequences for us and for holders of the notes.
Holders of the notes may not be able to determine when a change of control giving rise to their right to have the notes repurchased has occurred following a sale, transfer, conveyance or other disposition of “substantially all” of our assets.
The definition of change of control in the indenture governing the notes includes a phrase relating to the sale, transfer, conveyance or other disposition of “all or substantially all” of our assets. There is no precise established definition of the phrase “substantially all” under applicable law. Accordingly, the ability of a holder of notes to require us to repurchase the holder’s notes as a result of a sale, transfer, conveyance or other disposition of less than all of our assets to another person may be uncertain. In addition, some important corporate events, such as leveraged recapitalizations or the sale of Veralto to a public company that does not have a majority shareholder, may not, under the indenture, constitute a “change of control” that would require us to repurchase the notes, even though those corporate events could increase the level of our indebtedness or otherwise adversely affect our capital structure, credit ratings or the value of the notes. See “Description of Notes—Change of Control Triggering Event.”
An active trading market for the notes may not develop or be maintained.
The notes constitute a new issue of securities, for which there is no existing trading market. We do not intend to apply for listing of the notes on any securities exchange. We cannot provide you with any assurance regarding whether a trading market for the notes will develop or be maintained, as applicable, the ability of holders of the notes to sell their notes or the prices at which holders may be able to sell their notes. The underwriters have advised us that they currently intend to make a market in the notes. However, the underwriters are not obligated to do so, and any market-making with respect to the notes may be discontinued at any time without notice. If no active trading market develops, you may be unable to resell the notes at their fair market value or at any price.
If a trading market for the notes does develop, changes in our credit ratings or the debt markets could adversely affect the market prices of such notes. The prices for the notes will depend on many factors, including:
•	our credit ratings with major credit rating agencies;
•	the prevailing interest rates being paid by other companies similar to us;
•	our financial condition, financial performance and future prospects; and
•	the overall condition of the financial markets.
The condition of the financial markets and prevailing interest rates have fluctuated significantly in the past and are likely to fluctuate in the future. Such fluctuations could have an adverse effect on the prices of the notes.
In addition, credit rating agencies continually review their ratings for the companies that they follow, including us. A negative change in our rating could have an adverse effect on the prices of the notes.
There are limited covenants in the indenture governing the notes.
The indenture governing the notes contains limited covenants, including those restricting our ability and certain of our subsidiaries’ ability to incur certain debt secured by liens and engage in sale and leaseback transactions. The limitations on incurring debt secured by liens and sale and leaseback transactions contain certain exceptions. In addition, neither we nor any of our subsidiaries are restricted from incurring additional unsecured debt or other liabilities, including additional senior debt, under the indenture. If we incur additional debt or liabilities, our ability to satisfy our obligations on the notes could be adversely affected. We expect that we will from time to time incur additional debt and other liabilities. In addition, we are not restricted under the indenture from paying dividends or issuing or repurchasing our securities. Further, the indenture may permit us and our subsidiaries to engage in certain significant corporate events that would not constitute a “change of control” that would require us to make an offer to repurchase the notes, and changes to the composition of our board of directors may not, by themselves, constitute a “change of control” under the indenture.
There are no financial covenants in the indenture. However, there are financial covenants in the agreements governing certain of our other outstanding indebtedness and there may be financial covenants in the agreements governing our future indebtedness. You are not protected under the indenture in the event of a sudden or significant decline in credit quality or in the event of a highly leveraged transaction, takeover, reorganization, default under our existing indebtedness, restructuring, merger or similar transaction that may adversely affect you, except to the extent described under the sections titled “Description of Notes—Consolidation, Merger and Sale of Assets” and “Description of Notes—Change of Control Triggering Event” in this prospectus supplement.
We may redeem the notes at our option prior to maturity, which may adversely affect your return.
We may redeem the notes, in whole or in part, at our option at any time or from time to time at the applicable redemption prices described in this prospectus supplement. Prevailing interest rates at the time we redeem the notes may be lower than the interest rate on the notes. As a result, you may not be able to reinvest the redemption proceeds in a comparable security at an interest rate equal to or higher than the interest rate on the notes. See the section titled “Description of Notes—Optional Redemption” in this prospectus supplement for a more detailed description of the conditions under which we may redeem the notes.
Increases in prevailing interest rates could adversely impact the trading prices of the notes.
The condition of the financial markets and prevailing interest rates have fluctuated in the past and are likely to fluctuate in the future and increases in prevailing interest rates could have an adverse effect on the trading prices of the notes.
Our credit ratings may not reflect all risks of your investment in the notes.
Any credit ratings assigned or that will be assigned to the notes are limited in scope, and do not address all material risks relating to an investment in the notes, but rather reflect only the view of each rating agency at the time the rating is issued. An explanation of the significance of such rating may be obtained from such rating agency. There can be no assurance that such credit ratings will remain in effect for any given period of time or that a rating will not be lowered, suspended or withdrawn entirely by the applicable rating agencies, if, in such rating agency’s judgment, circumstances so warrant. If our credit ratings are downgraded or put on watch for a further potential downgrade, we may not be able to sell additional debt securities or borrow money in the amounts, at the times or interest rates or upon the more favorable terms and conditions that might be available if our current credit ratings were maintained.
Agency credit ratings are not a recommendation to buy, sell or hold any security. Each agency’s rating should be evaluated independently of any other agency’s rating. Actual or anticipated changes or downgrades in any credit ratings assigned to the notes, including any announcement that such ratings are under further review for a downgrade, could affect the market value of the notes and increase our corporate borrowing costs.

USE OF PROCEEDS
The net proceeds of this offering will be approximately $718.8 million after deducting the underwriting discount and estimated offering expenses.
We intend to use the net proceeds of this offering for general corporate purposes, which may include, without limitation and in our sole discretion, refinancing of outstanding indebtedness, working capital, capital expenditures and satisfaction of other obligations.

DESCRIPTION OF NOTES
The following description of the particular terms of the notes offered hereby supplements, and to the extent it is inconsistent therewith replaces, the description of the general terms and provisions of debt securities in the “Description of Debt Securities” section of the accompanying prospectus, to which description reference is hereby made. Unless the context otherwise indicates, in this “Description of Notes” section, the terms “we,” “our,” “us,” “the Company” and “Veralto” refers to Veralto Corporation only, and not to any of its subsidiaries.
General
The notes will be issued under an indenture to be dated on or about June 1, 2026 (the “Base Indenture”), between us and Deutsche Bank Trust Company Americas, as trustee (the “Trustee”). The Base Indenture will be supplemented by a supplemental indenture to be entered into between us and the Trustee (the Base Indenture, as so supplemented, the “Indenture”). The following statements relating to the notes and the Indenture are summaries of certain provisions thereof and are subject to the detailed provisions of the form of notes and the Indenture, to which reference is hereby made, including the definitions of certain terms therein. Certain provisions of the Indenture are summarized in the accompanying prospectus. We encourage you to read the summaries of the notes and the Indenture in both this prospectus supplement and the accompanying prospectus, as applicable, as well as the form of notes and the Indenture.
The notes will be our general unsecured, unsubordinated obligations and will rank equally in right of payment with all of our existing and future unsecured, unsubordinated indebtedness, and will rank senior to any subordinated indebtedness that we may incur. The notes will be effectively subordinated to all of our existing and any future secured indebtedness to the extent of the value of the assets securing such indebtedness, and structurally subordinated to all existing and any future indebtedness and other liabilities of our subsidiaries. The Indenture does not limit the amount of debt that may be issued by us or our subsidiaries under the Indenture or otherwise. Our subsidiaries will not guarantee any of our obligations under the notes. Our operations are conducted through our subsidiaries and, therefore, we depend on the cash flow of our subsidiaries to meet our obligations, including our obligations under the notes. Any right we have to receive assets of any of our subsidiaries upon such subsidiary’s liquidation or reorganization (and the consequent right of the holders of the notes to participate in those assets) will be structurally subordinated to the claims of that subsidiary’s creditors, except to the extent that we are recognized as a creditor of the subsidiary. The cover page of this prospectus supplement sets forth the aggregate principal amount of the notes.
The notes will be issued only in fully registered book-entry form in denominations of $2,000 and integral multiples of $1,000 in excess thereof. We do not intend to apply to list the notes on any national securities exchange or for inclusion of the notes on any automated dealer quotation system.
Except as provided below under “Certain Covenants—Limitation on Secured Debt,” the Indenture does not limit the amount of debt that we may issue under the Indenture, nor the amount of other debt or securities that we or any of our subsidiaries may issue. We may issue debt securities under the Indenture from time to time in one or more series, each in an amount authorized prior to issuance. Other than the restrictions contained in the Indenture on secured debt and sale/leaseback transactions described below under “Certain Covenants,” and the restrictions described below under “Consolidation, Merger and Sale of Assets,” the Indenture does not contain any covenants or other provisions designed to protect holders of the debt securities in the event we participate in a highly leveraged transaction. In addition, the Indenture does not limit our ability to guarantee any indebtedness of our subsidiaries or any other person.
Except as provided below, the notes will not be subject to redemption, repurchase or repayment at the option of any holder thereof, upon the occurrence of any particular circumstances or otherwise.
Maturity and Interest
The notes will mature on January 15, 2032. The notes will bear interest at 4.850% per annum.
Interest on the notes will accrue from June 1, 2026 and will be payable semi-annually in arrears on     January 15 and July 15 of each year, commencing on January 15, 2027 (each such date being an “Interest Payment Date”), to the persons in whose names the notes are registered at the close of business on the regular record date, whether or not a business day (as defined below), as the case may be. The regular record date for the notes will be the January 1 and July 1, immediately preceding the related Interest Payment Date. Interest on the notes will be computed on the basis of a 360-day year of twelve 30-day months.

If any Interest Payment Date, the maturity date or earlier date of redemption for the notes falls on a day that is not a business day, the required payment will be made on the next business day as if it were made on the date the payment was due and no interest will accrue or otherwise accumulate on the amount so payable for the period from and after such Interest Payment Date, maturity date or date of redemption, as the case may be.
For purposes of the notes, “business day” means any day, other than a Saturday or Sunday or a day on which Federal or State banking institutions in the Borough of Manhattan, The City of New York are authorized or required by law, regulation or executive order to close.
Further Issues
We may from time to time, without notice to, or the consent of, the holders of the notes, create and issue additional notes ranking equally and ratably with the notes offered hereby and having the same terms and conditions as the notes in all respects (or in all respects except for the issue date, issue price and, to the extent applicable, the payment of interest accruing prior to the issue date of such additional notes or the first payment of interest following the issue date of such additional notes), so that such additional notes will be consolidated and form a single series with the notes offered hereby and will have the same terms as to status, redemption or otherwise as the notes offered hereby, provided that if such additional notes are not fungible with the original notes for U.S. federal income tax purposes, such additional notes will have separate CUSIP and ISIN numbers.
Optional Redemption
At any time prior to December 15, 2031 (one month prior to the maturity date of the notes (the “Par Call Date”)), we may redeem the notes at our option, in whole or in part, at any time and from time to time, at a redemption price (expressed as a percentage of principal amount and rounded to three decimal places) equal to the greater of:
i.
(a) the sum of the present values of the remaining scheduled payments of principal and interest thereon discounted to, but excluding, the redemption date (assuming the notes matured on the Par Call Date) on a semi-annual basis (assuming a 360-day year consisting of twelve 30-day months) at the Treasury Rate (as defined below) plus 15 basis points less (b) interest accrued to, but excluding, the date of redemption; and

ii.	100% of the principal amount of the notes to be redeemed,
plus, in each case, accrued and unpaid interest on the principal amount of the notes being redeemed to, but excluding, the redemption date.
On or after the Par Call Date, we may redeem the notes, in whole or in part, at any time and from time to time, at a redemption price equal to 100% of the principal amount of the notes being redeemed, plus accrued and unpaid interest on the principal amount thereon, if any, to, but excluding, the redemption date.
“Treasury Rate” means, with respect to any redemption date, the yield determined by the Company in accordance with the following two paragraphs.
The Treasury Rate shall be determined by us after 4:15 p.m., New York City time (or after such time as yields on U.S. government securities are posted daily by the Board of Governors of the Federal Reserve System), on the third business day preceding the applicable redemption date based upon the yield or yields for the most recent day that appear after such time on such day in the most recent statistical release published by the Board of Governors of the Federal Reserve System designated as “Selected Interest Rates (Daily) - H.15” (or any successor designation or publication) (“H.15”) under the caption “U.S. government securities-Treasury constant maturities-Nominal” (or any successor caption or heading). In determining the Treasury Rate, we shall select, as applicable: (1) the yield for the Treasury constant maturity on H.15 exactly equal to the period from the redemption date to, but excluding, the Par Call Date (the “Remaining Life”); or (2) if there is no such Treasury constant maturity on H.15 exactly equal to the Remaining Life, the two yields - one yield corresponding to the Treasury constant maturity on H.15 immediately shorter than and one yield corresponding to the Treasury constant maturity on H.15 immediately longer than the Remaining Life - and shall interpolate to, but excluding, the Par Call Date on a straight-line basis (using the actual number of days) using such yields and rounding the result to three decimal places; or (3) if there is no such Treasury constant maturity on H.15 shorter than or longer than the Remaining Life, the yield for the single Treasury constant maturity on H.15 closest to the Remaining Life. For purposes of this paragraph, the applicable Treasury constant maturity or maturities on H.15 shall be deemed to have a maturity date equal to the relevant number of months or years, as applicable, of such Treasury constant maturity from the redemption date.

If on the third business day preceding the redemption date H.15 is no longer published, we shall calculate the Treasury Rate based on the rate per annum equal to the semi-annual equivalent yield to maturity at 11:00 a.m., New York City time, on the second business day preceding such redemption date of the United States Treasury security maturing on, or with a maturity that is closest to, the Par Call Date, as applicable. If there is no United States Treasury security maturing on the Par Call Date but there are two or more United States Treasury securities with a maturity date equally distant from the Par Call Date, one with a maturity date preceding the Par Call Date and one with a maturity date following the Par Call Date, the Company shall select the United States Treasury security with a maturity date preceding the Par Call Date. If there are two or more United States Treasury securities maturing on the Par Call Date or two or more United States Treasury securities meeting the criteria of the preceding sentence, we shall select from among these two or more United States Treasury securities the United States Treasury security that is trading closest to par based upon the average of the bid and asked prices for such United States Treasury securities at 11:00 a.m., New York City time. In determining the Treasury Rate in accordance with the terms of this paragraph, the semi-annual yield to maturity of the applicable United States Treasury security shall be based upon the average of the bid and asked prices (expressed as a percentage of principal amount) at 11:00 a.m., New York City time, of such United States Treasury security, and rounded to three decimal places.
Our actions and determinations in determining any redemption price shall be conclusive and binding for all purposes, absent manifest error. Neither the Trustee nor any paying agent shall have any obligation or responsibility to calculate any redemption price or any component thereof in respect of the notes and the Trustee and each paying agent shall be entitled to receive and conclusively rely upon an officer’s certificate delivered by us that specifies any redemption price.
Notice of any redemption will be mailed or electronically delivered (or otherwise transmitted in accordance with the depositary’s procedures) at least 10 days but not more than 60 days before the redemption date to each holder of the notes to be redeemed. Any notice may, in our discretion be subject to the satisfaction or waiver of one or more conditions precedent, including, but not limited to, completion of an equity offering, a financing, or other corporate transaction, provided that if such redemption or notice is subject to satisfaction of one or more conditions precedent, such notice shall state that, in our discretion, the redemption date may be postponed until up to 60 days following the notice of redemption, and such notice may be rescinded in the event that any or all such conditions shall not have been satisfied by the redemption date (including as it may be postponed).
In the case of a partial redemption, selection of the notes for redemption will be made by lot or by such other method as the trustee, in consultation with us and in accordance with the policies and procedures of DTC, shall determine. No notes of a principal amount of $2,000 or less will be redeemed in part. If any note is to be redeemed in part only, the notice of redemption that relates to the note will state the portion of the principal amount of the note to be redeemed. A new note in a principal amount equal to the unredeemed portion of the note will be issued in the name of the holder of the note upon surrender for cancellation of the original note. For so long as any notes are held by DTC (or another depositary), any redemption of the notes shall be done in accordance with the policies and procedures of the depositary. Unless we default in payment of the redemption price, on and after the redemption date, interest will cease to accrue on the notes or portions thereof called for redemption.
Events of Default
The Indenture will define an event of default with respect to the notes as being:
(1)	failure to pay interest on the notes for 30 days past the applicable due date;
(2)	failure to pay principal of, or premium, if any, on the notes when due (whether at maturity, upon acceleration, redemption or otherwise);
(3)	failure to deposit any sinking fund payment on the notes when due;
(4)
failure to perform, or breach of, any other covenant or agreement for the benefit of the holders of the notes, other than a covenant or agreement a default in whose performance or breach is dealt with elsewhere in the Indenture, or which is included in the indenture solely for the benefit of a different series of notes, which continues for 90 days after written notice from the Trustee or holders of 25% of the outstanding principal amount of the notes;

(5)	specified events relating to the bankruptcy, insolvency or reorganization.

If there is an event of default with respect to the notes, which continues for the requisite amount of time, the Trustee may, and at the direction or instruction of the holders of at least 25% in aggregate principal amount outstanding of the notes shall (subject to the Trustee being indemnified or secured or pre-funded to its satisfaction by the holders), declare the principal amount plus accrued and unpaid interest, if any, of the notes to be due and payable immediately, except that if an event of default occurs due to bankruptcy, insolvency or reorganization as provided in Indenture, then the principal of and interest on the notes shall become due and payable immediately without any act by the Trustee or any holder of the notes. However, at any time after an acceleration with respect to the notes has occurred, but before a judgment or decree based on such acceleration has been obtained, the holders of a majority in principal amount outstanding of the notes may, under certain circumstances, rescind and annul such acceleration.
The holders of a majority in aggregate principal amount outstanding of the notes, on behalf of the holders of the notes, by written notice to the Trustee, may waive any existing or past default or event of default under the Indenture and its consequences for that series, except (1) a default in the payment of the principal, premium, or interest with respect to the notes or (2) a default with respect to a provision of the Indenture that cannot be amended without the consent of each holder affected by the amendment. In case of a waiver of a default, that default shall cease to exist, and any event of default arising from that default shall be deemed to have been cured for all purposes. The holders of a majority in aggregate principal amount outstanding the notes may also, on behalf of the holders of the notes, waive, with respect to that series, our compliance with certain restrictive covenants in the Indenture.
If any event which is, or after notice or lapse of time or both would become, an event of default (collectively referred to in this paragraph as a default) occurs and is continuing with respect to the notes and if it is known to any specified responsible officer of the Trustee, the Trustee will mail to each holder the notes notice of such default within 90 days after it occurs or, if later, within 15 days after the Trustee obtains written notification of such default. Except in the case of default in the payment of principal, premium, or interest with respect to the notes or in the making of any sinking fund payment with respect to the notes, the Trustee may withhold such notice if and so long as the executive committee or trust committee of specified responsible officers of the Trustee in good faith determines that withholding the notice is in the interests of the holders of the notes.
A holder of the notes may institute a suit for enforcement of such holder’s rights under the Indenture, for the appointment of a receiver or trustee, or for any other remedy only if the following conditions are satisfied:
•	the holder gives the Trustee written notice of a continuing event of default with respect to the notes held by that holder;
•
holders of at least 25% of the aggregate principal amount of the outstanding principal amount of the notes make a request, in writing, and offer security, indemnity and/or pre-funding satisfactory to the Trustee for the Trustee to institute the requested proceeding;

•
the Trustee does not receive direction contrary to the holder’s request from holders of a majority in aggregate principal amount outstanding of the notes within 60 days following such notice, request and offer of security, indemnity and/or pre-funding under the terms of the Indenture; and

•	the Trustee does not institute the requested proceeding within 60 days following such notice.
The Indenture will require us to annually deliver to the Trustee a statement as to performance of our obligations under the Indenture and as to any defaults.
A default in the payment of the notes, or a default with respect to the notes that causes them to be accelerated, may give rise to a cross-default under our other Indebtedness.
Certain Covenants
Certain defined terms used in the Indenture that are important to understanding the covenants of Veralto described herein are provided below under “—Certain Definitions.”
Limitation on Secured Debt
We will not, and will not permit any Subsidiary (as defined below) to, create, assume, or guarantee any Secured Debt (as defined below) without making effective provision for securing the notes equally and ratably with such Secured Debt. This covenant does not apply to debt secured by:
•
purchase money mortgages created to secure payment for the acquisition or construction of any property including, but not limited to, any Indebtedness incurred by us or a Subsidiary prior to, at the time of, or within 18 months after the later of the acquisition, the completion of construction (including any improvements on an existing property) or the commencement of commercial operation of such property, which Indebtedness is incurred for the purpose of financing all or any part of the purchase price of such property or construction or improvements on such property;
•
mortgages, pledges, liens, security interest or encumbrances (collectively referred to as security interests) on property, or any conditional sales agreement or any title retention with respect to property, existing at the time of acquisition thereof, whether or not assumed by us or a Subsidiary;

•	security interests on property or shares of capital stock or Indebtedness of any corporation or firm existing at the time such corporation or firm becomes a Subsidiary;
•
security interests in property or shares of capital stock or Indebtedness of a corporation existing at the time such corporation is merged into or consolidated with us or a Subsidiary or at the time of a sale, lease, or other disposition of the properties of a corporation or firm as an entirety or substantially as an entirety to us or a Subsidiary, provided that no such security interests shall extend to any other Principal Property (as defined below) of ours or such Subsidiary prior to such acquisition or to other Principal Property thereafter acquired other than additions or improvements to the acquired property;

•
security interests on our property or property of a Subsidiary in favor of the United States of America or any state thereof, or in favor of any other country, or any department, agency, instrumentality or political subdivision thereof (including, without limitation, security interests to secure Indebtedness of the pollution control or industrial revenue type) in order to permit us or any Subsidiary to perform a contract or to secure Indebtedness incurred for the purpose of financing all or any part of the purchase price for the cost of constructing or improving the property subject to such security interests or which is required by law or regulation as a condition to the transaction of any business or the exercise of any privilege, franchise or license;

•	security interests on any property or assets of any Subsidiary to secure Indebtedness owing by it to us or to another Subsidiary;
•
any mechanics’, materialmen’s, carriers’ or other similar lien arising in the ordinary course of business, including construction of facilities, in respect of obligations that are not yet due or that are being contested in good faith;

•	any security interest for taxes, assessments or government charges or levies not yet delinquent, or already delinquent, but the validity of which is being contested in good faith;
•	any security interest arising in connection with legal proceedings being contested in good faith, including any judgment lien so long as execution thereof is being stayed;
•
liens securing reimbursement obligations with respect to letters of credit related to trade payables and issued in the ordinary course of business, which liens encumber documents and other property relating to such letters of credit and the products and proceeds thereof;

•
liens encumbering customary initial deposits and margin deposits and other liens in the ordinary course of business, in each case securing indebtedness under any interest swap obligations and currency agreements and forward contract, option, futures contracts, futures options or similar agreements or arrangements designed to protect us or any of our Subsidiaries from fluctuations in interest rates or currencies;

•	landlords’ liens on fixtures located on premises leased by us or a Subsidiary in the ordinary course of business; or
•	any extension, renewal or replacement, or successive extensions, renewals or replacements, in whole or in part, of any security interest referred to in the foregoing bullets.

Limitation on Sale and Leaseback Transactions
We will not, and will not permit any Subsidiary to, enter any lease longer than three years (excluding leases of newly acquired, improved or constructed property) covering any Principal Property of ours or any Subsidiary that is sold to any other person in connection with such lease (a “Sale and Leaseback Transaction”), unless either:
•
we or such Subsidiary would be entitled, without equally and ratably securing the notes, to incur Indebtedness secured by a mortgage on the Principal Property leased pursuant to any of the bullets referenced above under “—Limitation on Secured Debt,” or

•
an amount equal to the value of the Principal Property so leased is applied to the retirement, within 180 days of the effective date of such arrangement, of Indebtedness for borrowed money incurred or assumed by us or a Subsidiary which is recorded as Funded Debt (as defined below) as shown on our most recent consolidated balance sheet and which in the case of such Indebtedness of ours, is not subordinate and junior in right of payment to the prior payment of the notes.

In addition, permitted sale and leaseback transactions not subject to the limitation above and the provisions described in “—Limitation on Secured Debt” above include leases between only Veralto and a wholly-owned Subsidiary of Veralto or only between wholly-owned Subsidiaries of Veralto.
Exempted Indebtedness
Notwithstanding the limitations on Secured Debt and Sale and Leaseback Transactions described above, we and any one or more Subsidiaries may, without securing the notes, issue, assume, or guarantee Secured Debt or enter into any Sale and Leaseback Transaction which would otherwise be subject to the foregoing restrictions, provided that, after giving effect thereto, the aggregate amount of such Secured Debt then outstanding (not including Secured Debt permitted under the foregoing exceptions) and the Attributable Debt (as defined below) of Sale and Leaseback Transactions, other than Sale and Leaseback Transactions described in either bullet of the preceding paragraph, at such time does not exceed 15% of Consolidated Net Assets (as defined below).
Classification
For purposes of determining compliance with the limitation on Secured Debt and Sale and Leaseback Transactions, (a) a lien securing an item of Secured Debt need not be permitted solely by reference to one category (or portion thereof) described above, but may be permitted in part under any combination thereof and (b) in the event that a lien securing an item of Secured Debt (or any portion thereof) meets the criteria of one or more of the categories (or portions thereof), we may, in our sole discretion, divide, classify or reclassify, or later divide, classify, or reclassify, such lien securing such item of Secured Debt (or any portion thereof) in any manner that complies (based on circumstances existing at the time of such division, classification or reclassification) with the limitation on Secured Debt and Sale and Leaseback Transactions.
Certain Definitions
The term “Attributable Debt,” in respect of a Sale and Leaseback Transaction, means, as of any particular time, the present value (discounted at the rate of interest implicit in the lease involved in such Sale and Leaseback Transaction, as determined in good faith by us) of the obligation of the lessee thereunder for rental payments (excluding, however, any amounts required to be paid by such lessee, whether or not designated as rent or additional rent, on account of maintenance and repairs, insurance, taxes, assessments, water rates or similar charges or any amounts required to be paid by such lessee thereunder contingent upon the amount of sales, maintenance and repairs, insurance, taxes, assessments, water rates or similar charges) during the remaining term of such lease (including any period for which such lease has been extended or may, at the option of the lessor, be extended).
The term “Consolidated Assets” means the aggregate of all assets of us and our Subsidiaries (including the value of all existing Sale and Leaseback Transactions and any assets resulting from the capitalization of other long-term lease obligations in accordance with generally accepted accounting principles in the United States (GAAP)), appearing on the most recent available consolidated balance sheet of us and our Subsidiaries at their net book values, after deducting related depreciation, amortization and other valuation reserves, all prepared in accordance with GAAP.
The term “Consolidated Current Liabilities” means the aggregate of the current liabilities of us and our Subsidiaries appearing on the most recent available consolidated balance sheet of us and our Subsidiaries, all in accordance with GAAP (excluding current maturities of long-term debt and obligations under capital or finance leases). In no event shall Consolidated Current Liabilities include any obligation of us and our Subsidiaries issued under a revolving credit or similar agreement if the obligation issued under such agreement matures by its terms within twelve months from the date thereof but by the terms of such agreement such obligation may be renewed or extended or the amount thereof reborrowed or refunded at our option or the option of any Subsidiary for a term in excess of twelve months from the date of determination.
The term “Consolidated Net Assets” means Consolidated Assets after deduction of Consolidated Current Liabilities.
The term “Funded Debt” means all Indebtedness for borrowed money having a maturity of more than twelve months from the date of the most recent consolidated balance sheet of us and our Subsidiaries or renewable and extendable beyond twelve months at the option of the borrower and all obligations in respect of lease rentals which under GAAP would be required to be accounted for as a finance lease on our consolidated balance sheet.
The term “Indebtedness” means, with respect to a person, (i) all liabilities representing borrowed money or purchase money obligations as shown on the liability side of a balance sheet, (ii) all indebtedness secured by any Lien existing on property owned subject to such Lien, whether or not such secured indebtedness has been assumed and (iii) contingent obligations in respect of, or to purchase or otherwise acquire, any such indebtedness of others described in the foregoing clauses (i) or (ii) above, including guarantees and endorsements (other than for purposes of collection in the ordinary course of business of any such indebtedness).
The term “Lien” means, with respect to any property or assets, any mortgage or deed of trust, pledge, hypothecation, assignment, security interest, lien or other security arrangement of any kind or nature whatsoever on or with respect to such property or assets (including any conditional sale or other title retention agreement having substantially the same economic effect as any of the foregoing).
The term “Principal Property” means any manufacturing plant, warehouse, office building or single parcel of real property (including fixtures but excluding leases and other contract rights which might otherwise be deemed real property) owned by us or any Subsidiary and located in the United States, whether owned on the date of the Indenture or thereafter, provided each such plant, warehouse, office building or parcel of real property has a gross book value (without deduction for any depreciation reserves) at the date as of which the determination is being made of in excess of two percent of the Consolidated Net Assets of us and our Subsidiaries, other than any such plant, warehouse, office building or parcel of real property or portion thereof which, in the opinion of our board of directors (evidenced by a certified board resolution delivered to the Trustee), is not of material importance to the business conducted by us and our Subsidiaries taken as a whole.
The term “Secured Debt” means Indebtedness for borrowed money and any Funded Debt which, in each case, is secured by a security interest in:
•	any Principal Property, or
•	any shares of capital stock or Indebtedness of any Subsidiary that owns a Principal Property.
The term “Subsidiary” means any corporation or other entity (including, without limitation, partnerships, joint ventures and associations) of which at least a majority of the outstanding stock having by the terms thereof ordinary voting power for the election of directors of such corporation or other entity (irrespective of whether or not at the time the stock of any other class or classes of such corporation shall have or might have voting power by reason of the happening of any such contingency) is at the time directly or indirectly owned by Veralto, or by one or more Subsidiaries of Veralto, or by Veralto and one or more other Subsidiaries.
Consolidation, Merger and Sale of Assets
The Indenture prohibits us from consolidating with or merging into another business entity, or conveying, transferring or leasing our properties and assets substantially as an entirety to any business entity, unless:
•
the surviving or acquiring entity is a U.S. corporation, limited liability company, partnership or trust, and it expressly assumes our obligations with respect to the notes by executing a supplemental indenture;

•
immediately after giving effect to the transaction, no event of default, or event which, after notice or lapse of time or both, would become an event of default, shall have happened and be continuing; and

•
we have delivered to the Trustee an officers’ certificate and an opinion of counsel, each stating that the consolidation, merger, conveyance, transfer or lease and, if a supplemental indenture is required in connection with such transaction, such supplemental indenture, complies with the Indenture and all conditions precedent provided for in the Indenture relating to such transaction have been complied with.

Modification and Waiver
We and the Trustee may enter into supplemental indentures for the purpose of modifying or amending the Indenture with the consent of holders of at least a majority in aggregate principal amount of the notes affected. However, the consent of all of the holders of notes that are affected thereby is required for any of the following modifications or amendments:
•
to reduce the percentage in principal amount of notes whose holders must consent to a supplemental indenture, or consent to any waiver of compliance with certain provisions of the Indenture, or consent to certain defaults under the Indenture, in each case as provided for in the Indenture;

•	to reduce the rate of, or change the stated maturity of any installment of, interest on the notes;
•	to reduce the principal of or change the stated maturity of principal of, or any installment of principal of or interest on, the notes;
•	to reduce the premium payable upon the redemption of the notes;
•	to provide for the issuance of additional notes;
•	to make the notes, or any premium or interest thereon, payable in a currency other than that stated in the notes;
•	to change any place of payment where the notes or any premium or interest thereon is payable;
•	to impair the right to bring a lawsuit for the enforcement of any payment on or after the stated maturity of the notes (or in the case of redemption, on or after the date fixed for redemption);
•	to modify the provisions of the Indenture with respect to subordination of debt securities in a manner adverse to any holder of the notes; or
•
generally, to modify any of the above provisions of the Indenture or any provisions providing for the waiver of past defaults or waiver of compliance with certain covenants, except to increase the percentage in principal amount of the notes whose holders must consent to an amendment or waiver, as applicable, or to provide that certain other provisions of the Indenture cannot be modified or waived without the consent of the holder of the notes affected by the modification or waiver.

In addition, we and the Trustee may enter into supplemental indentures for the purpose of modifying or amending the Indenture without the consent of the holders of debt securities for one or more of the following purposes:
•	to evidence that another person has become our successor and that the successor assumes our covenants, agreements, and obligations in the Indenture and in the notes;
•	to surrender any of our rights or powers under the Indenture, or to add to our covenants further covenants for the protection of the holders of the notes;
•	to add any additional events of default for the benefit of the holders of the notes;
•
to cure any ambiguity, to correct any mistake; to correct or supplement any provision in the Indenture that may be defective or inconsistent with any other provision in the Indenture, or to make other provisions in regard to matters or questions arising under the Indenture;

•	to conform any provision in the Indenture to this “Description of Notes;”
•
to add to, change, or eliminate any of the provisions of the indenture with respect to the notes, so long as the addition, change, or elimination not otherwise permitted under the indenture will neither apply to any note created prior to the execution of such supplemental indenture and entitled to the benefit of such provision nor modify the rights of the holders of any such notes with respect to such provision nor become effective only when there are no notes outstanding;

•	to secure the notes; or
•
to evidence and provide for the acceptance of appointment by a successor or separate trustee with respect to the notes and to add to or change any of the provisions of the Indenture as necessary to provide for the administration of the Indenture by more than one trustee.

Change of Control Triggering Event
If a change of control triggering event occurs, unless, with respect to the notes, we have exercised our option to redeem the notes in full as described above, we will be required to make an offer (the “change of control offer”) to each holder of the notes to repurchase all or any part (equal to $2,000 or an integral multiple of $1,000 in excess thereof) of that holder’s notes on the terms set forth in the notes. In the change of control offer, we will be required to offer payment in cash equal to 101% of the aggregate principal amount of notes repurchased, plus accrued and unpaid interest, if any, on the notes repurchased to, but excluding, the date of repurchase (the “change of control payment”). Within 30 days following any change of control triggering event or, at our option, prior to any change of control, but after public announcement of the transaction that constitutes or may constitute the change of control, a notice will be mailed to holders of the notes, with a copy to the Trustee, describing the transaction that constitutes or may constitute the change of control triggering event and offering to repurchase the notes on the date specified in the notice, which date will be no earlier than 30 days and no later than 60 days from the date such notice is mailed (the “change of control payment date”).
The notice will, if mailed prior to the date of the consummation of the change of control, state that the offer to purchase is conditioned on the change of control triggering event occurring on or prior to the change of control payment date.
On the change of control payment date, we will, to the extent lawful:
•	accept for payment all notes or portions of notes properly tendered pursuant to the change of control offer;
•	deposit with the paying agent an amount equal to the change of control payment in respect of all notes or portions of notes properly tendered; and
•
deliver or cause to be delivered to the Trustee the notes properly accepted together with an officers’ certificate stating the aggregate principal amount of notes or portions of notes being repurchased.

We will not be required to make a change of control offer upon the occurrence of a change of control triggering event if a third party makes such an offer in the manner, at the times and otherwise in compliance with the requirements for an offer made by us and the third party repurchases all notes properly tendered and not withdrawn under its offer. In addition, we will not repurchase any notes if there has occurred and is continuing on the change of control payment date an event of default under the Indenture, other than a default in the payment of the change of control payment upon a change of control triggering event.
We will comply with the requirements of Rule 14e-1 under the Exchange Act, and any other securities laws and regulations thereunder to the extent those laws and regulations are applicable in connection with the repurchase of the notes as a result of a change of control triggering event. To the extent that the provisions of any such securities laws or regulations conflict with the change of control offer provisions of the notes, we will comply with those securities laws and regulations and will not be deemed to have breached our obligations under the change of control offer provisions of the notes by virtue of any such conflict.
The Trustee shall not be responsible for determining whether a change of control triggering event or any component thereof has occurred or is continuing.
For purposes of the change of control offer provisions of the notes, the following terms will be applicable:
“Change of control” means the occurrence of any of the following:
(1)
the consummation of any transaction (including, without limitation, any merger or consolidation) the result of which is that any “person” (as that term is defined in Section 13(d)(3) of the Exchange Act) (other than (a) us or one of our subsidiaries or (b) any employee benefit plan of such person or its subsidiaries, and any person or entity acting in its capacity as trustee, agent or other fiduciary or administrator of any such plan) becomes the “beneficial owner” (as defined in Rules 13d-3 and 13d-5 under the Exchange Act), directly or indirectly, of more than 50% of our voting stock or other voting stock into which its voting stock is reclassified, consolidated, exchanged or changed, measured by voting power rather than number of shares; or
(2)
the direct or indirect sale, transfer, conveyance or other disposition (other than by way of merger or consolidation), in one or more series of related transactions, of all or substantially all of our assets and the assets of our subsidiaries taken as a whole, to any “person” (as that term is defined in Section 13(d)(3) of the Exchange Act) (other than us or one of our subsidiaries).

Notwithstanding the foregoing, a transaction will not be deemed to involve a change of control if (1) we become a direct or indirect wholly-owned subsidiary of a holding company and (2)(A) the direct or indirect holders of the voting stock of such holding company immediately following that transaction are substantially the same as the holders of our voting stock immediately prior to that transaction or (B) immediately following that transaction no person (other than a holding company satisfying the requirements of this sentence) is the beneficial owner, directly or indirectly, of more than 50% of the voting stock of such holding company.
The definition of change of control includes a phrase relating to the direct or indirect sale, lease, transfer, conveyance or other disposition of “all or substantially all” of our and our subsidiaries’ assets taken as a whole. Although there is a limited body of case law interpreting the phrase “substantially all,” there is no precise established definition of the phrase under applicable law. Accordingly, the ability of a holder of notes to require us to repurchase such holder’s notes as a result of a sale, lease, transfer, conveyance or other disposition of less than all of our and our subsidiaries’ assets taken as a whole to another person or group may be uncertain.
“Change of control triggering event” means the occurrence of both a change of control and a rating event. No change of control triggering event will be deemed to have occurred in connection with any particular change of control unless and until such change of control has actually been consummated.
“Investment grade rating” means a rating equal to or higher than Baa3 (or the equivalent) by Moody’s and BBB- (or the equivalent) by S&P, and the equivalent investment grade credit rating from any additional rating agency or rating agencies selected by us.
“Moody’s” means Moody’s Investors Service Inc., and any successor to its rating agency business.
“Rating agencies” means (1) each of Moody’s and S&P; and (2) if either of Moody’s or S&P ceases to rate the notes or fails to make a rating of the notes publicly available for reasons outside of our control, a “nationally recognized statistical rating organization” within the meaning of Section 3(a)(62) of the Exchange Act selected by us (as certified by a resolution of our Board of Directors) as a replacement agency for Moody’s or S&P, or both of them, as the case may be.
“Rating event” means the rating on the notes is lowered by each of the rating agencies and such notes are rated below an investment grade rating by each of the rating agencies on any day within the 60-day period (which 60-day period will be extended so long as the rating of the notes is under publicly announced consideration for a possible downgrade by any of the rating agencies) after the earlier of (1) the occurrence of a change of control and (2) public notice of the occurrence of a change of control or our intention to effect a change of control; provided, however, that a rating event otherwise arising by virtue of a particular reduction in rating will not be deemed to have occurred in respect of a particular change of control (and thus will not be deemed a rating event for purposes of the definition of change of control triggering event) if the rating agencies making the reduction in rating to which this definition would otherwise apply do not announce or publicly confirm or inform the Trustee in writing at our request that the reduction was the result, in whole or in part, of any event or circumstance comprised of or arising as a result of, or in respect of, the applicable change of control (whether or not the applicable change of control has occurred at the time of the rating event).
“S&P” means S&P Global Ratings, a division of S&P Global, Inc., and any successor to its rating agency business.
“Voting stock” means, with respect to any specified “person” (as that term is used in Section 13(d)(3) of the Exchange Act) as of any date, the capital stock of such person that is at the time entitled to vote generally in the election of the board of directors of such person.

Satisfaction and Discharge; Defeasance
The notes will be subject to satisfaction and discharge and to defeasance of certain covenants as set forth in the Indenture. See “Description of Debt Securities—Satisfaction and Discharge,” “Description of Debt Securities—Legal Defeasance” and “Description of Debt Securities—Covenant Defeasance” in the accompanying prospectus.
Book-Entry, Delivery and Form
The notes will be issued in registered, global form in minimum denominations of $2,000 and integral multiples of $1,000 in excess thereof. Notes will be issued at the closing of this offering only against payment in immediately available funds. The notes initially will be represented by notes in registered, global form without interest coupons (the “Global Notes”). The Global Notes will be deposited upon issuance with the Trustee as custodian for DTC, in New York, New York, and registered in the name of DTC’s nominee, Cede & Co., in each case, for credit to an account of a direct or indirect participant in DTC as described below. Global Notes may be transferred, in whole and not in part, only to another nominee of DTC or to a successor of DTC or its nominee.
Beneficial interests in the Global Notes may be held through Euroclear and/or Clearstream (as indirect participants in DTC). Beneficial interests in the Global Notes may not be exchanged for notes in certificated form (“Certificated Notes”) except in the limited circumstances described below. See “—Exchange of global notes for certificated notes.” Transfers of beneficial interests in the Global Notes will be subject to the applicable rules and procedures of DTC and its direct or indirect participants (including, if applicable, those of Euroclear and Clearstream), which may change from time to time.
Exchange of global notes for certificated notes
We will issue certificated notes to each person that DTC identifies as the beneficial owner of the notes represented by a Global Note upon surrender by DTC of the Global Note if:
•
DTC notifies us that it is no longer willing or able to act as a depositary for such Global Note or ceases to be a clearing agency registered under the Exchange Act, and we have not appointed a successor depositary within 90 days of that notice or becoming aware that DTC is no longer so registered or willing or able to act as a depositary;

•	an event of default has occurred and is continuing, and DTC requests the issuance of Certificated Notes; or
•	we determine not to have the notes represented by a Global Note.
In all cases, Certificated Notes delivered in exchange for any Global Note or beneficial interests in Global Notes will be in registered form, registered in the names, and issued in any approved denominations, requested by or on behalf of the depositary (in accordance with its customary procedures).
Depositary procedures
The following description of the operations and procedures of DTC, Euroclear and Clearstream are provided solely as a matter of convenience. These operations and procedures are solely within the control of the respective settlement systems and are subject to changes by them. We take no responsibility for these operations and procedures and urges investors to contact the system or their participants directly to discuss these matters.
DTC has advised us that DTC is a limited-purpose trust company created to hold securities for its participating organizations (collectively, the “Participants”) and to facilitate the clearance and settlement of transactions in those securities between the Participants through electronic book-entry changes in accounts of its Participants. The Participants include securities brokers and dealers (including the underwriters), banks, trust companies, clearing corporations and certain other organizations. Access to DTC’s system is also available to other entities such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a Participant, either directly or indirectly (collectively, the “Indirect Participants”). Persons who are not Participants may beneficially own securities held by or on behalf of DTC only through the Participants or the Indirect Participants. The ownership interests in, and transfers of ownership interests in, each security held by or on behalf of DTC are recorded on the records of the Participants and Indirect Participants.

DTC has also advised us that, pursuant to procedures established by it:
•	upon deposit of the Global Notes, DTC will credit the accounts of the Participants designated by the underwriters with portions of the principal amount of the Global Notes; and
•
ownership of these interests in the Global Notes will be shown on, and the transfer of ownership of these interests will be effected only through, records maintained by DTC (with respect to the Participants) or by the Participants and the Indirect Participants (with respect to other owners of beneficial interest in the Global Notes).

Investors in the Global Notes who are Participants may hold their interests therein directly through DTC. Investors in the Global Notes who are not Participants may hold their interests therein indirectly through organizations (including Euroclear and Clearstream) that are Participants in such system. Euroclear and Clearstream will hold interests in the Global Notes on behalf of their participants through customers’ securities accounts in their respective names on the books of their respective depositories. All interests in a Global Note, including those held through Euroclear or Clearstream, may be subject to the procedures and requirements of DTC.
Those interests held through Euroclear or Clearstream may also be subject to the procedures and requirements of such systems.
The laws of some states require that certain persons take physical delivery in definitive form of securities that they own. Consequently, the ability to transfer beneficial interests in a Global Note to such persons will be limited to that extent. Because DTC can act only on behalf of the Participants, which in turn act on behalf of the Indirect Participants, the ability of a person having beneficial interests in a Global Note to pledge such interests to persons that do not participate in the DTC system, or otherwise take actions in respect of such interests, may be affected by the lack of a physical certificate evidencing such interests.
Except as described above, owners of beneficial interests in the Global Notes will not have notes registered in their names, will not receive physical delivery of notes in certificated form and will not be considered the registered owners or “Holders” thereof under the Indenture for any purpose.
Payments in respect of the principal of, and interest and premium, if any, on a Global Note registered in the name of DTC or its nominee will be payable to DTC in its capacity as the registered holder of the notes under the Indenture. Under the terms of the Indenture, we and the Trustee will treat the persons in whose names the notes, including the Global Notes, are registered as the owners of the notes for the purpose of receiving payments and for all other purposes. Consequently, neither we, the Trustee nor any of our or the Trustee’s agents has or will have any responsibility or liability for:
•
any aspect of DTC’s records or any Participant’s or Indirect Participant’s records relating to, or payments made on account of, beneficial ownership interests in the Global Notes or for maintaining, supervising or reviewing any of DTC’s records or any Participant’s or Indirect Participant’s records relating to the beneficial ownership interests in the Global Notes; or

•	any other matter relating to the actions and practices of DTC or any of its Participants or Indirect Participants.
DTC has advised us that its current practice, upon receipt of any payment in respect of securities such as the notes, is to credit the accounts of the relevant Participants with the payment on the payment date unless DTC has reason to believe it will not receive payment on such payment date. Each relevant Participant is credited with an amount proportionate to its beneficial ownership of an interest in the principal amount of the relevant security as shown on the records of DTC. Payments by the Participants and the Indirect Participants to the beneficial owners of notes will be governed by standing instructions and customary practices and will be the responsibility of the Participants or the Indirect Participants and will not be the responsibility of DTC, the Trustee or us. Neither we nor the Trustee will be liable for any delay by DTC or any of the Participants or the Indirect Participants in identifying the beneficial owners of the notes, and we and the Trustee may conclusively rely on and will be protected in relying on instructions from DTC or its nominee for all purposes.
Transfers between the Participants will be effected in accordance with DTC’s procedures and will be settled in same-day funds, and transfers between participants in Euroclear and Clearstream will be effected in accordance with their respective rules and operating procedures.

Cross-market transfers between the Participants in DTC, on the one hand, and Euroclear or Clearstream participants, on the other hand, will be effected through DTC in accordance with DTC’s rules on behalf of Euroclear or Clearstream, as the case may be, by its depositary; however, such cross-market transactions will require delivery of instructions to Euroclear or Clearstream, as the case may be, by the counterparty in such system in accordance with the rules and procedures and within the established deadlines (Brussels time) of such system. Euroclear or Clearstream, as the case may be, will, if the transaction meets its settlement requirements, deliver instructions to its respective depositary to take action to effect final settlement on its behalf by delivering or receiving interests in the relevant Global Note in DTC, and making or receiving payment in accordance with normal procedures for same-day funds settlement applicable to DTC. Euroclear participants and Clearstream participants may not deliver instructions directly to the depositories for Euroclear or Clearstream. DTC has advised us that it will take any action permitted to be taken by a holder of notes only at the direction of one or more Participants to whose account DTC has credited the interests in the Global Notes and only in respect of such portion of the aggregate principal amount of the notes as to which such Participant or Participants has or have given such direction. However, if there is an Event of Default under the notes, DTC reserves the right to exchange the Global Notes for Certificated Notes, and to distribute such notes to the Participants.
Although DTC, Euroclear and Clearstream have agreed to the foregoing procedures to facilitate transfers of interests in the Global Notes among participants in DTC, Euroclear and Clearstream, they are under no obligation to perform or to continue to perform such procedures, and may discontinue such procedures at any time. None of us, the Trustee or any of their respective agents will have any responsibility for the performance by DTC, Euroclear or Clearstream or their respective participants or indirect participants of their respective obligations under the rules and procedures governing their operations.
Concerning the Trustee
Deutsche Bank Trust Company Americas is the Trustee under the Indenture. We may maintain deposit accounts and conduct other banking transactions with the Trustee or an affiliate of the Trustee in the ordinary course of business.
Governing Law
The Indenture and the notes will be governed by and construed in accordance with the laws of the State of New York.

CERTAIN UNITED STATES FEDERAL INCOME TAX CONSIDERATIONS
The following is a summary of certain U.S. federal income tax considerations related to the purchase, ownership and disposition of the notes. This summary is based upon provisions of the Internal Revenue Code of 1986, as amended, or the Code, U.S. Treasury Regulations, administrative rulings and judicial decisions in effect as of the date of this prospectus supplement, any of which may subsequently be changed, possibly retroactively, or interpreted differently by the Internal Revenue Service, or the IRS, so as to result in U.S. federal income tax consequences different from those discussed below. Except where noted, this summary deals only with notes held as capital assets (generally for investment purposes) by a beneficial owner who purchases notes on original issuance at the initial offering price at which a substantial amount of the notes is sold for cash to persons other than bond houses, brokers, or similar persons or organizations acting in the capacity of underwriters, placement agents or wholesalers, which we refer to as the “issue price.” This summary does not address all aspects of U.S. federal income taxes related to the purchase, ownership and disposition of the notes and does not address all tax consequences that may be relevant to holders in light of their personal circumstances or particular situations, such as:
•
tax consequences to holders who may be subject to special tax treatment, including dealers or traders in securities or currencies, banks and other financial institutions, regulated investment companies, real estate investment trusts, tax-exempt entities, insurance companies, pension plans, individual retirement accounts or other tax-deferred accounts and traders in securities that elect to use a mark-to-market method of accounting for their securities;

•	tax consequences to persons holding notes as a part of a hedging, integrated, conversion or constructive sale transaction or a straddle or other risk reduction transaction;
•	tax consequences to U.S. holders (as defined below) whose “functional currency” is not the U.S. dollar;
•	tax consequences to partnerships or other pass-through entities and their members;
•	tax consequences to certain former citizens or residents of the United States;
•
tax consequences to persons required for U.S. federal income tax purposes to conform the timing of income accruals with respect to the notes to their financial statements under Section 451 of the Code;

•	U.S. federal alternative minimum tax consequences, if any;
•	the potential application of the Medicare tax on net investment income;
•	any state, local or non-U.S. tax consequences; and
•	any U.S. federal estate or gift tax consequences.
If any entity or arrangement treated as a partnership for U.S. federal income tax purposes holds notes, the tax treatment of a partner will generally depend upon the status of the partner and the activities of the partnership. A beneficial owner that is a partnership and partners in such a partnership should consult their tax advisors.
This summary of U.S. federal income tax considerations is for general information only and is not tax advice for any particular investor. This summary does not address the tax considerations arising under the laws of any non-U.S., state, or local jurisdiction. If you are considering the purchase of notes, you should consult your tax advisors concerning the U.S. federal income tax consequences to you in light of your own specific situation, as well as consequences arising under the laws of any other taxing jurisdiction.
In this discussion, we use the term “U.S. holder” to refer to a beneficial owner of notes, that is, for U.S. federal income tax purposes:
•	an individual citizen or resident of the United States;
•
a corporation (or any other entity or arrangement treated as a corporation for U.S. federal income tax purposes) created or organized in or under the laws of the United States, any state thereof or the District of Columbia;

•	an estate the income of which is subject to U.S. federal income taxation regardless of its source; or
•
a trust, if it (i) is subject to the primary supervision of a court within the U.S. and one or more U.S. persons has the authority to control all substantial decisions of the trust, or (ii) has a valid election in effect under applicable U.S. Treasury Regulations to be treated as a U.S. person.

We use the term “non-U.S. holder” to describe a beneficial owner (other than an entity or arrangement treated as a partnership or other pass-through entity) of notes that is not a U.S. holder. Non-U.S. holders should consult their tax advisors to determine the U.S. federal, state, local, non-U.S. and any other tax consequences that may be relevant to them.
Additional Payments
In certain circumstances, we may be obligated to pay amounts in excess of stated interest or principal on the notes or repurchase the notes prior to maturity. For example, if we are required to repurchase notes in connection with a change of control as described in “Description of Notes—Change of Control Triggering Event,” we must pay a premium. The possibility of such events may implicate special rules under U.S. Treasury Regulations governing “contingent payment debt instruments.” According to those regulations, the possibility that these events will occur will not cause the notes to be contingent payment debt instruments if, at the time of issuance, such contingency is considered remote or certain other exceptions apply. We intend to take the position that one or more of the foregoing exceptions should apply and therefore the notes should not be treated as contingent payment debt instruments. Accordingly, we have determined (and this discussion assumes) that the notes are not contingent payment debt instruments.
Our determination that the notes are not contingent payment debt instruments is binding on a holder unless the holder discloses a contrary position to the IRS in the manner required by applicable U.S. Treasury Regulations. Our determination that the notes are not contingent payment debt instruments is not, however, binding on the IRS. If the IRS were to successfully challenge our determination and the notes were treated as contingent payment debt instruments, U.S. holders would be required, among other things, to (i) accrue interest income based on a projected payment schedule and comparable yield, which may be a higher rate than the stated interest rate on the notes, regardless of their method of tax accounting and (ii) treat as ordinary income, rather than capital gain, any gain recognized on a sale, exchange or redemption of a note. In the event that any of the above contingencies were to occur, it would affect the amount and timing of the income recognized by a holder.
Consequences to U.S. Holders
Payments of Interest
Stated interest on a note generally will be taxable to a U.S. holder as ordinary income at the time it is received or accrued in accordance with the U.S. holder’s usual method of accounting for tax purposes.
It is anticipated, and this discussion assumes, that the issue price of the notes will be equal to the stated principal amount or if the issue price is less than the stated principal amount, the difference will be less than a de minimis amount (as determined under the applicable U.S. Treasury Regulations). If, however, the issue price of the notes is less than the stated principal amount and the difference is greater than or equal to such de minimis amount, a U.S. holder will be required to include the difference in income as original issue discount as it accrues in accordance with a constant yield method (as set forth in the applicable U.S. Treasury Regulations).
Sale, Redemption or Other Taxable Disposition of the Notes
A U.S. holder generally will recognize gain or loss upon the sale, redemption or other taxable disposition of a note equal to the difference between the amount realized (except to the extent any amount realized is attributable to accrued but unpaid interest, which will be taxable as ordinary interest income to the extent not previously included in income) and such U.S. holder’s adjusted tax basis in the note. A U.S. holder’s tax basis in a note will generally be equal to the amount that such U.S. holder paid for the note. Any gain or loss recognized on a taxable disposition of the note will generally be capital gain or loss. If, at the time of the sale, redemption or other taxable disposition of the note, a U.S. holder is treated as holding the note for more than one year, such capital gain or loss will be a long-term capital gain or loss. Otherwise, such capital gain or loss will be a short-term capital gain or loss. In the case of certain non-corporate U.S. holders (including individuals), long-term capital gain is subject to U.S. federal income tax at a lower rate than short-term capital gain, which is taxed at ordinary income rates. A U.S. holder’s ability to deduct capital losses may be limited.
Information Reporting and Backup Withholding
Information reporting requirements generally will apply to payments of interest on the notes and to the proceeds of a sale, redemption or other taxable disposition of a note paid to a U.S. holder unless the U.S. holder is an exempt recipient (such as a corporation). Backup withholding generally will apply to those payments if the U.S. holder fails to provide its correct taxpayer identification number or certification of exempt status (generally by providing an IRS Form W-9 or an approved substitute form) or if the U.S. holder is notified by the IRS that the U.S. holder has failed to report in full payments of interest and dividend income. Backup withholding is not an additional tax. Any amounts withheld under the backup withholding rules will be allowed as a refund or a credit against a U.S. holder’s U.S. federal income tax liability provided the required information is timely furnished to the IRS.
Consequences to Non-U.S. Holders
Payments of Interest
In general, payments of interest on the notes to, or on behalf of, a non-U.S. holder will be considered “portfolio interest” and, subject to the discussions below of income effectively connected with a U.S. trade or business, backup withholding, and FATCA, will not be subject to U.S. federal income or withholding tax, provided that:
•
the non-U.S. holder does not directly or indirectly, actually or constructively, own 10% or more of the total combined voting power of all classes of our stock entitled to vote within the meaning of Section 871(h)(3) of the Code;

•	the non-U.S. holder is not, for U.S. federal income tax purposes, a controlled foreign corporation that is related to us (actually or constructively) through stock ownership;
•	the non-U.S. holder is not a bank whose receipt of interest on a note is described in Section 881(c)(3)(A) of the Code; and
•
(a) the non-U.S. holder provides its name, address, and taxpayer identification number, if any, and certifies, under penalties of perjury, that it is not a U.S. person (which certification may be made on an IRS Form W-8BEN, W-8BEN-E or other applicable form) or (b) the non-U.S. holder holds the notes through certain foreign intermediaries or certain foreign partnerships, and the non-U.S. holder and the foreign intermediary or foreign partnership satisfy the certification requirements of applicable U.S. Treasury Regulations. Special certification rules apply to non-U.S. holders that are pass-through entities.

If a non-U.S. holder cannot satisfy the requirements described above, payments of interest generally will be subject to U.S. federal withholding tax at a rate of 30%, unless the non-U.S. holder provides the applicable withholding agent with a properly executed (i) IRS Form W-8BEN or W-8BEN-E (or other applicable form) claiming an exemption from or reduction in withholding under an applicable income tax treaty or (ii) IRS Form W-8ECI (or other applicable form) stating that interest paid on the notes is not subject to withholding tax because it is effectively connected with the non-U.S. holder’s conduct of a trade or business in the United States and includable in the non-U.S. holder’s gross income.
If a non-U.S. holder is engaged in a trade or business in the United States and interest on the notes is effectively connected with the conduct of that trade or business and, if required by an applicable income tax treaty, is attributable to a U.S. permanent establishment or fixed base, then, although the non-U.S. holder will be exempt from the withholding tax described above (provided the certification requirements discussed above are satisfied), the non-U.S. holder will be subject to U.S. federal income tax on that interest on a net income basis at regular U.S. federal income tax rates, generally in the same manner as if the non-U.S. holder were a U.S. holder. In addition, if a non-U.S. holder is a foreign corporation, it may be subject to a branch profits tax equal to 30% (or lesser rate under an applicable income tax treaty) of its effectively connected earnings and profits for the taxable year, subject to certain adjustments.
Sale, Redemption, or Other Taxable Disposition of the Notes
Subject to the discussions below regarding backup withholding and FATCA, gain realized by a non-U.S. holder on the sale, redemption or other taxable disposition of a note (excluding any amount attributable to accrued and unpaid interest, which will be treated as interest and may be subject to the rules discussed above in “Consequences to Non-U.S. Holders—Payments of Interest”) will not be subject to U.S. income tax unless:
•
that gain is effectively connected with the non-U.S. holder’s conduct of a trade or business in the United States (and, if required by an applicable income tax treaty, is attributable to a U.S. permanent establishment or fixed base); or

•	the non-U.S. holder is an individual who is present in the United States for 183 days or more in the taxable year of that disposition and certain other conditions are met.

If a non-U.S. holder is described in the first bullet point above, it will be subject to tax on the net gain derived from the sale, redemption, or other taxable disposition of the note at regular U.S. federal income tax rates, generally in the same manner as if the non-U.S. holder were a U.S. holder. In addition, if a non-U.S. holder is a foreign corporation, it may be subject to the branch profits tax equal to 30% (or lesser rate under an applicable income tax treaty) of its effectively connected earnings and profits for the taxable year, subject to certain adjustments. If a non-U.S. holder is an individual described in the second bullet point above, such holder will be subject to a flat 30% tax (or lesser rate under an applicable income tax treaty) on the gain derived from the sale, redemption, or other taxable disposition, which may be offset by certain U.S.-source capital losses, even though such holder is not considered a resident of the United States, provided the non-U.S. holder has timely filed U.S. federal income tax returns with respect to such losses.
Information Reporting and Backup Withholding
Generally, the applicable withholding agent must report annually to the IRS and to non-U.S. holders the amount of interest paid to non-U.S. holders and the amount of tax, if any, withheld with respect to those payments. Copies of the information returns reporting such payments and withholding may also be made available to the tax authorities in the country in which a non-U.S. holder resides under the provisions of an applicable income tax treaty.
In general, a non-U.S. holder will not be subject to backup withholding with respect to payments of interest that we make, provided the statement described above in the last bullet point under “Consequences to Non-U.S. Holders—Payments of Interest” has been received and we do not have actual knowledge or reason to know that the holder is a U.S. person, as defined under the Code, who is not an exempt recipient. In addition, a non-U.S. holder generally will not be subject to information reporting or backup withholding with respect to payments of the proceeds of the sale, redemption or other taxable disposition of a note within the United States or conducted through certain U.S.-related financial intermediaries if the statement described above has been received and the payor does not have actual knowledge or reason to know that a holder is a U.S. person, as defined under the Code, who is not an exempt recipient, or the non-U.S. holder otherwise establishes an exemption. Backup withholding is not an additional tax. Any amounts withheld under the backup withholding rules will be allowed as a refund or a credit against a non-U.S. holder’s U.S. federal income tax liability provided the required information is furnished timely to the IRS. The backup withholding and information reporting rules are complex, and non-U.S. holders are urged to consult their own tax advisors regarding application of these rules to their particular circumstances.
FATCA
Provisions of the Code commonly referred to as the Foreign Account Tax Compliance Act, or FATCA, generally impose a 30% withholding tax on payments of interest on the notes if paid to a foreign entity unless (i) if the foreign entity is a “foreign financial institution,” the foreign entity undertakes certain due diligence, reporting, withholding, and certification obligations, (ii) if the foreign entity is not a “foreign financial institution,” the foreign entity identifies certain of its U.S. investors, or (iii) the foreign entity is otherwise exempt from FATCA. If the payee is a foreign financial institution and is subject to the diligence and reporting requirements in clause (i) above, it must enter into an agreement with the U.S. Department of the Treasury requiring, among other things, that it undertake to identify accounts held by certain “specified United States persons” or “United States-owned foreign entities” (each as defined in the Code), annually report certain information about such accounts, and withhold 30% on certain payments to non-compliant foreign financial institutions and certain other account holders. Foreign financial institutions located in jurisdictions that have an intergovernmental agreement with the United States governing FATCA may be subject to different rules. While withholding under FATCA may also apply to gross proceeds from the sale or other disposition of the notes (including settlement of the notes at maturity), under proposed U.S. Treasury Regulations, withholding on payments of gross proceeds is not required. Although such regulations are not final, taxpayers, including applicable withholding agents, may rely on the proposed regulations until final regulations are issued. Prospective investors are encouraged to consult their own tax advisors regarding the possible implications of FATCA on their investment in the notes.

UNDERWRITING
We and the underwriters for the offering named below, for whom BofA Securities, Inc., Citigroup Global Markets Inc., and J.P. Morgan Securities LLC are acting as representatives, have entered into an underwriting agreement dated the date of this prospectus supplement with respect to the notes. Subject to certain conditions, each underwriter has severally, and not jointly, agreed to purchase the principal amount of the notes indicated in the following table.

Underwriters	Principal Amount of Notes
BofA Securities, Inc.	$130,500,000
Citigroup Global Markets Inc.	137,750,000
J.P. Morgan Securities LLC	137,750,000
Deutsche Bank Securities Inc.	58,000,000
HSBC Securities (USA) Inc.	58,000,000
RBC Capital Markets, LLC	58,000,000
Barclays Capital Inc.	29,000,000
BNP Paribas Securities Corp.	29,000,000
Scotia Capital (USA) Inc.	29,000,000
U.S. Bancorp Investments, Inc.	29,000,000
Wells Fargo Securities, LLC	29,000,000
Total	$725,000,000

The underwriters are committed to take and pay for all of the notes being offered, if any are taken.
Notes sold by the underwriters will initially be offered at the initial offering price set forth on the cover of this prospectus supplement. If all the notes are not sold at the initial offering price, the underwriters may change the offering price and the other selling terms of the notes. The offering of the notes by the underwriters is subject to receipt and acceptance and subject to the underwriters’ right to reject any order in whole or in part.
The following table shows the underwriting discount that we will pay to the underwriters in connection with the offering of the notes (expressed as a percentage of the principal amount of the notes).

Paid by us
Per note	0.600%

The notes are a new issue of securities with no established trading market. We do not intend to apply for listing of the notes on any securities exchange. We have been advised by the underwriters that the underwriters intend to make a market in the notes but are not obligated to do so and may discontinue market making at any time without notice. No assurance can be given as to the liquidity of the trading market for the notes.
Our expenses in connection with the offering, excluding the underwriting discount, are estimated at approximately $1.8 million.
We have agreed to indemnify the underwriters against certain liabilities, including liabilities under the Securities Act of 1933, as amended.
In connection with the issuance of the notes, the underwriters may purchase and sell notes in the open market, including through short sales, stabilizing transactions and purchases to cover positions created by short sales. Short sales involve the sale by the underwriters of a greater number of notes than they are required to purchase in the offering. Stabilizing transactions consist of certain bids or purchases made for the purpose of preventing or retarding a decline in the market price of the notes while the offering is in progress.
The underwriters also may impose a penalty bid. This occurs when a particular underwriter repays to the underwriters a portion of the underwriting discount received by it because the representatives have repurchased notes sold by or for the account of such underwriter in stabilizing or short covering transactions.

These activities by the underwriters, as well as other purchases by the underwriters for their own accounts, may stabilize, maintain, or otherwise affect the market price of the notes. As a result, the price of such notes may be higher than the price that otherwise might exist in the open market. If these activities are commenced, they may be discontinued by the underwriters at any time. These transactions may be effected in the over the counter market or otherwise.
It is expected that delivery of the notes will be made to investors on or about June 1, 2026, which is the third business day following the date of this prospectus supplement (such settlement cycle being referred to as “T+3”). Under Rule 15c6-1 under the Exchange Act, trades in the secondary market generally are required to settle in one business day, unless the parties to any such trade expressly agree otherwise. Accordingly, purchasers who wish to trade the notes before the business day prior to June 1, 2026 will be required to specify alternative settlement arrangements to prevent a failed settlement.
Relationships
The underwriters and their respective affiliates are full service financial institutions engaged in various activities, which may include securities trading, commercial and investment banking, financial advisory, investment management, investment research, principal investment, hedging, financing and brokerage activities. Certain of the underwriters and their respective affiliates have, from time to time, performed, and may in the future perform, various financial advisory and investment banking services for us, including acting as underwriters, managers, agents, swap providers, arrangers or issuing and paying agents, for which they received or will receive customary fees and expenses. In addition, certain of the underwriters or their affiliates currently serve as lenders and/or agents under our credit facilities.
In addition, in the ordinary course of their business activities, the underwriters and their affiliates may make or hold a broad array of investments and actively trade debt and equity securities (or related derivative securities) and financial instruments (including bank loans) for their own account and for the accounts of their customers. Such investments and securities activities may involve our securities and/or instruments. If any of the underwriters or their affiliates have a lending relationship with us, certain of those underwriters or their affiliates routinely hedge, and certain other of those underwriters or their affiliates may hedge, their credit exposure to us consistent with their customary risk management policies. Typically, these underwriters and their affiliates would hedge such exposure by entering into transactions which consist of either the purchase of credit default swaps or the creation of short positions in our securities, including potentially the notes offered hereby. Any such credit default swaps or short positions could adversely affect future trading prices of the notes offered hereby. The underwriters and their affiliates may also make investment recommendations and/or publish or express independent research views in respect of such securities or financial instruments and may hold, or recommend to clients that they acquire, long and/or short positions in such securities and instruments.
To the extent any underwriter that is not a U.S. registered broker-dealer intends to effect sales of notes in the United States, it will do so through one or more U.S. registered broker-dealers in accordance with applicable U.S. securities laws and regulations.
Selling Restrictions
European Economic Area
Each underwriter has represented and agreed that it has not offered, sold or otherwise made available to and should not be offered, sold or otherwise made available to any retail investor in the European Economic Area (the “EEA”). For the purposes of this provision, a “retail investor” means a person who is one (or more) of (i) a retail client as defined in point (11) of Article 4(1) Directive 2014/65/EU (as amended, “MiFID II”); (ii) a customer within the meaning of Directive (EU) 2016/97 (as amended, the “Insurance Distribution Directive”), where that customer would not qualify as a professional client as defined in point (10) of Article 4(1) of MiFID II; or (iii) not a qualified investor as defined in Regulation (EU) 2017/1129 (as amended, the “Prospectus Regulation”). Consequently, no key information document required by Regulation (EU) No 1286/2014 (as amended, the “PRIIPs Regulation”) for offering or selling the notes or otherwise making them available to retail investors in the EEA has been prepared and therefore offering or selling the notes or otherwise making them available to any retail investor in the EEA may be unlawful under the PRIIPs Regulation. This prospectus supplement has been prepared on the basis that any offer of notes in any member state of the EEA will be made pursuant to an exemption under the Prospectus Regulation from the requirement to publish a prospectus for offers of the notes. This prospectus supplement is not a prospectus for the purposes of the Prospectus Regulation.

United Kingdom
The notes are not intended to be offered, sold, distributed or otherwise made available to and should not be offered, sold, distributed or otherwise made available to any retail investor in the UK. For these purposes, a retail investor means a person who is either one (or both) of the following: (i) not a professional client, as defined in point (8) of Article 2(1) of Regulation (EU) No 600/2014 as it forms part of UK domestic law by virtue of the EUWA; or (iii) not a “qualified investor” as defined in Paragraph 15 of Schedule 1 to the Public Offers and Admissions to Trading Regulations 2024 (the “POATRs”).
Consequently, no disclosure document required by the Financial Conduct Authority Disclosure Sourcebook (“DISC”) for offering, selling or distributing the notes or otherwise making the notes available to retail investors in the UK has been prepared and, therefore, offering, selling or distributing the notes or otherwise making them available to any retail investor in the UK may be unlawful under DISC and the Consumer Composite Investments (Designated Activities) Regulations 2024. This prospectus supplement has been prepared on the basis that any offer of the notes in the UK will be made pursuant to an exemption under the POATRs from a requirement to publish a prospectus for offers of notes. This prospectus supplement is not a prospectus for the purpose of the POATRs.
In the UK, this prospectus supplement is being distributed only to and is directed only at: (i) persons who are “investment professionals” falling within Article 19(5) of the Order, (ii) high net worth companies, unincorporated associations and other bodies within the categories described in Article 49(2)(a) to (d) of the Financial Services and Markets Act 2000 (Financial Promotion) Order 2005 and (iii) any other persons to whom an invitation or inducement to engage in investment activity (within the meaning of Section 21 of the FSMA) in connection with the issue or sale of the notes may otherwise lawfully be communicated or caused to be communicated (all such persons together being referred to as “relevant persons”). Any person who is not a relevant person should not act or rely on this prospectus supplement or any of its contents. Any investment or investment activity to which this prospectus supplement relates is available only to relevant persons and will be engaged in only with relevant persons.
Canada
The notes offered may be sold only to purchasers purchasing, or deemed to be purchasing, as principal that are accredited investors, as defined in National Instrument 45-106 Prospectus Exemptions or subsection 73.3(1) of the Securities Act (Ontario), and are permitted clients, as defined in National Instrument 31-103 Registration Requirements, Exemptions and Ongoing Registrant Obligations. Any resale of the notes must be made in accordance with an exemption from, or in a transaction not subject to, the prospectus requirements of applicable securities laws.
Securities legislation in certain provinces or territories of Canada may provide a purchaser with remedies for rescission or damages if this prospectus supplement and accompanying prospectus (including any amendment thereto) contains a misrepresentation, provided that the remedies for rescission or damages are exercised by the purchaser within the time limit prescribed by the securities legislation of the purchaser’s province or territory. The purchaser should refer to any applicable provisions of the securities legislation of the purchaser’s province or territory for particulars of these rights or consult with a legal advisor.
Pursuant to section 3A.3 of National Instrument 33-105 Underwriting Conflicts (NI 33-105), the underwriters are not required to comply with the disclosure requirements of NI 33-105 regarding underwriter conflicts of interest in connection with this offering.
Hong Kong
The notes may not be offered or sold by means of any document other than (i) in circumstances which do not constitute an offer to the public within the meaning of the Companies Ordinance (Cap 32, Laws of Hong Kong), or (ii) to “professional investors” within the meaning of the Securities and Futures Ordinance (Cap. 571, Laws of Hong Kong) and any rules made thereunder, or (iii) in other circumstances which do not result in the document being a “prospectus” within the meaning of the Companies Ordinance (Cap. 32, Laws of Hong Kong), and no advertisement, invitation or document relating to the notes may be issued or may be in the possession of any person for the purpose of issue (in each case whether in Hong Kong or elsewhere), which is directed at, or the contents of which are likely to be accessed or read by, the public in Hong Kong (except if permitted to do so under the laws of Hong Kong) other than with respect to notes which are or are intended to be disposed of only to persons outside Hong Kong or only to “professional investors” within the meaning of the Securities and Futures Ordinance (Cap. 571, Laws of Hong Kong) and any rules made thereunder.

Japan
The notes have not been and will not be registered under the Financial Instruments and Exchange Law of Japan (the Securities and Exchange Law) and each underwriter has agreed that it will not offer or sell any securities, directly or indirectly, in Japan or to, or for the benefit of, any resident of Japan (which term as used herein means any person resident in Japan, including any corporation or other entity organized under the laws of Japan), or to, or for the account or benefit of, others for re-offering or resale, directly or indirectly, in Japan or to, or for the account or benefit of, a resident of Japan, except pursuant to an exemption from the registration requirements of, and otherwise in compliance with, the Financial Instruments and Exchange Law and any other applicable laws, regulations and ministerial guidelines of Japan.
Korea
The notes have not been and will not be registered under the Financial Investments Services and Capital Markets Act of Korea and the decrees and regulations thereunder (the FSCMA”). None of the notes may be offered, sold or delivered directly or indirectly, or offered or sold to any person for re-offering or resale, directly or indirectly, in Korea or to any resident of Korea except pursuant to the applicable laws and regulation of Korea, including the FSCMA and the Foreign Exchange Transaction Law of Korea and the decrees and regulations thereunder (the “FETL”). The notes have not been listed on any of securities exchanges in the world including, without limitation, the Korea Exchange in Korea. Furthermore, the purchaser of the notes shall comply with all applicable regulatory requirements (including but not limited to requirements under the FETL) in connection with the purchase of the notes. By the purchase of the notes, the relevant holder thereof will be deemed to represent and warrant that if it is in Korea or is a resident of Korea, it purchased the notes pursuant to the applicable law and regulations of Korea.
Singapore
This prospectus supplement has not been registered as a prospectus with the Monetary Authority of Singapore. Accordingly, this prospectus supplement and any other document or material in connection with the offer or sale, or invitation for subscription or purchase, of the notes may not be circulated or distributed, nor may the notes be offered or sold, or be made the subject of an invitation for subscription or purchase, whether directly or indirectly, to persons in Singapore other than (i) to an institutional investor under (Section 274 of the Securities and Futures Act, (Chapter 289) of Singapore, (the “SFA”)), (ii) a relevant person, or any person pursuant to Section 275(1A), and in accordance with the conditions, specified in Section 275 of the SFA or (iii) otherwise pursuant to, and in accordance with the conditions of, any other applicable provision of the SFA.
Where the notes are subscribed or purchased under Section 275 by a relevant person which is: (a) a corporation (which is not an accredited investor) the sole business of which is to hold investments and the entire share capital of which is owned by one or more individuals, each of whom is an accredited investor; or (b) a trust (where the trustee is not an accredited investor) whose sole purpose is to hold investments and each beneficiary is an accredited investor, shares, debentures and units of shares and debentures of that corporation or the beneficiaries’ rights and interest in that trust shall not be transferable for 6 months after that corporation or that trust has acquired the notes under Section 275 except (1) to an institutional investor under Section 274 of the SFA or to a relevant person, or any person pursuant to Section 275(1A), and in accordance with the conditions, specified in Section 275 of the SFA; (2) where no consideration is given for the transfer; or (3) by operation of law.
Solely for the purposes of its obligations pursuant to Sections 309B(1)(a) and 309B(1)(c) of the SFA, we have determined, and hereby notify all relevant persons (as defined in Section 309A of the SFA), that the notes are “prescribed capital markets products” (as defined in the Securities and Futures (Capital Markets Products) Regulations 2018) and Excluded Investment Products (as defined in MAS Notice SFA 04-N12: Notice on the Sale of Investment Products and MAS Notice FAA-N16: Notice on Recommendations on Investment Products).
Taiwan
The notes have not been and will not be registered with he Financial Supervisory Commission of Taiwan pursuant to relevant securities laws and regulations and may not be sold, issued or offered within Taiwan through a public offering or in circumstances which constitutes an offer within the meaning of the Securities and Exchange Act of Taiwan that requires a registration or approval of the Financial Supervisory Commission of Taiwan. No person or entity in Taiwan has been authorized to offer, sell, give advice regarding or otherwise intermediate the offering and sale of the notes in Taiwan.

United Arab Emirates
The notes have not been, and are not being, publicly offered, sold, promoted or advertised in the United Arab Emirates (including the Abu Dhabi Global Market and the Dubai International Financial Centre) other than in compliance with the laws, regulations and rules of the United Arab Emirates, the Abu Dhabi Global Market and the Dubai International Financial Centre governing the issue, offering and sale of securities. Further, this prospectus supplement and the accompanying prospectus do not constitute a public offer of securities in the United Arab Emirates (including the Abu Dhabi Global Market and the Dubai International Financial Centre) and are not intended to be a public offer. This prospectus supplement and the accompanying prospectus have not been approved by or filed with the Central Bank of the United Arab Emirates, the Securities and Commodities Authority, the Financial Services Regulatory Authority or the Dubai Financial Services Authority.
Switzerland
This prospectus supplement and the accompanying prospectus are not intended to constitute an offer or solicitation to purchase or invest in the notes. The notes may not be publicly offered, directly or indirectly, in Switzerland within the meaning of the Swiss Financial Services Act (the “FinSA”) and no application has or will be made to admit the notes to trading on any trading venue (exchange or multilateral trading facility) in Switzerland. Neither this prospectus supplement, the accompanying prospectus nor any other offering or marketing material relating to the notes constitutes a prospectus pursuant to the FinSA, and neither this prospectus supplement, the accompanying prospectus nor any other offering or marketing material relating to the notes may be publicly distributed or otherwise made publicly available in Switzerland.

LEGAL MATTERS
The validity of the notes offered hereby and certain other customary legal matters relating to the offering of the notes will be passed upon by Wilmer Cutler Pickering Hale and Dorr LLP. Certain legal matters in connection with this offering of the notes will be passed upon for the underwriters by Latham & Watkins LLP.
EXPERTS
The consolidated financial statements of Veralto Corporation appearing in Veralto Corporation’s Annual Report (Form 10-K) for the year ended December 31, 2025, and the effectiveness of Veralto Corporation’s internal control over financial reporting as of December 31, 2025 have been audited by Ernst & Young LLP, independent registered public accounting firm, as set forth in their reports thereon included therein, and incorporated herein by reference. Such financial statements are, and audited financial statements to be included in subsequently filed documents will be, incorporated herein in reliance upon the reports of Ernst & Young LLP pertaining to such financial statements and the effectiveness of our internal control over financial reporting as of the respective dates (to the extent covered by consents filed with the Securities and Exchange Commission) given on the authority of such firm as experts in accounting and auditing.

WHERE YOU CAN FIND MORE INFORMATION
We file annual, quarterly and current reports, proxy statements and other information with the SEC under the Exchange Act. Our SEC filings are available to the public over the Internet at the SEC’s website at http://www.sec.gov. Copies of certain information filed by us with the SEC are also available on our website at www.veralto.com. We make our website content available for information purposes only. It should not be relied upon for investment purposes, nor is it incorporated by reference into this prospectus supplement or the accompanying prospectus.
As noted above, this prospectus supplement and the accompanying prospectus are part of a registration statement we filed with the SEC. This prospectus supplement and the accompanying prospectus omit some information contained in the registration statement in accordance with SEC rules and regulations. You should review the information and exhibits in the registration statement for further information on us and our consolidated subsidiaries and the securities we are offering. Statements in this prospectus supplement and the accompanying prospectus concerning any document we filed as an exhibit to the registration statement or that we otherwise filed with the SEC are not intended to be comprehensive and are qualified by reference to these filings. You should review the complete document to evaluate these statements.

INCORPORATION BY REFERENCE
The SEC allows us to incorporate by reference much of the information we file with the SEC, which means that we can disclose important information to you by referring you to those publicly available documents. The information that we incorporate by reference in this prospectus supplement is considered to be part of this prospectus supplement.
Because we are incorporating by reference future filings with the SEC, this prospectus supplement is continually updated and those future filings may modify or supersede some of the information included or incorporated in this prospectus supplement. This means that you must look at all of the SEC filings that we incorporate by reference to determine if any of the statements in this prospectus or in any document previously incorporated by reference have been modified or superseded. This prospectus supplement incorporates by reference the documents listed below filed by Veralto (File No. 001-41770) and any future filings we make with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act (in each case, other than those documents or the portions of those documents not deemed to be filed) until this offering is terminated or completed:
•
Annual Report on Form 10-K for the fiscal year ended December 31, 2025, including the information specifically incorporated by reference into the Annual Report on Form 10-K for the fiscal year ended December 31, 2025 from our definitive proxy statement for the 2026 Annual Meeting of Stockholders;

•	Quarterly Report on Form 10-Q for the fiscal quarter ended April 3, 2026; and
•	Current Report on Form 8-K filed with the SEC on May 14, 2026.
Any statement contained in a document incorporated or deemed to be incorporated by reference into this prospectus supplement will be deemed to be modified or superseded for purposes of this prospectus supplement, any related free writing prospectus, and the accompanying prospectus to the extent that a statement contained in this prospectus supplement, any related free writing prospectus, or the accompanying prospectus or in any other subsequently filed document that also is or is deemed to be incorporated by reference into this prospectus supplement, any related free writing prospectus, or the accompanying prospectus conflicts with, negates, modifies or supersedes that statement. Any statement that is modified or superseded will not constitute a part of this prospectus supplement, any related free writing prospectus, or the accompanying prospectus, except as modified or superseded.
You may request a copy of these filings, at no cost, by writing or telephoning us at the following address or phone number:
Veralto Corporation
225 Wyman St., Suite 250
Waltham, Massachusetts 02451
Attention: Investor Relations
(781) 755-3655
Exhibits to the filings will not be sent, however, unless those exhibits have specifically been incorporated by reference into such document.

PROSPECTUS

VERALTO CORPORATION
Debt Securities
Common Stock
Preferred Stock
Depositary Shares
Subscription Rights
Purchase Contracts
Units
Warrants
We may offer and sell securities from time to time in one or more offerings. This prospectus describes the general terms of these securities and the general manner in which these securities will be offered. We will provide the specific terms of these securities in supplements to this prospectus. The prospectus supplements will also describe the specific manner in which these securities will be offered and may also supplement, update or amend information contained in this document. You should read this prospectus and any applicable prospectus supplement before you invest.
We may offer these securities in amounts, at prices and on terms determined at the time of offering. The securities may be sold directly to you, through agents, or through underwriters and dealers. If agents, underwriters or dealers are used to sell the securities, we will name them and describe their compensation in a prospectus supplement.
Our common stock is listed on The New York Stock Exchange (“NYSE”) under the symbol VLTO.
Investing in these securities involves certain risks. See the information included under “Risk Factors” on page 6 of this prospectus and in any accompanying prospectus supplement, and under similar headings in the documents incorporated by reference in this prospectus or any prospectus supplement, for a discussion of the factors you should carefully consider before deciding to purchase these securities.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.
The date of this prospectus is October 24, 2024

i

ABOUT THIS PROSPECTUS
This prospectus is part of a registration statement that we filed with the Securities and Exchange Commission, which we refer to as the “SEC,” utilizing a “shelf” registration process. Under this shelf registration process, we may from time to time sell any combination of the securities described in this prospectus in one or more offerings.
This prospectus provides you with a general description of the securities we may offer. Each time we sell securities, we will provide one or more prospectus supplements that will contain specific information about the terms of the offering. The prospectus supplement may also add, update or change information contained in this prospectus. You should read both this prospectus and the accompanying prospectus supplement together with the additional information described under the heading “Where You Can Find More Information.”
You should rely only on the information contained in or incorporated by reference in this prospectus, any accompanying prospectus supplement or in any related free writing prospectus filed by us with the SEC. We have not authorized anyone to provide you with different information. This prospectus and any accompanying prospectus supplement do not constitute an offer to sell or the solicitation of an offer to buy any securities other than the securities described in this prospectus or such accompanying prospectus supplement or an offer to sell or the solicitation of an offer to buy such securities in any circumstances in which such offer or solicitation is unlawful. You should assume that the information appearing in this prospectus, any prospectus supplement, the documents incorporated by reference and any related free writing prospectus is accurate only as of their respective dates. Our business, financial condition, results of operations and prospects may have changed materially since those dates.
Unless the context otherwise indicates, references in this prospectus to the “Company,” “Veralto,” “we,” “our” and “us” refer, collectively, to Veralto Corporation, a Delaware corporation, and its consolidated subsidiaries.

WHERE YOU CAN FIND MORE INFORMATION
We file annual, quarterly and current reports, proxy statements and other information with the SEC. Our SEC filings are available to the public over the Internet at the SEC’s website at http://www.sec.gov. Copies of certain information filed by us with the SEC are also available on our website at https://www.veralto.com. Our website is not a part of this prospectus and is not incorporated by reference in this prospectus.
This prospectus is part of a registration statement we filed with the SEC. This prospectus omits some information contained in the registration statement in accordance with SEC rules and regulations. You should review the information and exhibits in the registration statement for further information about us and our consolidated subsidiaries and the securities we are offering. Statements in this prospectus concerning any document we filed as an exhibit to the registration statement or that we otherwise filed with the SEC are not intended to be comprehensive and are qualified by reference to these filings and the exhibits attached thereto. You should review the complete document to evaluate these statements.
INCORPORATION BY REFERENCE
The SEC allows us to incorporate by reference much of the information we file with the SEC, which means that we can disclose important information to you by referring you to those publicly available documents. The information that we incorporate by reference in this prospectus is considered to be part of this prospectus. Because we are incorporating by reference future filings with the SEC, this prospectus is continually updated and those future filings may modify or supersede some of the information included or incorporated in this prospectus. This means that you must look at all of the SEC filings that we incorporate by reference to determine if any of the statements in this prospectus or in any document previously incorporated by reference have been modified or superseded. This prospectus incorporates by reference the documents listed below (File No. 001-41770) and any future filings we make with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) (in each case, other than those documents or the portions of those documents not deemed to be filed) until the offering of the securities under the registration statement is terminated or completed:
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Annual Report on Form 10-K for the fiscal year ended December 31, 2023, as filed with the SEC on February 28, 2024 (the “2023 Annual Report”) including the information specifically incorporated by reference into the 2023 Annual Report from our definitive proxy statement for the 2024 Annual Meeting of Stockholders, as filed with the SEC on March 29, 2024;

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Quarterly Reports on Form 10-Q for the fiscal quarters ended March 29, 2024, June 28, 2024, and September 27, 2024 as filed with the SEC on April 24, 2024, July 26, 2024, and October 24, 2024, respectively;

•	Current Reports on Form 8-K as filed with the SEC on May 21, 2024 and July 16, 2024; and
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The description of our capital stock contained in our Registration Statement on Form 10, originally filed with the SEC on August 3, 2023 and subsequently amended, as the description therein has been updated and superseded by the description of our capital stock contained in Exhibit 4.5 to our 2023 Annual Report, and including any amendments and reports filed for the purpose of updating such description.

You may request a copy of these filings, at no cost, by writing or telephoning us at the following address or telephone number:
Veralto Corporation
225 Wyman Street, Suite 250
Waltham, MA 02451
Attention: Investor Relations
Telephone: (781) 755-3655

FORWARD-LOOKING STATEMENTS
This prospectus and the information incorporated by reference in this prospectus contain certain “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended (the “Securities Act”), and Section 21E of the Exchange Act. All statements other than historical factual information are forward-looking statements, including without limitation statements regarding: projections of revenue, expenses, profit, profit margins, pricing, tax rates, tax provisions, cash flows, pension and benefit obligations and funding requirements, our liquidity position or other projected financial measures; management’s plans and strategies for future operations, including statements relating to anticipated operating performance, cost reductions, restructuring activities, new product and service developments, competitive strengths or market position, acquisitions and the integration thereof, divestitures, spin-offs, split-offs, initial public offerings, other securities offerings, or other distributions, strategic opportunities, stock repurchases, dividends and executive compensation; growth, declines and other trends in markets we sell into; new or modified laws, regulations and accounting pronouncements; future regulatory approvals and the timing and conditionality thereof; outstanding claims, legal proceedings, tax audits and assessments and other contingent liabilities; future foreign currency exchange rates and fluctuations in those rates; general economic and capital markets conditions; the anticipated timing of any of the foregoing; assumptions underlying any of the foregoing; and any other statements that address events or developments that Veralto intends or believes will or may occur in the future. Terminology such as “believe,” “anticipate,” “should,” “could,” “intend,” “will,” “plan,” “expect,” “estimate,” “project,” “target,” “may,” “possible,” “potential,” “forecast” and “positioned” and similar references to future periods are intended to identify forward-looking statements, although not all forward-looking statements are accompanied by such words.
Forward-looking statements are based on assumptions and assessments made by our management in light of their experience and perceptions of historical trends, current conditions, expected future developments and other factors. Forward-looking statements are not guarantees of future performance and actual results may differ materially from the results, developments and business decisions contemplated by our forward-looking statements. Accordingly, you should not place undue reliance on any such forward-looking statements. See the section “Risk Factors” in any accompanying prospectus supplement for further discussion regarding reasons that actual results may differ materially from the results, developments and business decisions contemplated by our forward-looking statements. You should also carefully review the risk factors and cautionary statements described in the other documents we file from time to time with the SEC, including our 2023 Annual Report, our Quarterly Report on Form 10-Q for the fiscal quarter ended September 27, 2024 and our Current Reports on Form 8-K. Forward-looking statements speak only as of the date in which they are made. Except to the extent required by applicable law, we do not assume any obligation to update or revise any forward-looking statement, whether as a result of new information, future events and developments or otherwise
Important factors that in some cases have affected us in the past and that in the future could cause actual results to differ materially from those envisaged in the forward-looking statements include the following:
•	Conditions in the global economy, including military conflicts, the particular markets we serve and the financial markets can adversely affect our business and financial statements.
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We face intense competition and if we are unable to compete effectively, we may experience decreased demand and decreased market share. Even if we compete effectively, we may be required to reduce the prices we charge.

•	Our growth depends on the timely development and commercialization, and customer acceptance, of new and enhanced products and services based on technological innovation.
•	Global economic, political, legal, compliance, social and business factors can negatively affect our business and financial statements.
•	Our growth can also suffer if the markets into which we sell our products and services decline, do not grow as anticipated or experience cyclicality.
•	Any inability to consummate acquisitions at our historical rate and appropriate prices, and to make appropriate investments that support our long-term strategy, could negatively impact our business.
•	Our acquisition or divestiture of businesses, investments, joint ventures and other strategic relationships can negatively impact our business and financial statements.

•	Significant disruptions in, or breaches in security of, our information technology systems or data or violations of data privacy laws can adversely affect our business and financial statements.
•	Defects and unanticipated use or inadequate disclosure with respect to our products or services, or allegations thereof, can adversely affect our business and financial statements.
•	If we suffer loss to our facilities, supply chains, distributions systems or information technology systems due to catastrophe or other events, our operations could be seriously harmed.
•	Climate change, legal or regulatory measures to address climate change and any inability on our part to address stakeholder expectations related to climate change may negatively affect us.
•	Our financial results are subject to fluctuations in the cost and availability of the supplies that we use in, and the labor we need for, our operations.
•	Our success depends on our ability to recruit, retain and motivate talented employees representing diverse backgrounds, experiences and skill sets.
•	Our restructuring actions can have long-term adverse effects on our business and financial statements.
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If we are unable to adequately protect our intellectual property, or if third parties infringe our intellectual property rights, we may suffer competitive injury or expend significant resources enforcing our rights. These risks are particularly pronounced in countries in which we do business that do not have levels of protection of intellectual property comparable to the United States.

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Third parties from time to time claim that we are infringing or misappropriating their intellectual property rights and we could suffer from significant litigation expenses, losses or licensing expenses or be prevented from selling products or services.

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Our outstanding debt has increased significantly as a result of our separation from Danaher Corporation (“Danaher”), and we may incur additional debt in the future. Our existing and future indebtedness may limit our operations and our use of our cash flow and negatively impact our credit ratings; and any failure to comply with the covenants that apply to our indebtedness could adversely affect our business and financial statements.

•	We may be required to recognize impairment charges for our goodwill and other intangible assets.
•	Foreign currency exchange rates can adversely affect our financial statements.
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Changes in our tax rates or exposure to additional income tax liabilities or assessments could affect our earnings. In addition, audits by tax authorities could result in additional tax payments for prior periods.

•	Changes in tax law relating to multinational corporations could adversely affect our tax position.
•	Our businesses are subject to extensive regulation, failure to comply with those regulations could adversely affect our business and financial statements.
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We are subject to or otherwise responsible for a variety of litigation and other legal and regulatory proceedings in the course of our business that can adversely affect our business and financial statements.

•	Our operations, products and services expose us to the risk of environmental, health and safety liabilities, costs and violations that could adversely affect our business and financial statements.
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Certain provisions in Veralto’s amended and restated certificate of incorporation (the “Amended and Restated Certificate”) and amended and restated bylaws (the “Amended and Restated Bylaws”), and of Delaware law, may prevent or delay an acquisition of Veralto, which could decrease the trading price of Veralto’s common stock.

•	The forum selection provisions under Veralto’s Amended and Restated Certificate could discourage lawsuits against Veralto and Veralto’s directors, officers, employees and stockholders.
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If we are unable to implement and maintain effective internal control over financial reporting in the future, investors may lose confidence in the accuracy and completeness of our financial reports and the market price of our common stock may be negatively affected.

•	As an independent, publicly traded company, Veralto may not enjoy the same benefits that Veralto did as a part of Danaher.
•	Potential indemnification liabilities to Danaher pursuant to the separation agreement could materially and adversely affect Veralto’s business and financial statements.
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In connection with the Separation (as defined below), Danaher has agreed to indemnify Veralto for certain liabilities. However, there can be no assurance that the indemnity will be sufficient to insure Veralto against the full amount of such liabilities, or that Danaher’s ability to satisfy its indemnification obligation will not be impaired in the future.

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If there is a determination that the Separation and/or the Distribution (as defined below), together with certain related transactions, is taxable for U.S. federal income tax purposes, Danaher and its stockholders could incur significant U.S. federal income tax liabilities, and we could also incur significant liabilities.

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Veralto may be affected by significant restrictions, including on its ability to engage in certain corporate transactions for a two-year period after the distribution in order to avoid triggering significant tax-related liabilities.

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Certain of Veralto’s executive officers and directors may have actual or potential conflicts of interest because of their equity interest in Danaher. Also, certain of Danaher’s current directors and a current Danaher officer and a current Danaher employee have joined Veralto’s Board of Directors (the “Board”), which may create conflicts of interest or the appearance of conflicts of interest.

•	Danaher may compete with Veralto.
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Veralto or Danaher may fail to perform under various transaction agreements that were executed as part of the Separation or Veralto may fail to have necessary systems and services in place when certain of the transaction agreements expire.

RISK FACTORS
Investing in our securities involves a high degree of risk. You should carefully review the risks and uncertainties described under the heading “Risk Factors” contained in the applicable prospectus supplement and any related free writing prospectus, and under similar headings in our 2023 Annual Report and in our most recent Quarterly Report on Form 10-Q, as updated by our subsequent filings, which are incorporated by reference into this prospectus, before deciding whether to purchase any of the securities being registered pursuant to the registration statement of which this prospectus is a part. Each of the risk factors could adversely affect our business, results of operations, financial condition and cash flows, as well as adversely affect the value of an investment in our securities, and the occurrence of any of these risks might cause you to lose all or part of your investment. Additional risks not presently known to us or that we currently believe are immaterial may also significantly impair our business operations.

VERALTO CORPORATION
Veralto’s unifying purpose is Safeguarding the World’s Most Vital ResourcesTM. Our diverse group of leading operating companies provide essential technology solutions that monitor, enhance and protect key resources around the globe. We are committed to the advancement of public health and safety and believe we are positioned to support our customers as they address large global challenges including environmental resource sustainability, water scarcity, management of severe weather events and food and pharmaceutical security. For decades, we have used our scientific expertise and innovative technologies to address complex challenges our customers face across regulated industries – including municipal utilities, food and beverage, pharmaceutical and industrials – where the consequence of failure is high. Through our core offerings in water analytics, water treatment, marking and coding, and packaging and color, customers look to our solutions to help ensure the safety, quality, efficiency, and reliability of their products and processes. The Company is headquartered in Waltham, Massachusetts with a workforce of approximately 16,000 associates strategically located in more than 45 countries.
Veralto operates through two segments – Water Quality (“WQ”) and Product Quality & Innovation (“PQI”). Our businesses within these segments have strong globally recognized brands as a result of our leadership in served markets over several decades. Through WQ, we provide innovative products and services that improve the quality and reliability of water through leading brands including Hach Company (“Hach”), Trojan Technologies and ChemTreat. Through PQI, we enable our customers to promote consumer trust in products and help enable product innovation through leading brands including Videojet, Linx, Esko, X-Rite and Pantone.
Veralto completed its separation from Danaher on September 30, 2023 (the “Separation”), the first day of its fiscal fourth quarter. The Separation was completed on such date in the form of a pro rata distribution to Danaher stockholders of record on September 13, 2023 of all of the issued and outstanding shares of Veralto common stock held by Danaher. Each Danaher stockholder of record as of the close of business on September 13, 2023 received one share of Veralto common stock for every three shares of Danaher common stock held on the record date (the “Distribution”). Because September 30, 2023 was a Saturday, not a business day, the shares were credited to “street name” stockholders through the Depository Trust Company on the first trading day thereafter, October 2, 2023. Veralto’s common stock began “regular way” trading on NYSE under the ticker symbol “VLTO” on October 2, 2023.
We were incorporated in Delaware in 2022. Our principal executive offices are located at 225 Wyman Street, Suite 250, Waltham, Massachusetts 02451 and our telephone number is 781-755-3655.

USE OF PROCEEDS
We intend to use the net proceeds from the sale of any securities offered under this prospectus for general corporate purposes unless otherwise indicated in the applicable prospectus supplement. General corporate purposes may include the acquisition of companies or businesses, repayment and refinancing of debt, working capital and capital expenditures. We have not determined the amount of net proceeds to be used specifically for such purposes. As a result, management will retain broad discretion over the allocation of the net proceeds of any offering.

DESCRIPTION OF DEBT SECURITIES
The following description summarizes the general terms and provisions of the debt securities that Veralto Corporation may offer and sell from time to time. We will describe in a prospectus supplement the specific terms of the debt securities offered through that prospectus supplement, as well as any general terms and provisions described in this section that will not apply to those debt securities. As used in this “Description of Debt Securities”, the term “debt securities” means the senior and subordinated debt securities that we issue and the trustee authenticates and delivers under the applicable indenture. When we refer to “the Company,” “we,” “our,” and “us” in this section, we mean Veralto Corporation excluding, unless the context otherwise requires or as otherwise expressly stated, its subsidiaries.
We may issue senior debt securities from time to time, in one or more series under a senior indenture to be entered into between us and a senior trustee to be named in a prospectus supplement, which we refer to as the senior trustee. We may issue subordinated debt securities from time to time, in one or more series under a subordinated indenture to be entered into between us and a subordinated trustee to be named in a prospectus supplement, which we refer to as the subordinated trustee. The forms of senior indenture and subordinated indenture are filed as exhibits to the registration statement of which this prospectus forms a part. The senior indenture and the subordinated indenture are referred to individually as an indenture and together as the indentures and the senior trustee and the subordinated trustee are referred to individually as a trustee and together as the trustees. This section summarizes some of the provisions of the indentures and is qualified in its entirety by the specific text of the indentures, including definitions of terms used in the indentures. Wherever we refer to particular sections of, or defined terms in, the indentures, those sections or defined terms are incorporated by reference in this prospectus or the applicable prospectus supplement. You should review the indentures that are filed as exhibits to the registration statement of which this prospectus forms a part for additional information.
Neither indenture will limit the amount of debt securities that we may issue. The applicable indenture will provide that debt securities may be issued up to an aggregate principal amount authorized from time to time by us and may be payable in any currency or currency unit designated by us or in amounts determined by reference to an index.
General
The senior debt securities will constitute our unsecured and unsubordinated general obligations and will rank equally in right of payment with our other unsecured and unsubordinated obligations. The subordinated debt securities will constitute our unsecured and subordinated general obligations and will be junior in right of payment to our senior indebtedness (including senior debt securities), as described under the heading “—Certain Terms of the Subordinated Debt Securities—Subordination.” The debt securities will be structurally subordinated to all existing and future indebtedness and other liabilities of our subsidiaries unless such subsidiaries expressly guarantee such debt securities.
The debt securities will be our unsecured obligations. Any secured debt or other secured obligations will be effectively senior to the debt securities to the extent of the value of the assets securing such debt or other obligations. Unless otherwise indicated in the applicable prospectus supplement, the debt securities will not be guaranteed by any of our subsidiaries.
The applicable prospectus supplement and/or free writing prospectus will include any additional or different terms of the debt securities of any series being offered, including the following terms:
•	the title and type of the debt securities;
•	whether the debt securities will be senior or subordinated debt securities, and, with respect to any subordinated debt securities the terms on which they are subordinated;
•	the initial aggregate principal amount of the debt securities;
•	the price or prices at which we will sell the debt securities;
•	the maturity date or dates of the debt securities and the right, if any, to extend such date or dates;
•	the rate or rates, if any, at which the debt securities will bear interest, or the method of determining such rate or rates;
•	the date or dates from which such interest will accrue, the interest payment dates on which such interest will be payable or the method of determination of such dates;
•	the right, if any, to extend the interest payment periods and the duration of that extension;

•	the manner of paying principal and interest and the place or places where principal and interest will be payable;
•	the denominations of the debt securities if other than $2,000 or multiples of $1,000;
•	provisions for a sinking fund, purchase fund or other analogous fund, if any;
•	any redemption dates, prices, obligations and restrictions on the debt securities;
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the currency, currencies or currency units in which the debt securities will be denominated and the currency, currencies or currency units in which principal and interest, if any, on the debt securities may be payable;

•	any conversion or exchange features of the debt securities;
•	whether the debt securities will be subject to the defeasance provisions in the indenture;
•	whether the debt securities will be issued in definitive or global form or in definitive form only upon satisfaction of certain conditions;
•	whether the debt securities will be guaranteed as to payment or performance;
•	any special tax implications of the debt securities;
•	any events of defaults or covenants in addition to or in lieu of those set forth in the indenture; and
•	any other material terms of the debt securities.
When we refer to “principal” in this section with reference to the debt securities, we are also referring to “premium, if any.”
We may from time to time, without notice to or the consent of the holders of any series of debt securities, create and issue further debt securities of any such series ranking equally with the debt securities of such series in all respects (or in all respects other than (1) the payment of interest accruing prior to the issue date of such further debt securities or (2) the first payment of interest following the issue date of such further debt securities). Such further debt securities may be consolidated and form a single series with the debt securities of such series and have the same terms as to status, redemption or otherwise as the debt securities of such series.
You may present debt securities for exchange and you may present debt securities for transfer in the manner, at the places and subject to the restrictions set forth in the debt securities and the applicable prospectus supplement. We will provide you those services without charge, although you may have to pay any tax or other governmental charge payable in connection with any exchange or transfer, as set forth in the indenture.
Debt securities may bear interest at a fixed rate or a floating rate. Debt securities bearing no interest or interest at a rate that at the time of issuance is below the prevailing market rate (original issue discount securities) may be sold at a discount below their stated principal amount. U.S. federal income tax considerations applicable to any such discounted debt securities or to certain debt securities issued at par which are treated as having been issued at a discount for U.S. federal income tax purposes will be described in the applicable prospectus supplement.
We may issue debt securities with the principal amount payable on any principal payment date, or the amount of interest payable on any interest payment date, to be determined by reference to one or more currency exchange rates, securities or baskets of securities, commodity prices or indices. You may receive a payment of principal on any principal payment date, or a payment of interest on any interest payment date, that is greater than or less than the amount of principal or interest otherwise payable on such dates, depending on the value on such dates of the applicable currency, security or basket of securities, commodity or index. Information as to the methods for determining the amount of principal or interest payable on any date, the currencies, securities or baskets of securities, commodities or indices to which the amount payable on such date is linked and certain related tax considerations will be set forth in the applicable prospectus supplement.
Certain Terms of the Senior Debt Securities
Covenants. Unless we indicate otherwise in a prospectus supplement with respect to a particular series of senior debt securities, the senior debt securities will not contain any financial or restrictive covenants, including covenants restricting either us or any of our subsidiaries from incurring, issuing, assuming or guaranteeing any indebtedness secured by a lien on any of our or our subsidiaries’ property or capital stock, or restricting either us or any of our subsidiaries from entering into sale and leaseback transactions.

Consolidation, Merger and Sale of Assets. Unless we indicate otherwise in a prospectus supplement with respect to a particular series of senior debt securities, we may not consolidate with or merge into any other person, in a transaction in which we are not the surviving corporation, or convey, transfer or lease our properties and assets substantially as an entirety to any person, in either case, unless:
•	the successor entity, if any, is a U.S. corporation, limited liability company, partnership or trust;
•	the successor entity assumes our obligations on the senior debt securities and under the senior indenture;
•	immediately after giving effect to the transaction, no default or event of default shall have occurred and be continuing; and
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we have delivered to the senior trustee an officer’s certificate and an opinion of counsel, each stating that the consolidation, merger, conveyance, transfer or lease and, if a supplemental indenture is required in connection with such transaction, such supplemental indenture, comply with the senior indenture and all conditions precedent provided for in the senior indenture relating to such transaction have been complied with.

The restrictions described in the bullets above do not apply (1) to our consolidation with or merging into one of our affiliates, if the Board determines in good faith that the purpose of the consolidation or merger is principally to change our state of incorporation or our form of organization to another form or (2) if we merge with or into a single direct or indirect wholly-owned subsidiary of ours.
The surviving business entity will succeed to, and be substituted for, us under the senior indenture and the senior debt securities and, except in the case of a lease, we shall be released from all obligations under the senior indenture and the senior debt securities.
No Protection in the Event of a Change in Control. Unless we indicate otherwise in a prospectus supplement with respect to a particular series of senior debt securities, the senior debt securities will not contain any provisions that may afford holders of the senior debt securities protection in the event we have a change in control or in the event of a highly leveraged transaction (whether or not such transaction results in a change in control).
Events of Default. Unless we indicate otherwise in a prospectus supplement with respect to a particular series of senior debt securities, the following are events of default under the senior indenture with respect to senior debt securities of each series:
•	failure to pay interest on any senior debt securities of such series when due and payable, if that default continues for a period of 30 days (or such other period as may be specified for such series);
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failure to pay principal on the senior debt securities of such series when due and payable whether at maturity, upon redemption, by declaration or otherwise (and, if specified for such series, the continuance of such failure for a specified period);

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default in the performance of or breach of any of our covenants or agreements in the senior indenture applicable to senior debt securities of such series, other than a covenant breach which is specifically dealt with elsewhere in the senior indenture, and that default or breach continues for a period of 90 days after we receive written notice from the trustee or from the holders of 25% or more in aggregate principal amount of the senior debt securities of such series;

•	certain events of bankruptcy or insolvency, whether or not voluntary; and
•	any other event of default provided for in such series of senior debt securities as may be specified in the applicable prospectus supplement.
Unless we indicate otherwise in a prospectus supplement with respect to a particular series of senior debt securities, the default by us under any other debt, including any other series of our debt securities, is not a default under the senior indenture.
If an event of default other than an event of default specified in the fourth bullet point above occurs with respect to a series of senior debt securities and is continuing under the senior indenture, then, and in each such case, either the trustee or the holders of not less than 25% in aggregate principal amount of such series then outstanding under the senior indenture (each such series voting as a separate class) by written notice to us and to the trustee, if such notice is given by the holders, may, and the trustee at the request of such holders shall, declare the principal amount of and accrued interest on such series of senior debt securities to be immediately due and payable, and upon this declaration, the same shall become immediately due and payable.
If an event of default specified in the fourth bullet point above occurs and is continuing, the entire principal amount of and accrued interest on each series of senior debt securities then outstanding shall automatically become immediately due and payable.
Unless otherwise specified in the prospectus supplement relating to a series of senior debt securities originally issued at a discount, the amount due upon acceleration shall include only the original issue price of the senior debt securities, the amount of original issue discount accrued to the date of acceleration and accrued interest, if any.
Upon certain conditions, declarations of acceleration may be rescinded and annulled and past defaults may be waived by the holders of a majority in aggregate principal amount of all the senior debt securities of such series affected by the default, each series voting as a separate class. Furthermore, subject to various provisions in the senior indenture, the holders of a majority in aggregate principal amount of a series of senior debt securities, by notice to the trustee, may waive a continuing default or event of default with respect to such senior debt securities and its consequences, except a default in the payment of principal of or interest on such senior debt securities (other than any such default in payment resulting solely from an acceleration of the senior debt securities) or in respect of a covenant or provision of the senior indenture which cannot be modified or amended without the consent of the holders of each such senior debt security. Upon any such waiver, such default shall cease to exist, and any event of default with respect to such senior debt securities shall be deemed to have been cured, for every purpose of the senior indenture; but no such waiver shall extend to any subsequent or other default or event of default or impair any right consequent thereto.
The holders of a majority in aggregate principal amount of a series of senior debt securities may direct the time, method and place of conducting any proceeding for any remedy available to the trustee or exercising any trust or power conferred on the trustee with respect to such senior debt securities. However, the trustee may refuse to follow any direction that conflicts with law or the senior indenture, that may involve the trustee in personal liability or that the trustee determines in good faith may be unduly prejudicial to the rights of holders of such series of senior debt securities not joining in the giving of such direction and may take any other action it deems proper that is not inconsistent with any such direction received from holders of such series of senior debt securities. A holder may not pursue any remedy with respect to the senior indenture or any series of senior debt securities unless:
•	the holder gives the trustee written notice of a continuing event of default;
•	the holders of at least 25% in aggregate principal amount of such series of senior debt securities make a written request to the trustee to pursue the remedy in respect of such event of default;
•	the requesting holder or holders offer the trustee indemnity satisfactory to the trustee against any costs, liability or expense;
•	the trustee does not comply with the request within 60 days after receipt of the request and the offer of indemnity; and
•	during such 60-day period, the holders of a majority in aggregate principal amount of such series of senior debt securities do not give the trustee a direction that is inconsistent with the request.
These limitations, however, do not apply to the right of any holder of a senior debt security of any affected series to receive payment of the principal of and interest on such senior debt security in accordance with the terms of such debt security, or to bring suit for the enforcement of any such payment in accordance with the terms of such debt security, on or after the due date for the senior debt securities, which right shall not be impaired or affected without the consent of the holder.
The senior indenture requires certain of our officers to certify, on or before a fixed date in each year in which any senior debt security is outstanding, as to their knowledge of our compliance with all covenants, agreements and conditions under the senior indenture.

Satisfaction and Discharge. We can satisfy and discharge our obligations to holders of any series of debt securities if:
•	we have paid or caused to be paid the principal of and interest on all senior debt securities of such series (with certain limited exceptions) when due and payable;
•	we deliver to the senior trustee for cancellation all senior debt securities of such series theretofore authenticated under the senior indenture (with certain limited exceptions); or
•
all senior debt securities of such series have become due and payable or will become due and payable within one year (or are to be called for redemption within one year under arrangements satisfactory to the senior trustee) and we deposit in trust an amount of cash or a combination of cash and U.S. government or U.S. government agency obligations (or in the case of senior debt securities denominated in a foreign currency, foreign government securities or foreign government agency securities) sufficient to make interest, principal and any other payments on the debt securities of that series on their various due dates;

and if, in any such case, we also pay or cause to be paid all other sums payable under the senior indenture, as and when the same shall be due and payable and we deliver to the senior trustee an officer’s certificate and an opinion of counsel, each stating that these conditions have been satisfied.
Under current U.S. federal income tax law, the deposit and our legal release from the debt securities would be treated as though we took back your debt securities and gave you your share of the cash and debt securities or bonds deposited in trust. In that event, you could recognize gain or loss on the debt securities you give back to us. Purchasers of the debt securities should consult their own advisers with respect to the tax consequences to them of such deposit and discharge, including the applicability and effect of tax laws other than the U.S. federal income tax law.
Defeasance. Unless the applicable prospectus supplement provides otherwise, the following discussion of legal defeasance and covenant defeasance will apply to any series of debt securities issued under the indentures.
Legal Defeasance. We can legally release ourselves from any payment or other obligations on the debt securities of any series (called “legal defeasance”) if certain conditions are met, including the following:
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We deposit in trust for your benefit and the benefit of all other direct holders of the debt securities of the same series cash or a combination of cash and U.S. government or U.S. government agency obligations (or, in the case of senior debt securities denominated in a foreign currency, foreign government or foreign government agency obligations) that will generate enough cash to make interest, principal and any other payments on the debt securities of that series on their various due dates.

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There is a change in current U.S. federal income tax law or an IRS ruling that lets us make the above deposit without causing you to be taxed on the debt securities any differently than if we did not make the deposit and instead repaid the debt securities ourselves when due. Under current U.S. federal income tax law, the deposit and our legal release from the debt securities would be treated as though we took back your debt securities and gave you your share of the cash and debt securities or bonds deposited in trust. In that event, you could recognize gain or loss on the debt securities you give back to us.

•	We deliver to the trustee a legal opinion of our counsel confirming the tax law change or ruling described above.
If we accomplish legal defeasance, as described above, you would have to rely solely on the trust deposit for repayment of the debt securities. You could not look to us for repayment in the event of any shortfall.
Covenant Defeasance. Without any change in current U.S. federal tax law, we can make the same type of deposit described above and be released from some of the covenants in the debt securities (called “covenant defeasance”). In that event, you would lose the protection of those covenants but would gain the protection of having money and securities set aside in trust to repay the debt securities. In order to achieve covenant defeasance, we must do the following (among other things):
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deposit in trust for your benefit and the benefit of all other direct holders of the debt securities of the same series cash or a combination of cash and U.S. government or U.S. government agency obligations (or, in the case of senior debt securities denominated in a foreign currency, foreign government or foreign government agency obligations) that will generate enough cash to make interest, principal and any other payments on the debt securities of that series on their various due dates; and

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deliver to the trustee a legal opinion of our counsel confirming that under current U.S. federal income tax law we may make the above deposit without causing you to be taxed on the debt securities any differently than if we did not make the deposit and instead repaid the debt securities ourselves when due.

If we accomplish covenant defeasance, you could still look to us for repayment of the debt securities if there were a shortfall in the trust deposit. In fact, if one of the events of default occurred (such as our bankruptcy) and the debt securities become immediately due and payable, there may be such a shortfall. Depending on the events causing the default, you may not be able to obtain payment of the shortfall.
Modification and Waiver. We and the trustee may amend or supplement the senior indenture or the senior debt securities of any series without the consent of any holder:
•	to convey, transfer, assign, mortgage or pledge any assets as security for the senior debt securities of one or more series;
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to evidence the succession of a corporation, limited liability company, partnership or trust to us, and the assumption by such successor of our covenants, agreements and obligations under the senior indenture or to otherwise comply with the covenant relating to mergers, consolidations and sales of assets;

•	to comply with the requirements of the SEC in order to effect or maintain the qualification of the senior indenture under the Trust Indenture Act of 1939, as amended (the “Trust Indenture Act”);
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to add to our covenants such new covenants, restrictions, conditions or provisions for the protection of the holders, and to make the occurrence, or the occurrence and continuance, of a default in any such additional covenants, restrictions, conditions or provisions an event of default;

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to cure any ambiguity, defect or inconsistency in the senior indenture or in any supplemental indenture or to conform the senior indenture or the senior debt securities to the description of senior debt securities of such series set forth in this prospectus or any applicable prospectus supplement;

•	to provide for or add guarantors with respect to the senior debt securities of any series;
•	to establish the form or forms or terms of the senior debt securities as permitted by the senior indenture;
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to evidence and provide for the acceptance of appointment under the senior indenture by a successor trustee, or to make such changes as shall be necessary to provide for or facilitate the administration of the trusts in the senior indenture by more than one trustee;

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to add to, change or eliminate any of the provisions of the senior indenture in respect of one or more series of senior debt securities, provided that any such addition, change or elimination shall (a) neither (1) apply to any senior debt security of any series created prior to the execution of such supplemental indenture and entitled to the benefit of such provision nor (2) modify the rights of the holder of any such senior debt security with respect to such provision or (b) become effective only when there is no senior debt security described in clause (a)(1) outstanding;

•	to make any change to the senior debt securities of any series so long as no senior debt securities of such series are outstanding; or
•	to make any change that does not adversely affect the rights of any holder in any material respect.
Other amendments and modifications of the senior indenture or the senior debt securities issued may be made, and our compliance with any provision of the senior indenture with respect to any series of senior debt securities may be waived, with the consent of the holders of a majority of the aggregate principal amount of the outstanding senior debt securities of each series affected by the amendment or modification (voting as separate series); provided, however, that each affected holder must consent to any modification, amendment or waiver that:
•	extends the final maturity of any senior debt securities of such series;
•	reduces the principal amount of any senior debt securities of such series;
•	reduces the rate, or extends the time for payment of, interest on any senior debt securities of such series;
•	reduces the amount payable upon the redemption of any senior debt securities of such series;
•	changes the currency of payment of principal of or interest on any senior debt securities of such series;

•	reduces the principal amount of original issue discount securities payable upon acceleration of maturity or the amount provable in bankruptcy;
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waives a continuing default in the payment of principal of or interest on the senior debt securities (other than any such default in payment resulting solely from an acceleration of the senior debt securities);

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changes the provisions relating to the waiver of past defaults or impairs the right of holders to receive payment or to institute suit for the enforcement of any payment or conversion of any senior debt securities of such series on or after the due date therefor;

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modifies any of the provisions of these restrictions on amendments and modifications, except to increase any required percentage or to provide that certain other provisions cannot be modified or waived without the consent of the holder of each senior debt security of such series affected by the modification;

•	adversely affects the right to convert or exchange senior debt securities into common stock, other securities or property in accordance with the terms of the senior debt securities; or
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reduces the above-stated percentage of outstanding senior debt securities of such series whose holders must consent to a supplemental indenture or modifies or amends or waives certain provisions of or defaults under the senior indenture.

It shall not be necessary for the holders to approve the particular form of any proposed amendment, supplement or waiver, but it shall be sufficient if the holders’ consent approves the substance thereof. After an amendment, supplement or waiver of the senior indenture in accordance with the provisions described in this section becomes effective, the trustee must give to the holders affected thereby certain notice briefly describing the amendment, supplement or waiver. Any failure by the trustee to give such notice, or any defect therein, shall not, however, in any way impair or affect the validity of any such amendment, supplemental indenture or waiver.
Notice of Redemption. Notice of any redemption of senior debt securities will be mailed at least 10 days but not more than 60 days before the redemption date to each holder of senior debt securities of a series to be redeemed. Any notice may, at our discretion, be subject to the satisfaction or waiver of one or more conditions precedent. In that case, such notice shall state the nature of such condition precedent. If we elect to redeem a portion but not all of such senior debt securities, the trustee will select the senior debt securities to be redeemed in a manner that complies with applicable legal and stock exchange requirements, if any. Interest on such debt securities or portions of senior debt securities will cease to accrue on and after the date fixed for redemption, unless we default in the payment of such redemption price and accrued interest with respect to any such senior debt security or portion thereof.
If any date of redemption of any senior debt security is not a business day, then payment of principal and interest may be made on the next succeeding business day with the same force and effect as if made on the nominal date of redemption and no interest will accrue for the period after such nominal date.
Conversion Rights. We will describe the terms upon which senior debt securities may be convertible into our common stock or other securities in a prospectus supplement. These terms will include the type of securities the senior debt securities are convertible into, the conversion price or manner of calculation thereof, the conversion period, provisions as to whether conversion will be at our option or the option of the holders, the events requiring an adjustment of the conversion price and provisions affecting conversion in the event of the redemption of the senior debt securities and any restrictions on conversion. They may also include provisions adjusting the number of shares of our common stock or other securities issuable upon conversion.
No Personal Liability of Incorporators, Stockholders, Officers, or Directors. The senior indenture provides that no recourse shall be had under any obligation, covenant or agreement of ours in the senior indenture or any supplemental indenture, or in any of the senior debt securities or because of the creation of any indebtedness represented thereby, against any of our incorporators, stockholders, officers or directors, past, present or future, or of any predecessor or successor entity thereof under any law, statute or constitutional provision or by the enforcement of any assessment or by any legal or equitable proceeding or otherwise. Each holder, by accepting the senior debt securities, waives and releases all such liability.
Concerning the Trustee. The senior indenture provides that, except during the continuance of an event of default, the trustee will not be liable except for the performance of such duties as are specifically set forth in the senior indenture. If an event of default has occurred and is continuing, the trustee will exercise such rights and powers vested in it under the senior indenture and will use the same degree of care and skill in its exercise as a prudent person would exercise under the circumstances in the conduct of such person’s own affairs.
The senior indenture and the provisions of the Trust Indenture Act incorporated by reference therein contain limitations on the rights of the trustee thereunder, should it become a creditor of ours or any of our subsidiaries, to obtain payment of claims in certain cases or to realize on certain property received by it in respect of any such claims, as security or otherwise. The trustee is permitted to engage in other transactions, provided that if it acquires any conflicting interest (as defined in the Trust Indenture Act), it must eliminate such conflict or resign.
We may have normal banking relationships with the senior trustee in the ordinary course of business.
Unclaimed Funds. All funds deposited with the trustee or any paying agent for the payment of principal, premium, interest or additional amounts in respect of the senior debt securities that remain unclaimed for two years after the date upon which such amounts became due and payable will be repaid to us. Thereafter, any right of any holder of senior debt securities to such funds shall be enforceable only against us, and the trustee and paying agents will have no liability therefor.
Governing Law. The senior indenture and the senior debt securities will be governed by, and construed in accordance with, the internal laws of the State of New York.
Certain Terms of the Subordinated Debt Securities
Other than the terms of the subordinated indenture and subordinated debt securities relating to subordination or otherwise as described in the prospectus supplement relating to a particular series of subordinated debt securities, the terms of the subordinated indenture and subordinated debt securities are identical in all material respects to the terms of the senior indenture and senior debt securities.
Additional or different subordination terms may be specified in the prospectus supplement applicable to a particular series.
Subordination. The indebtedness evidenced by the subordinated debt securities is subordinate to the prior payment in full of all of our senior indebtedness, as defined in the subordinated indenture. During the continuance beyond any applicable grace period of any default in the payment of principal, premium, interest or any other payment due on any of our senior indebtedness, we may not make any payment of principal of or interest on the subordinated debt securities (except for certain sinking fund payments). In addition, upon any payment or distribution of our assets upon any dissolution, winding-up, liquidation or reorganization, the payment of the principal of and interest on the subordinated debt securities will be subordinated to the extent provided in the subordinated indenture in right of payment to the prior payment in full of all our senior indebtedness. Because of this subordination, if we dissolve or otherwise liquidate, holders of our subordinated debt securities may receive less, ratably, than holders of our senior indebtedness. The subordination provisions do not prevent the occurrence of an event of default under the subordinated indenture.
The term “senior indebtedness” of a person means with respect to such person the principal of, premium, if any, interest on, and any other payment due pursuant to any of the following, whether outstanding on the date of the subordinated indenture or incurred by that person in the future:
•	all of the indebtedness of that person for money borrowed;
•	all of the indebtedness of that person evidenced by notes, debentures, bonds or other securities sold by that person for money;
•	all of the lease obligations that are capitalized on the books of that person in accordance with generally accepted accounting principles;
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all indebtedness of others of the kinds described in the first two bullet points above and all lease obligations of others of the kind described in the third bullet point above that the person, in any manner, assumes or guarantees or that the person in effect guarantees through an agreement to purchase, whether that agreement is contingent or otherwise; and

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all renewals, extensions or refundings of indebtedness of the kinds described in the first, second or fourth bullet point above and all renewals or extensions of leases of the kinds described in the third or fourth bullet point above;

unless, in the case of any particular indebtedness, renewal, extension or refunding, the instrument creating or evidencing it or the assumption or guarantee relating to it expressly provides that such indebtedness, renewal, extension or refunding is not superior in right of payment to the subordinated debt securities. Our senior debt securities constitute senior indebtedness for purposes of the subordinated indenture.

DESCRIPTION OF CAPITAL STOCK
The following description of our capital stock is intended as a summary only and therefore is not a complete description of our capital stock. This description is based upon, and is qualified by reference to, the Amended and Restated Certificate, the Amended and Restated Bylaws and applicable provisions of Delaware corporate law. You should read the Amended and Restated Certificate and the Amended and Restated Bylaws, which are filed as exhibits to the registration statement of which this prospectus forms a part, for the provisions that are important to you.
Our authorized capital stock consists of (i) 1,000,000,000 shares of common stock, par value $0.01 per share, and (ii) 15,000,000 shares of preferred stock, par value $0.01 per share. As of October 16, 2024, 247,307,775 shares of common stock were outstanding and no shares of preferred stock were outstanding.
Common Stock
Voting Rights. Each holder of our common stock is entitled to one vote for each share on all matters to be voted upon by stockholders. At each meeting of the stockholders, a majority in voting power of our shares issued and outstanding and entitled to vote at the meeting, present in person or represented by proxy, constitutes a quorum. Directors are elected by a plurality of the votes entitled to be cast in uncontested elections. With plurality voting, the nominees who receive the most “for” votes are elected to the Board until all Board seats are filled. In an uncontested election, where the number of nominees and available Board seats are equal, every nominee is elected upon receiving just one “for” vote. Abstentions and broker non-votes are not counted as votes cast “for” a director’s election. Except as otherwise provided in the Amended and Restated Certificate or as required by law, any question brought before any meeting of stockholders, other than the election of directors, will be decided by the affirmative vote of the holders of a majority of the total number of votes of our shares represented at the meeting and entitled to vote on such question, voting as a single class.
Dividends. Subject to any preferential rights of any outstanding preferred stock, holders of our common stock will be entitled to receive ratably the dividends, if any, as may be declared from time to time by the Board out of funds legally available for that purpose. If there is a liquidation, dissolution or winding up of us, holders of our common stock would be entitled to ratable distribution of our assets remaining after the payment in full of liabilities and any preferential rights of any then-outstanding preferred stock.
No Preemptive or Similar Rights. Holders of our common stock have no preemptive or conversion rights or other subscription rights, and there are no redemption or sinking fund provisions applicable to our common stock.
Listing. Our common stock is traded on the NYSE under the symbol “VLTO.”
Transfer Agent. The transfer agent and registrar for shares of our common stock is Computershare Trust Company, N.A.
Preferred Stock
We are authorized to issue “blank check” preferred stock, which may be issued in one or more series upon authorization of the Board. The Board is authorized to fix the designations, powers, preferences and the relative, participating, optional or other special rights and any qualifications, limitations and restrictions of the shares of each series of preferred stock. The authorized shares of our preferred stock are available for issuance without further action by our stockholders, unless such action is required by applicable law or the rules of any stock exchange on which our securities may be listed. If the approval of our stockholders is not required for the issuance of shares of our preferred stock, the Board may determine not to seek stockholder approval. The specific terms of any series of preferred stock offered pursuant to this prospectus will be described in the prospectus supplement relating to that series of preferred stock.
A series of our preferred stock could, depending on the terms of such series, impede the completion of a merger, tender offer or other takeover attempt. The Board will make any determination to issue preferred shares based upon its judgment as to the best interests of our stockholders. Our directors, in so acting, could issue preferred stock having terms that could discourage an acquisition attempt through which an acquirer may be able to change the composition of the Board, including a tender offer or other transaction that some, or a majority, of our stockholders might believe to be in their best interests or in which stockholders might receive a premium for their stock over the then-current market price of the stock.

The preferred stock has the terms described below unless otherwise provided in the prospectus supplement relating to a particular series of preferred stock. You should read the prospectus supplement relating to the particular series of preferred stock being offered for specific terms, including:
•	the designation and stated value per share of the preferred stock and the number of shares offered;
•	the amount of liquidation preference per share;
•	the price at which the preferred stock will be issued;
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the dividend rate, or method of calculation of dividends, the dates on which dividends will be payable, whether dividends will be cumulative or noncumulative and, if cumulative, the dates from which dividends will commence to accumulate;

•	any redemption or sinking fund provisions;
•	if other than the currency of the United States, the currency or currencies including composite currencies in which the preferred stock is denominated and/or in which payments will or may be payable;
•	any conversion provisions;
•	whether we have elected to offer depositary shares as described under “Description of Depositary Shares;” and
•	any other rights, preferences, privileges, limitations and restrictions on the preferred stock.
The preferred stock will, when issued, be fully paid and non-assessable. Unless otherwise specified in the prospectus supplement, each series of preferred stock will rank equally as to dividends and liquidation rights in all respects with each other series of preferred stock. The rights of holders of shares of each series of preferred stock will be subordinate to those of our general creditors.
As described under “Description of Depositary Shares,” we may, at our option, with respect to any series of preferred stock, elect to offer fractional interests in shares of preferred stock, and provide for the issuance of depositary receipts representing depositary shares, each of which will represent a fractional interest in a share of the series of preferred stock. The fractional interest will be specified in the prospectus supplement relating to a particular series of preferred stock.
Rank. Unless otherwise specified in the prospectus supplement, the preferred stock will, with respect to dividend rights and rights upon our liquidation, dissolution or winding up of our affairs, rank:
•	senior to our common stock and to all equity securities ranking junior to such preferred stock with respect to dividend rights or rights upon our liquidation, dissolution or winding up of our affairs;
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on a parity with all equity securities issued by us, the terms of which specifically provide that such equity securities rank on a parity with the preferred stock with respect to dividend rights or rights upon our liquidation, dissolution or winding up of our affairs; and

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junior to all equity securities issued by us, the terms of which specifically provide that such equity securities rank senior to the preferred stock with respect to dividend rights or rights upon our liquidation, dissolution or winding up of our affairs.

The term “equity securities” does not include convertible debt securities.
Dividends. Holders of the preferred stock of each series will be entitled to receive, when, as and if declared by the Board, cash dividends at such rates and on such dates described in the prospectus supplement. Different series of preferred stock may be entitled to dividends at different rates or based on different methods of calculation. The dividend rate may be fixed or variable or both. Dividends will be payable to the holders of record as they appear on our stock books on record dates fixed by the Board, as specified in the applicable prospectus supplement.
Dividends on any series of preferred stock may be cumulative or noncumulative, as described in the applicable prospectus supplement. If the Board does not declare a dividend payable on a dividend payment date on any series of noncumulative preferred stock, then the holders of that noncumulative preferred stock will have no right to receive a dividend for that dividend payment date, and we will have no obligation to pay the dividend accrued for that period, whether or not dividends on that series are declared payable on any future dividend payment dates. Dividends on any series of cumulative preferred stock will accrue from the date we initially issue shares of such series or such other date specified in the applicable prospectus supplement.
No dividends may be declared or paid or funds set apart for the payment of any dividends on any parity securities unless full dividends have been paid or set apart for payment on the preferred stock. If full dividends are not paid, the preferred stock will share dividends pro rata with the parity securities.
No dividends may be declared or paid or funds set apart for the payment of dividends on any junior securities unless full dividends for all dividend periods terminating on or prior to the date of the declaration or payment will have been paid or declared and a sum sufficient for the payment set apart for payment on the preferred stock.
Liquidation Preference. Upon any voluntary or involuntary liquidation, dissolution or winding up of our affairs, then, before we make any distribution or payment to the holders of any common stock or any other class or series of our capital stock ranking junior to the preferred stock in the distribution of assets upon any liquidation, dissolution or winding up of our affairs, the holders of each series of preferred stock shall be entitled to receive out of assets legally available for distribution to stockholders, liquidating distributions in the amount of the liquidation preference per share set forth in the prospectus supplement, plus any accrued and unpaid dividends thereon. Such dividends will not include any accumulation in respect of unpaid noncumulative dividends for prior dividend periods. Unless otherwise specified in the prospectus supplement, after payment of the full amount of their liquidating distributions, the holders of preferred stock will have no right or claim to any of our remaining assets. Upon any such voluntary or involuntary liquidation, dissolution or winding up, if our available assets are insufficient to pay the amount of the liquidating distributions on all outstanding preferred stock and the corresponding amounts payable on all other classes or series of our capital stock ranking on parity with the preferred stock and all other such classes or series of shares of capital stock ranking on parity with the preferred stock in the distribution of assets, then the holders of the preferred stock and all other such classes or series of capital stock ranking on parity with the preferred stock will share ratably in any such distribution of assets in proportion to the full liquidating distributions to which they would otherwise be entitled.
Upon any such liquidation, dissolution or winding up and if we have made liquidating distributions in full to all holders of preferred stock, we will distribute our remaining assets among the holders of any other classes or series of capital stock ranking junior to the preferred stock according to their respective rights and preferences and, in each case, according to their respective number of shares. For such purposes, our consolidation or merger with or into any other corporation, trust or entity, or the sale, lease or conveyance of all or substantially all of our property or assets will not be deemed to constitute a liquidation, dissolution or winding up of our affairs.
Redemption. If so provided in the applicable prospectus supplement, the preferred stock will be subject to mandatory redemption or redemption at our option, as a whole or in part, in each case upon the terms, at the times and at the redemption prices set forth in such prospectus supplement.
The prospectus supplement relating to a series of preferred stock that is subject to mandatory redemption will specify the number of shares of preferred stock that shall be redeemed by us in each year commencing after a date to be specified, at a redemption price per share to be specified, together with an amount equal to all accrued and unpaid dividends thereon to the date of redemption. Unless the shares have a cumulative dividend, such accrued dividends will not include any accumulation in respect of unpaid dividends for prior dividend periods. We may pay the redemption price in cash or other property, as specified in the applicable prospectus supplement. If the redemption price for preferred stock of any series is payable only from the net proceeds of the issuance of shares of our capital stock, the terms of such preferred stock may provide that, if no such shares of our capital stock shall have been issued or to the extent the net proceeds from any issuance are insufficient to pay in full the aggregate redemption price then due, such preferred stock shall automatically and mandatorily be converted into the applicable shares of our capital stock pursuant to conversion provisions specified in the applicable prospectus supplement. Notwithstanding the foregoing, we will not redeem any preferred stock of a series unless:
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if that series of preferred stock has a cumulative dividend, we have declared and paid or contemporaneously declare and pay or set aside funds to pay full cumulative dividends on the preferred stock for all past dividend periods and the then current dividend period; or

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if such series of preferred stock does not have a cumulative dividend, we have declared and paid or contemporaneously declare and pay or set aside funds to pay full dividends for the then current dividend period.

In addition, we will not acquire any preferred stock of a series unless:
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if that series of preferred stock has a cumulative dividend, we have declared and paid or contemporaneously declare and pay or set aside funds to pay full cumulative dividends on all outstanding shares of such series of preferred stock for all past dividend periods and the then current dividend period; or

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if that series of preferred stock does not have a cumulative dividend, we have declared and paid or contemporaneously declare and pay or set aside funds to pay full dividends on the preferred stock of such series for the then current dividend period.

However, at any time we may purchase or acquire preferred stock of that series (1) pursuant to a purchase or exchange offer made on the same terms to holders of all outstanding preferred stock of such series or (2) by conversion into or exchange for shares of our capital stock ranking junior to the preferred stock of such series as to dividends and upon liquidation.
If fewer than all of the outstanding shares of preferred stock of any series are to be redeemed, we will determine the number of shares that may be redeemed pro rata from the holders of record of such shares in proportion to the number of such shares held or for which redemption is requested by such holder or by any other equitable manner that we determine. Such determination will reflect adjustments to avoid redemption of fractional shares.
Unless otherwise specified in the prospectus supplement, we will mail notice of redemption at least 10 days but not more than 60 days before the redemption date to each holder of record of preferred stock to be redeemed at the address shown on our stock transfer books. Each notice shall state:
•	the redemption date;
•	the number of shares and series of preferred stock to be redeemed;
•	the redemption price;
•	the place or places where certificates for such preferred stock are to be surrendered for payment of the redemption price;
•	that dividends on the shares to be redeemed will cease to accrue on such redemption date;
•	the date on which the holder’s conversion rights, if any, as to such shares shall terminate; and
•	the specific number of shares to be redeemed from each such holder if fewer than all the shares of any series are to be redeemed.
If notice of redemption has been given and we have set aside the funds necessary for such redemption in trust for the benefit of the holders of any shares called for redemption, then from and after the redemption date, dividends will cease to accrue on such shares, and all rights of the holders of such shares will terminate, except the right to receive the redemption price.
Voting Rights. Holders of preferred stock will not have any voting rights, except as required by law or as indicated in the applicable prospectus supplement.
Unless otherwise provided for under the terms of any series of preferred stock, no consent or vote of the holders of shares of preferred stock or any series thereof shall be required for any amendment to our certificate of incorporation that would increase the number of authorized shares of preferred stock or the number of authorized shares of any series thereof or decrease the number of authorized shares of preferred stock or the number of authorized shares of any series thereof (but not below the number of authorized shares of preferred stock or such series, as the case may be, then outstanding).
Conversion Rights. The terms and conditions, if any, upon which any series of preferred stock is convertible into shares of our common stock will be set forth in the applicable prospectus supplement relating thereto. Such terms will include the number of shares of common stock into which the shares of preferred stock are convertible, the conversion price, rate or manner of calculation thereof, the conversion period, provisions as to whether conversion will be at our option or at the option of the holders of the preferred stock, the events requiring an adjustment of the conversion price and provisions affecting conversion in the event of the redemption.
Transfer Agent and Registrar. The transfer agent and registrar for the preferred stock will be set forth in the applicable prospectus supplement.
Anti-Takeover Effects of Various Provisions of Delaware Law and The Amended and Restated Certificate and Amended and Restated Bylaws
Provisions of the Delaware General Corporation Law (“DGCL”) and the Amended and Restated Certificate and Amended and Restated Bylaws could make it more difficult to acquire us by means of a tender offer, a proxy contest or otherwise, or to remove incumbent officers and directors. These provisions, summarized below, are expected to discourage certain types of coercive takeover practices and takeover bids that the Board may consider inadequate and to encourage persons seeking to acquire control of us to first negotiate with the Board. We believe that the benefits of increased protection of our ability to negotiate with the proponent of an unfriendly or unsolicited proposal to acquire or restructure us outweigh the disadvantages of discouraging takeover or acquisition proposals because, among other things, negotiation of these proposals could result in an improvement of their terms.
Delaware Anti-Takeover Statute. We are subject to Section 203 of the DGCL, an anti-takeover statute. In general, Section 203 of the DGCL prohibits a publicly held Delaware corporation from engaging in a “business combination” with an “interested stockholder” for a period of three years following the time the person became an interested stockholder, unless (i) prior to such time, the board of directors of such corporation approved either the business combination or the transaction that resulted in the stockholder becoming an interested stockholder; (ii) upon consummation of the transaction that resulted in the stockholder becoming an interested stockholder, the interested stockholder owned at least 85% of the voting stock of such corporation at the time the transaction commenced (excluding for purposes of determining the voting stock outstanding (but not the outstanding voting stock owned by the interested stockholder) the voting stock owned by directors who are also officers or held in employee benefit plans in which the employees do not have a confidential right to tender or vote stock held by the plan); or (iii) on or subsequent to such time the business combination is approved by the board of directors of such corporation and authorized at a meeting of stockholders by the affirmative vote of at least two-thirds of the outstanding voting stock of such corporation not owned by the interested stockholder. Generally, a “business combination” includes a merger, asset or stock sale, or other transaction resulting in a financial benefit to the interested stockholder. Generally, an “interested stockholder” is a person who, together with affiliates and associates, owns (or within three years prior to the determination of interested stockholder status did own) 15% or more of a corporation’s voting stock. The existence of this provision would be expected to have an anti-takeover effect with respect to transactions not approved in advance by the Board, including discouraging attempts that might result in a premium over the market price for the shares of our common stock held by our stockholders.
A Delaware corporation may “opt out” of Section 203 with an express provision in its original certificate of incorporation or an express provision in its certificate of incorporation or bylaws resulting from amendments approved by holders of at least a majority of the corporation’s outstanding voting shares. We did not elect to “opt out” of Section 203. However, Danaher and its affiliates have been approved by the Board as an interested stockholder (as defined in Section 203 of the DGCL) and therefore are not subject to Section 203.
Classified Board. The Amended and Restated Certificate provides that the Board is divided into three classes, each comprised, as nearly as may be possible, of one-third of the total number of directors constituting the entire Board. The three directors designated as Class I directors have terms expiring at the first annual meeting of stockholders to be held in 2024. The four directors designated as Class II directors will have terms expiring at the 2025 annual meeting of stockholders, and the four directors designated as Class III directors will have terms expiring at the 2026 annual meeting of stockholders. Commencing with the 2024 annual meeting of stockholders, directors for each class will be elected at the annual meeting of stockholders held in the year in which the term for that class expires and thereafter will serve for a term of three years. Under the classified board provisions, it would take at least two elections of directors for any individual or group to gain control of the Board. Accordingly, these provisions could discourage a third party from initiating a proxy contest, making a tender offer or otherwise attempting to gain control of Veralto.

Removal of Directors. The Amended and Restated Bylaws provide that stockholders may remove the continuing classified directors only for cause, by an affirmative vote of holders of a majority of our outstanding capital stock entitled to vote generally in the election of directors.
Amendments to Amended and Restated Certificate. The Amended and Restated Certificate provides that the affirmative vote of the holders of at least two-thirds (66-2/3%) of the total voting power of our outstanding shares entitled to vote thereon, voting as a single class, is required to amend certain provisions relating to the number, term, classification, removal and filling of vacancies with respect to the Board, the advance notice to be given for nominations for elections of directors, the calling of special meetings of stockholders, cumulative voting, stockholder action by written consent, certain relationships and transactions with Danaher, forum selection, the ability to amend the Amended and Restated Bylaws, the elimination of liability of directors to the extent permitted by Delaware law, director and officer indemnification and any provision relating to the amendment of any of these provisions.
Amendments to Amended and Restated Bylaws. The Amended and Restated Certificate and Amended and Restated Bylaws provide that the Amended and Restated Bylaws may only be amended by the Board or by the affirmative vote of holders of at least two-thirds (66-2/3%) of the total voting power of our outstanding shares entitled to vote thereon, voting as a single class.
Size of Board and Vacancies. The Amended and Restated Bylaws provide that the Board will consist of not less than three nor greater than 15 directors, the exact number of which will be fixed exclusively by the Board. Any vacancies created in the Board resulting from any increase in the authorized number of directors or the death, resignation, retirement, disqualification, removal from office or other cause will be filled by a majority of the directors then in office, even if less than a quorum is present, or by a sole remaining director. Any director appointed to fill a vacancy on the Board will hold office until the earlier of the expiration of the term of office of the director whom he or she has replaced, a successor is duly elected and qualified or the earlier of such director’s death, resignation or removal.
Special Stockholder Meetings. The Amended and Restated Certificate provides that special meetings of stockholders may be called only by the secretary upon a written request delivered to the secretary by (a) the Board pursuant to a resolution adopted by a majority of the entire Board, (b) the chair of the Board or (c) our chief executive officer. Stockholders may not call special stockholder meetings.
Stockholder Action by Written Consent. The Amended and Restated Certificate provides that stockholder action must take place at the annual or a special meeting of our stockholders. Stockholders may not act by written consent.
Requirements for Advance Notification of Stockholder Nominations and Proposals. The Amended and Restated Certificate mandates that stockholder nominations for the election of directors will be given in accordance with the Amended and Restated Bylaws. The Amended and Restated Bylaws have established advance notice procedures with respect to stockholder proposals and nomination of candidates for election as directors as well as minimum qualification requirements for stockholders making the proposals or nominations. Additionally, the Amended and Restated Bylaws require that candidates for election as director disclose their qualifications and make certain representations.
No Cumulative Voting. The DGCL provides that stockholders are denied the right to cumulate votes in the election of directors unless a company’s certificate of incorporation provides otherwise. The Amended and Restated Certificate does not provide for cumulative voting.
Undesignated Preferred Stock. The authority that the Board possesses to issue preferred stock could potentially be used to discourage attempts by third parties to obtain control of us through a merger, tender offer, proxy contest or otherwise by making such attempts more difficult or more costly. The Board be able to issue preferred stock with voting rights or conversion rights that, if exercised, could adversely affect the voting power of the holders of common stock.
Conflicts of Interest; Corporate Opportunities
In order to address potential conflicts of interest between Veralto and Danaher, the Amended and Restated Certificate contains certain provisions regulating and defining the conduct of our affairs to the extent that they may involve Danaher and its directors, officers and/or employees and our rights, powers, duties and liabilities and those of our directors, officers, employees and stockholders in connection with our relationship with Danaher. In general, these provisions recognize that Veralto and Danaher may engage in the same or similar business activities and lines of business or have an interest in the same areas of corporate opportunities and that Veralto and Danaher will continue to have contractual and business relations with each other, including directors, officers and/or employees of Danaher serving as Veralto’s directors, officers and/or employees.
The Amended and Restated Certificate provides that Danaher will have no duty to communicate information regarding a corporate opportunity to Veralto or to refrain from engaging in the same or similar activities or lines of business as Veralto, doing business with any client, customer or vendor of Veralto or employing or otherwise engaging any director, officer or employee of Veralto, and that to the fullest extent permitted by law, except as otherwise provided in the Amended and Restated Certificate, no officer, director or employee of Veralto who is also a director, officer or employee of Danaher will be deemed to have breached his or her fiduciary duties, if any, to Veralto solely by reason of Danaher’s engaging in any such activity. Moreover, the Amended and Restated Certificate will also provide that for so long as Danaher has one or more directors, officers or employees serving as a Veralto director, officer or employee, in the event that any of Veralto’s directors, officers or employees who is also a director, officer or employee of Danaher acquires knowledge of a potential transaction or matter that may be a corporate opportunity for Veralto and Danaher, such director, officer or employee shall to the fullest extent permitted by law have fully satisfied and fulfilled his or her fiduciary duty, if any, with respect to such corporate opportunity, and Veralto, to the fullest extent permitted by law, renounces any interest or expectancy in such corporate opportunity, and waives any claim that such corporate opportunity constituted a corporate opportunity that should have been presented to Veralto or any of its affiliates, if he or she acts in a manner consistent with the following policy: such corporate opportunity offered to any person who is Veralto’s director, officer or employee and who is also a director, officer or employee of Danaher shall belong to Veralto only if such opportunity is expressly offered to such person solely in his or her capacity as Veralto’s director or officer and otherwise shall belong to Danaher.
The Amended and Restated Certificate also provides for special approval procedures that may be utilized if it is deemed desirable by Danaher, Veralto, our affiliates or any other party, that Veralto take action with specific regard to transactions or opportunities presenting potential conflicts of interest, out of an abundance of caution, to ensure that such transactions are not voidable, or that such an opportunity or opportunities are effectively disclaimed. Specifically, Veralto may employ any of the following special procedures:
•
the material facts of the transaction and the director’s, officer’s or employee’s interest are disclosed or known to the Board or duly appointed committee of the Board and the Board or such committee authorizes, approves or ratifies the transaction by the affirmative vote or consent of a majority of the directors (or committee members) who have no direct or indirect interest in the transaction and, in any event, of at least two directors (or committee members); or

•	the material facts of the transaction and the director’s interest are disclosed or known to the stockholders entitled to vote and they authorize, approve or ratify such transaction.
Any person purchasing or otherwise acquiring any interest in any shares of our common stock will be deemed to have consented to these provisions of the Amended and Restated Certificate.
Limitations on Liability, Indemnification of Officers and Directors and Insurance
The DGCL authorizes corporations to limit or eliminate the personal liability of directors to corporations and their stockholders for monetary damages for breaches of directors’ fiduciary duties as directors, and the Amended and Restated Certificate includes such an exculpation provision, except to the extent such an exemption from liability or limitation thereof is not permitted under the DGCL. The Amended and Restated Certificate and Amended and Restated Bylaws include provisions that indemnify, to the fullest extent allowable under the DGCL, the personal liability of directors or officers for monetary damages for actions taken as our director or officer, or for serving at our request as a director or officer or another position at another corporation or enterprise, as the case may be. The Amended and Restated Certificate and Amended and Restated Bylaws also provide that we must indemnify and advance reasonable expenses to our directors and, subject to certain exceptions, officers, subject to our receipt of an undertaking from the indemnified party as may be required under the DGCL. The Amended and Restated Certificate expressly authorizes us to carry directors’ and officers’ insurance to protect us, our directors, our officers and certain employees for some liabilities.
The limitation of liability and indemnification provisions in the Amended and Restated Certificate and Amended and Restated Bylaws may discourage stockholders from bringing a lawsuit against directors for breach of their fiduciary duty. These provisions may also have the effect of reducing the likelihood of derivative litigation against our directors and officers, even though such an action, if successful, might otherwise benefit us and our stockholders. However, these provisions do not limit or eliminate our rights, or those of any stockholder, to seek non-monetary relief such as injunction or rescission in the event of a breach of a director’s duty of care. The provisions do not alter the liability of directors under the federal securities laws. In addition, an investment in our common stock may be adversely affected to the extent that, in a class action or direct suit, we pay the costs of settlement and damage awards against directors and officers pursuant to these indemnification provisions.
Exclusive Forum
Unless we otherwise consent in writing, the sole and exclusive forum for (1) any derivative action or proceeding brought on our behalf, (2) any action asserting a claim of breach of fiduciary duty owed by any of our directors, officers, employees or stockholders to us or our stockholders, (3) any action asserting a claim arising pursuant to any provision of the DGCL, the Amended and Restated Certificate and Amended and Restated Bylaws, or (4) any action asserting a claim governed by the internal affairs doctrine shall be the Court of Chancery of the State of Delaware or, if the Court of Chancery of the State of Delaware does not have jurisdiction, another state or federal court located within the State of Delaware. Unless we otherwise consent in writing, the sole and exclusive forum for the resolution of any complaint asserting a cause of action arising under the Securities Act shall be the federal district courts of the United States of America.
These exclusive forum provisions do not apply to actions arising under the Exchange Act or the rules and regulations thereunder. While the Delaware Supreme Court ruled in March 2020 that federal forum selection provisions purporting to require claims under the Securities Act be brought in federal court are “facially valid” under Delaware law, there is uncertainty as to whether other courts will enforce our federal forum provision described above. Our stockholders will not be deemed to have waived compliance with the federal securities laws and the rules and regulations thereunder.
Authorized but Unissued Shares
Our authorized but unissued shares of common stock and preferred stock will be available for future issuance without stockholders’ approval. We may use additional shares for a variety of purposes, including future public offerings to raise additional capital, to fund acquisitions and as employee compensation. As noted above, the existence of authorized but unissued shares of common stock and preferred stock could render more difficult or discourage an attempt to obtain control of us by means of a proxy contest, tender offer, merger or otherwise.

DESCRIPTION OF DEPOSITARY SHARES
General
We may, at our option, elect to offer fractional shares of preferred stock, which we call depositary shares, rather than full shares of preferred stock. If we do, we will issue to the public receipts, called depositary receipts, for depositary shares, each of which will represent a fraction, to be described in the applicable prospectus supplement, of a share of a particular series of preferred stock. Unless otherwise provided in the prospectus supplement, each owner of a depositary share will be entitled, in proportion to the applicable fractional interest in a share of preferred stock represented by the depositary share, to all the rights and preferences of the preferred stock represented by the depositary share. Those rights include dividend, voting, redemption, conversion and liquidation rights.
The shares of preferred stock underlying the depositary shares will be deposited with a bank or trust company selected by us to act as depositary under a deposit agreement between us, the depositary and the holders of the depositary receipts. The depositary will be the transfer agent, registrar and dividend disbursing agent for the depositary shares.
The depositary shares will be evidenced by depositary receipts issued pursuant to the deposit agreement. Holders of depositary receipts agree to be bound by the deposit agreement, which requires holders to take certain actions such as filing proof of residence with and paying certain charges to the depositary.
The summary of terms of the depositary shares contained in this prospectus is not a complete description of the terms of the depositary shares. You should refer to the form of the deposit agreement, our certificate of incorporation and the certificate of designation for the applicable series of preferred stock that are, or will be, filed with the SEC.
Dividends and Other Distributions
The depositary will distribute all cash dividends or other cash distributions, if any, received in respect of the preferred stock underlying the depositary shares to the record holders of depositary shares in proportion to the numbers of depositary shares owned by those holders on the relevant record date. The relevant record date for depositary shares will be the same date as the record date for the underlying preferred stock.
If there is a distribution other than in cash, the depositary will distribute property (including securities) received by it to the record holders of depositary shares, unless the depositary determines that it is not feasible to make the distribution. If this occurs, the depositary may, with our approval, adopt another method for the distribution, including selling the property and distributing the net proceeds from the sale to the holders.
Liquidation Preference
If a series of preferred stock underlying the depositary shares has a liquidation preference, in the event of the voluntary or involuntary liquidation, dissolution or winding up of us, holders of depositary shares will be entitled to receive the fraction of the liquidation preference accorded each share of the applicable series of preferred stock, as set forth in the applicable prospectus supplement.
Withdrawal of Stock
Unless the related depositary shares have been previously called for redemption, upon surrender of the depositary receipts at the office of the depositary, the holder of the depositary shares will be entitled to delivery, at the office of the depositary to or upon his or her order, of the number of whole shares of the preferred stock and any money or other property represented by the depositary shares. If the depositary receipts delivered by the holder evidence a number of depositary shares in excess of the number of depositary shares representing the number of whole shares of preferred stock to be withdrawn, the depositary will deliver to the holder at the same time a new depositary receipt evidencing the excess number of depositary shares. In no event will the depositary deliver fractional shares of preferred stock upon surrender of depositary receipts. Holders of preferred stock thus withdrawn may not thereafter deposit those shares under the deposit agreement or receive depositary receipts evidencing depositary shares therefor.
Redemption of Depositary Shares
Whenever we redeem shares of preferred stock held by the depositary, the depositary will redeem as of the same redemption date the number of depositary shares representing shares of the preferred stock so redeemed, so long as we have paid in full to the depositary the redemption price of the preferred stock to be redeemed plus an amount equal to any accumulated and unpaid dividends on the preferred stock to the date fixed for redemption. The redemption price per depositary share will be equal to the redemption price and any other amounts per share payable on the preferred stock multiplied by the fraction of a share of preferred stock represented by one depositary share. If less than all the depositary shares are to be redeemed, the depositary shares to be redeemed will be selected by lot or pro rata or by any other equitable method as may be determined by the depositary.
After the date fixed for redemption, depositary shares called for redemption will no longer be deemed to be outstanding and all rights of the holders of depositary shares will cease, except the right to receive the monies payable upon redemption and any money or other property to which the holders of the depositary shares were entitled upon redemption upon surrender to the depositary of the depositary receipts evidencing the depositary shares.
Voting the Preferred Stock
Upon receipt of notice of any meeting at which the holders of the preferred stock are entitled to vote, the depositary will mail the information contained in the notice of meeting to the record holders of the depositary receipts relating to that preferred stock. The record date for the depositary receipts relating to the preferred stock will be the same date as the record date for the preferred stock. Each record holder of the depositary shares on the record date will be entitled to instruct the depositary as to the exercise of the voting rights pertaining to the number of shares of preferred stock represented by that holder’s depositary shares. The depositary will endeavor, insofar as practicable, to vote the number of shares of preferred stock represented by the depositary shares in accordance with those instructions, and we will agree to take all action that may be deemed necessary by the depositary in order to enable the depositary to do so. The depositary will not vote any shares of preferred stock except to the extent it receives specific instructions from the holders of depositary shares representing that number of shares of preferred stock.
Charges of Depositary
We will pay all transfer and other taxes and governmental charges arising solely from the existence of the depositary arrangements. We will pay the charges due to the depositary in connection with the initial deposit of the preferred stock and any redemption of the preferred stock. Holders of depositary receipts will pay transfer, income and other taxes and governmental charges and such other charges (including those in connection with the receipt and distribution of dividends, the sale or exercise of rights, the withdrawal of the preferred stock and the transferring, splitting or grouping of depositary receipts) as are expressly provided in the deposit agreement to be for their accounts. If these charges have not been paid by the holders of depositary receipts, the depositary may refuse to transfer depositary shares, withhold dividends and distributions and sell the depositary shares evidenced by the depositary receipt.
Amendment and Termination of the Deposit Agreement
The form of depositary receipt evidencing the depositary shares and any provision of the deposit agreement may be amended by agreement between us and the depositary. However, any amendment that materially and adversely alters the rights of the holders of depositary shares, other than fee changes, will not be effective unless the amendment has been approved by the holders of a majority of the outstanding depositary shares affected by the amendment. The deposit agreement may be terminated by the depositary or us only if:
•	all outstanding depositary shares have been redeemed; or
•	there has been a final distribution of the preferred stock in connection with our dissolution and such distribution has been made to all the holders of depositary shares.
Resignation and Removal of Depositary
The depositary may resign at any time by delivering to us notice of its election to do so, and we may remove the depositary at any time. Any resignation or removal of the depositary will take effect upon our appointment of a successor depositary and its acceptance of such appointment. The successor depositary must be appointed within 60 days after delivery of the notice of resignation or removal and must be a bank or trust company having its principal office in the United States and having the requisite combined capital and surplus as set forth in the applicable agreement.

Notices
The depositary will forward to holders of depositary receipts all notices, reports and other communications, including proxy solicitation materials received from us, that are delivered to the depositary and that we are required to furnish to the holders of the preferred stock. In addition, the depositary will make available for inspection by holders of depositary receipts at the principal office of the depositary, and at such other places as it may from time to time deem advisable, any reports and communications we deliver to the depositary as the holder of preferred stock.
Limitation of Liability
Neither we nor the depositary will be liable if either we or it is prevented or delayed by law or any circumstance beyond its control in performing its obligations. Our obligations and those of the depositary will be limited to performance in good faith of our and their duties thereunder. We and the depositary will not be obligated to prosecute or defend any legal proceeding in respect of any depositary shares or preferred stock unless satisfactory indemnity is furnished. We and the depositary may rely upon written advice of counsel or accountants, on information provided by persons presenting preferred stock for deposit, holders of depositary receipts or other persons believed to be competent to give such information and on documents believed to be genuine and to have been signed or presented by the proper party or parties.

DESCRIPTION OF SUBSCRIPTION RIGHTS
The following description of the subscription rights and terms of the subscription rights agreement is a summary. It summarizes only those aspects of the subscription rights and those portions of the subscription rights agreement which we believe will be most important to your decision to invest in our subscription rights. There may be other provisions in the subscription rights agreement and the subscription certificate relating to the subscription rights which are also important to you. You should read these documents for a full description of the terms of the subscription rights. The forms of the subscription rights agreement and the subscription certificate will be filed or incorporated by reference as exhibits to the registration statement of which this prospectus is a part.
Subscription rights may be issued independently or together with any other security and may or may not be transferable. As part of the rights offering, we may enter into a standby underwriting or other arrangement under which the underwriters or any other person would purchase any securities that are not purchased in such rights offering. If we issue subscription rights, they may be governed by a separate subscription rights agreement that we will sign with a bank or trust company, as rights agent, that will be named in the applicable prospectus supplement. The rights agent will act solely as our agent and will not assume any obligation to any holders of rights certificates or beneficial owners of rights.
In general, a right entitles the holder to purchase for cash a specific number of shares of equity securities at a specified exercise price. The rights are normally issued to stockholders as of a specific record date, may be exercised only for a limited period of time and become void following the expiration of such period. If we determine to issue subscription rights, we will accompany this prospectus with a prospectus supplement that will describe, among other things:
•	the record date for stockholders entitled to receive the rights;
•	the number of equity securities that may be purchased upon exercise of each right;
•	the exercise price of the rights;
•	whether the rights are transferable;
•	the period during which the rights may be exercised and when they will expire;
•	the steps required to exercise the rights;
•	the price, if any, for the subscription rights;
•	the number of subscription rights issued;
•	the terms of the equity securities;
•	the extent to which the subscription rights are transferable;
•	if applicable, the material terms of any standby underwriting or other arrangement entered into by us in connection with the offering of subscription rights;
•	the other terms of the subscription rights, including the terms, procedures and limitations relating to the exercise of the subscription rights;
•	whether the rights include “oversubscription rights” so that the holder may purchase more securities if other holders do not purchase their full allotments;
•
whether we intend to sell the shares of equity securities that are not purchased in the rights offering to an underwriter or other purchaser under a contractual “standby” commitment or other arrangement; and

•	any applicable United States federal income tax considerations.
If fewer than all of the rights issued in any rights offering are exercised, we may offer any unsubscribed securities directly to persons other than stockholders, to or through agents, underwriters or dealers or through a combination of such methods, including pursuant to standby arrangements, as described in the applicable prospectus supplement.

DESCRIPTION OF PURCHASE CONTRACTS
We may issue purchase contracts, representing contracts obligating holders to purchase from us, and obligating us to sell to the holders, a specified number of shares of common stock, shares of preferred stock, or other securities described in this prospectus or the applicable prospectus supplement at a future date or dates. The price per share may be fixed at the time the share purchase contracts are issued or may be determined by reference to a specific formula set forth in the share purchase contracts. The purchase contracts may be issued separately or as a part of units consisting of a purchase contract and either shares of common stock, shares of preferred stock, our debt securities or debt obligations of third parties, including U.S. Treasury securities, any other security described in the applicable prospectus supplement, or any combination of the foregoing, securing the holder’s obligations to purchase the securities under the share purchase contracts.
The purchase contracts may require us to make periodic payments to the holders of units or vice versa, and such payments may be unsecured or prefunded on some basis. The purchase contracts may require holders to secure their obligations thereunder in a specified manner. In certain circumstances, we may deliver newly issued prepaid purchase contracts upon release to a holder of any collateral securing the holder’s obligations under the original purchase contract.
The applicable prospectus supplement will describe the terms of the purchase contracts. The description in the prospectus supplement will only be a summary, and you should read the purchase contracts, and, if applicable, collateral or depositary arrangements, relating to the purchase contracts. Material United States federal income tax considerations applicable to the purchase contracts will also be discussed in the applicable prospectus supplement.
Unless otherwise specified in an accompanying prospectus supplement, each purchase contract and any related agreement will be governed by, and construed in accordance with, the laws of the State of New York.

DESCRIPTION OF WARRANTS
We may issue warrants to purchase common stock, preferred stock, depositary shares or debt securities. We may offer warrants separately or together with one or more additional warrants, common stock, preferred stock, depositary shares or debt securities, or any combination of those securities in the form of units, as described in the applicable prospectus supplement. If we issue warrants as part of a unit, the accompanying prospectus supplement will specify whether those warrants may be separated from the other securities in the unit prior to the expiration date of the warrants. The applicable prospectus supplement will also describe the following terms of any warrants:
•	the specific designation and aggregate number of, and the offering price at which we will issue, the warrants;
•	the currency or currency units in which the offering price, if any, and the exercise price are payable;
•
the date on which the right to exercise the warrants will begin and the date on which that right will expire or, if you may not continuously exercise the warrants throughout that period, the specific date or dates on which you may exercise the warrants;

•	whether the warrants are to be sold separately or with other securities as parts of units;
•
whether the warrants will be issued in definitive or global form or in any combination of these forms, although, in any case, the form of a warrant included in a unit will correspond to the form of the unit and of any security included in that unit;

•	any applicable material U.S. federal income tax consequences;
•	the identity of the warrant agent for the warrants and of any other depositaries, execution or paying agents, transfer agents, registrars or other agents;
•	the proposed listing, if any, of the warrants or any securities purchasable upon exercise of the warrants on any securities exchange;
•	the designation and terms of any equity securities purchasable upon exercise of the warrants;
•	the designation, aggregate principal amount, currency and terms of any debt securities that may be purchased upon exercise of the warrants;
•	if applicable, the designation and terms of the preferred stock or depositary shares with which the warrants are issued and the number of warrants issued with each security;
•	if applicable, the date from and after which any warrants issued as part of a unit and the related debt securities, preferred stock, depositary shares or common stock will be separately transferable;
•	the number of shares of common stock, preferred stock or depositary shares purchasable upon exercise of a warrant and the price at which those shares may be purchased;
•	if applicable, the minimum or maximum amount of the warrants that may be exercised at any one time;
•	information with respect to book-entry procedures, if any;
•	the anti-dilution provisions of, and other provisions for changes to or adjustment in the exercise price of, the warrants, if any;
•	any redemption or call provisions; and
•	any additional terms of the warrants, including terms, procedures and limitations relating to the exchange or exercise of the warrants.

DESCRIPTION OF UNITS
We may issue units consisting of one or more of the other securities described in this prospectus in any combination, as described in the applicable prospectus supplement. We may issue units in one or more series, which will be described in the applicable prospectus supplement. The applicable prospectus supplement will also describe the following terms of any units:
•	the designation and the terms of the units and of the securities constituting the units, including whether and under what circumstances the securities comprising the units may be traded separately;
•	the identity of any unit agent for the units, if applicable, and of any other depositaries, execution or paying agents, transfer agents, registrars or other agents;
•	any additional terms of the governing unit agreement, if applicable;
•
any additional provisions for the issuance, payment, settlement, transfer or exchange of the units or of the debt securities, common stock, preferred stock, purchase contracts or warrants constituting the units; and

•	any applicable material U.S. federal income tax consequences.

FORMS OF SECURITIES
Each debt security, depositary share, subscription right, purchase contract, unit and warrant will be represented either by a certificate issued in definitive form to a particular investor or by one or more global securities representing the entire issuance of securities. Unless the applicable prospectus supplement provides otherwise, certificated securities will be issued in definitive form and global securities will be issued in registered form. Definitive securities name you or your nominee as the owner of the security, and in order to transfer or exchange these securities or to receive payments other than interest or other interim payments, you or your nominee must physically deliver the securities to the trustee, registrar, paying agent or other agent, as applicable. Global securities name a depositary or its nominee as the owner of the debt securities, depositary shares, subscription rights, purchase contracts, units or warrants represented by these global securities. The depositary maintains a computerized system that will reflect each investor’s beneficial ownership of the securities through an account maintained by the investor with its broker/dealer, bank, trust company or other representative, as we explain more fully below.
Global Securities
We may issue the debt securities of a particular series, depositary shares, subscription right, purchase contracts, units and warrants in the form of one or more fully registered global securities that will be deposited with a depositary or its nominee identified in the applicable prospectus supplement and registered in the name of that depositary or nominee. In those cases, one or more global securities will be issued in a denomination or aggregate denominations equal to the portion of the aggregate principal or face amount of the securities to be represented by global securities. Unless and until it is exchanged in whole for securities in definitive registered form, a global security may not be transferred except as a whole by and among the depositary for the global security, the nominees of the depositary or any successors of the depositary or those nominees.
If not described below, any specific terms of the depositary arrangement with respect to any securities to be represented by a global security will be described in the prospectus supplement relating to those securities. We anticipate that the following provisions will apply to all depositary arrangements.
Ownership of beneficial interests in a global security will be limited to persons, called participants, that have accounts with the depositary or persons that may hold interests through participants. Upon the issuance of a global security, the depositary will credit, on its book-entry registration and transfer system, the participants’ accounts with the respective principal or face amounts of the securities beneficially owned by the participants. Any dealers, underwriters or agents participating in the distribution of the securities will designate the accounts to be credited. Ownership of beneficial interests in a global security will be shown on, and the transfer of ownership interests will be effected only through, records maintained by the depositary, with respect to interests of participants, and on the records of participants, with respect to interests of persons holding through participants. The laws of some states may require that some purchasers of securities take physical delivery of these securities in definitive form. These laws may impair your ability to own, transfer or pledge beneficial interests in global securities.
So long as the depositary, or its nominee, is the registered owner of a global security, that depositary or its nominee, as the case may be, will be considered the sole owner or holder of the securities represented by the global security for all purposes under the applicable indenture, deposit agreement, subscription rights agreement, purchase contract, warrant agreement or unit agreement. Except as described below, owners of beneficial interests in a global security will not be entitled to have the securities represented by the global security registered in their names, will not receive or be entitled to receive physical delivery of the securities in definitive form and will not be considered the owners or holders of the securities under the applicable indenture, deposit agreement, purchase contract, purchase unit agreement or warrant agreement. Accordingly, each person owning a beneficial interest in a global security must rely on the procedures of the depositary for that global security and, if that person is not a participant, on the procedures of the participant through which the person owns its interest, to exercise any rights of a holder under the applicable indenture, deposit agreement, subscription right agreement, purchase contract, unit agreement or warrant agreement. We understand that under existing industry practices, if we request any action of holders or if an owner of a beneficial interest in a global security desires to give or take any action that a holder is entitled to give or take under the applicable indenture, deposit agreement, subscription rights agreement, purchase contract, unit agreement or warrant agreement, the depositary for the global security would authorize the participants holding the relevant beneficial interests to give or take that action, and the participants would authorize beneficial owners owning through them to give or take that action or would otherwise act upon the instructions of beneficial owners holding through them.

Principal, premium, if any, and interest payments on debt securities, and any payments to holders with respect to depositary shares, subscription rights, warrants, purchase agreements or units, represented by a global security registered in the name of a depositary or its nominee will be made to the depositary or its nominee, as the case may be, as the registered owner of the global security. None of us, or any trustee, warrant agent, unit agent or other agent of ours, or any agent of any trustee, warrant agent or unit agent will have any responsibility or liability for any aspect of the records relating to payments made on account of beneficial ownership interests in the global security or for maintaining, supervising or reviewing any records relating to those beneficial ownership interests.
We expect that the depositary for any of the securities represented by a global security, upon receipt of any payment to holders of principal, premium, interest or other distribution of underlying securities or other property on that registered global security, will immediately credit participants’ accounts in amounts proportionate to their respective beneficial interests in that global security as shown on the records of the depositary. We also expect that payments by participants to owners of beneficial interests in a global security held through participants will be governed by standing customer instructions and customary practices, as is now the case with the securities held for the accounts of customers or registered in “street name,” and will be the responsibility of those participants.
If the depositary for any of the securities represented by a global security is at any time unwilling or unable to continue as depositary or ceases to be a clearing agency registered under the Exchange Act, and a successor depositary registered as a clearing agency under the Exchange Act is not appointed by us within 90 days, we will issue securities in definitive form in exchange for the global security that had been held by the depositary. Any securities issued in definitive form in exchange for a global security will be registered in the name or names that the depositary gives to the relevant trustee, warrant agent, unit agent or other relevant agent of ours or theirs. It is expected that the depositary’s instructions will be based upon directions received by the depositary from participants with respect to ownership of beneficial interests in the global security that had been held by the depositary.

PLAN OF DISTRIBUTION
We may sell securities:
•	through underwriters;
•	through dealers;
•	through agents;
•	directly to purchasers; or
•	through a combination of any of these methods of sale.
In addition, we may issue the securities as a dividend or distribution or in a subscription rights offering to our existing security holders. This prospectus may be used in connection with any offering of our securities through any of these methods or other methods described in the applicable prospectus supplement.
We may directly solicit offers to purchase securities, or agents may be designated to solicit such offers. We will, in the prospectus supplement relating to such offering, name any agent that could be viewed as an underwriter under the Securities Act, and describe any commissions that we must pay. Any such agent will be acting on a best efforts basis for the period of its appointment or, if indicated in the applicable prospectus supplement, on a firm commitment basis.
The distribution of the securities may be effected from time to time in one or more transactions:
•	at a fixed price, or prices, which may be changed from time to time;
•	at market prices prevailing at the time of sale;
•	at prices related to such prevailing market prices; or
•	at negotiated prices.
Each prospectus supplement will describe the method of distribution of the securities and any applicable restrictions.
The prospectus supplement with respect to the securities of a particular series will describe the terms of the offering of the securities, including the following:
•	the name of the agent or any underwriters;
•	the public offering or purchase price and the proceeds we will receive from the sale of the securities;
•	any discounts and commissions to be allowed or re-allowed or paid to the agent or underwriters;
•	all other items constituting underwriting compensation;
•	any discounts and commissions to be allowed or re-allowed or paid to dealers; and
•	any exchanges on which the securities will be listed.
If any underwriters or agents are utilized in the sale of the securities in respect of which this prospectus is delivered, we will enter into an underwriting agreement or other agreement with them at the time of sale to them, and we will set forth in the prospectus supplement relating to such offering the names of the underwriters or agents and the terms of the related agreement with them.
If a dealer is utilized in the sale of the securities in respect of which this prospectus is delivered, we will sell such securities to the dealer, as principal. The dealer may then resell such securities to the public at varying prices to be determined by such dealer at the time of resale.
If we offer securities in a subscription rights offering to our existing security holders, we may enter into a standby underwriting agreement with dealers, acting as standby underwriters. We may pay the standby underwriters a commitment fee for the securities they commit to purchase on a standby basis. If we do not enter into a standby underwriting arrangement, we may retain a dealer-manager to manage a subscription rights offering for us.

Remarketing firms, agents, underwriters, dealers and other persons may be entitled under agreements which they may enter into with us to indemnification by us against certain civil liabilities, including liabilities under the Securities Act, and may be customers of, engage in transactions with or perform services for us in the ordinary course of business.
If so indicated in the applicable prospectus supplement, we will authorize underwriters or other persons acting as our agents to solicit offers by certain institutions to purchase securities from us pursuant to delayed delivery contracts providing for payment and delivery on the date stated in the prospectus supplement. Each contract will be for an amount not less than, and the aggregate amount of securities sold pursuant to such contracts shall not be less nor more than, the respective amounts stated in the prospectus supplement. Institutions with whom the contracts, when authorized, may be made include commercial and savings banks, insurance companies, pension funds, investment companies, educational and charitable institutions and other institutions, but shall in all cases be subject to our approval. Delayed delivery contracts will not be subject to any conditions except that:
•
the purchase by an institution of the securities covered under that contract shall not at the time of delivery be prohibited under the laws of the jurisdiction to which that institution is subject; and

•
if the securities are also being sold to underwriters acting as principals for their own account, the underwriters shall have purchased such securities not sold for delayed delivery. The underwriters and other persons acting as our agents will not have any responsibility in respect of the validity or performance of delayed delivery contracts.

Certain agents, underwriters and dealers, and their associates and affiliates may be customers of, have borrowing relationships with, engage in other transactions with, and/or perform services, including investment banking services, for us or one or more of our respective affiliates in the ordinary course of business.
In order to facilitate the offering of the securities, any underwriters may engage in transactions that stabilize, maintain or otherwise affect the price of the securities or any other securities the prices of which may be used to determine payments on such securities. Specifically, any underwriters may overallot in connection with the offering, creating a short position for their own accounts. In addition, to cover overallotments or to stabilize the price of the securities or of any such other securities, the underwriters may bid for, and purchase, the securities or any such other securities in the open market. Finally, in any offering of the securities through a syndicate of underwriters, the underwriting syndicate may reclaim selling concessions allowed to an underwriter or a dealer for distributing the securities in the offering if the syndicate repurchases previously distributed securities in transactions to cover syndicate short positions, in stabilization transactions or otherwise. Any of these activities may stabilize or maintain the market price of the securities above independent market levels. Any such underwriters are not required to engage in these activities and may end any of these activities at any time.
Under Rule 15c6-1 of the Exchange Act, trades in the secondary market generally are required to settle in one business day, unless the parties to any such trade expressly agree otherwise. The applicable prospectus supplement may provide that the original issue date for your securities may be more than one scheduled business day after the trade date for your securities. Accordingly, in such a case, if you wish to trade securities on any date prior to the first business day before the original issue date for your securities, you will be required, by virtue of the fact that your securities initially are expected to settle in more than one scheduled business day after the trade date for your securities, to make alternative settlement arrangements to prevent a failed settlement.
The securities may be new issues of securities and may have no established trading market. The securities may or may not be listed on a national securities exchange. We can make no assurance as to the liquidity of or the existence of trading markets for any of the securities.

LEGAL MATTERS
Unless the applicable prospectus supplement indicates otherwise, the validity of the securities in respect of which this prospectus is being delivered will be passed upon by Wilmer Cutler Pickering Hale and Dorr LLP.
EXPERTS
The consolidated financial statements of Veralto Corporation appearing in Veralto Corporation’s Annual Report (Form 10-K) for the year ended December 31, 2023, have been audited by Ernst & Young LLP, independent registered public accounting firm, as set forth in their report thereon included therein, and incorporated herein by reference. Such financial statements are, and audited financial statements to be included in subsequently filed documents will be, incorporated herein in reliance upon the report of Ernst & Young LLP pertaining to such financial statements (to the extent covered by consents filed with the Securities and Exchange Commission) given on the authority of such firm as experts in accounting and auditing.

$725,000,000

Veralto Corporation
4.850% Senior Notes due 2032

PROSPECTUS SUPPLEMENT

Joint Book-Running Managers

BofA Securities	Citigroup	J.P. Morgan
Deutsche Bank Securities	HSBC	RBC Capital Markets

Co-Managers
Barclays	BNP PARIBAS	Scotiabank	US Bancorp	Wells Fargo Securities

May 27, 2026